As filed with the Securities and Exchange Commission on June 10, 2015
REGISTRATION NO. 333-203320_and_333-203320-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________
PRE-EFFECTIVE AMENDMENT NO. 2 TO FORM S‑3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________

ENTERGY NEW ORLEANS, INC.
(Exact name of Registrant and Sponsor as specified in its charter)
LOUISIANA
(State or other jurisdiction of incorporation or organization)
72-0273040
(I.R.S. Employer Identification No.)
1600 PERDIDO STREET
NEW ORLEANS, LOUISIANA 70112
(504) 670-3700

Entergy New Orleans Storm Recovery Funding I, L.L.C.
(Exact name of Registrant and Issuing Entity as specified in its charter)
LOUISIANA
(State or other jurisdiction of incorporation or organization)
47-3361611
(I.R.S. Employer Identification No.)
1600 PERDIDO STREET
L-MAG-505A
NEW ORLEANS, LOUISIANA 70112
(504) 670-3700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles L. Rice, Jr President and Chief Executive Officer Entergy New Orleans, Inc. 1600 Perdido Street New Orleans, Louisiana 70112 (504) 670-3620	Steven C. McNeal Vice President and Treasurer Entergy New Orleans, Inc. 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-4363	Dawn A. Balash, Esq. Entergy Services, Inc. 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-6755

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________________________
With a Copy to:

ERIC TASHMAN, ESQ. Counsel to the Issuer SIDLEY AUSTIN llp 555 CALIFORNIA STREET SAN FRANCISCO, CALIFORNIA 94104 (415) 772-1214

____________________________________
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
____________________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________________.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________________.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer                         Accelerated Filer
Non-Accelerated Filer X (do not check if smaller reporting company)            Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Secured Storm Recovery Bonds	$98,520,000 (1)	100% (2)	$98,520,000 (2)	$11,448.02 (3)
(1)    The Registration Statement relates to the offering of up to $98,520,000 of aggregate principal amount of Senior Secured Storm Recovery Bonds.
(2)    Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

(3)
The registration fee of $11,448.02 was previously paid as follows: A registration fee of $116.20 was previously paid with the filing of this Registration Statement on April 10, 2015, and an additional $11,331.82 was paid on June 5, 2015.

______________________________________________________________________

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the prospectus is not complete and may be changed. The storm recovery bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Dated [_____], 2015
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated [______], 2015)
$___________
Entergy New Orleans Storm Recovery Funding I, L.L.C.
Issuing Entity
Senior Secured Storm Recovery Bonds

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Issuing Entity (Before Expenses)

The total price to the public is $_________. The total amount of the underwriting discounts and commissions is $_________. The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $_________) is $_____________. Each storm recovery bond will be entitled to interest on June 1 and December 1 of each year, and on the final maturity date. The first scheduled payment date is June 1, 2016.
Investing in the Senior Secured Storm Recovery Bonds involves risks. Please read “Risk Factors” beginning on page [11] of the accompanying prospectus.
Entergy New Orleans Storm Recovery Funding I, L.L.C. is issuing $___________ of Senior Secured Storm Recovery Bonds, referred to herein as the storm recovery bonds[, in [__] tranches]. Entergy New Orleans, Inc. is the seller, servicer and sponsor with regard to the storm recovery bonds. The storm recovery bonds are senior secured obligations of the issuing entity secured by storm recovery property, which includes the right to a special, irrevocable nonbypassable charge, known as a storm recovery charge, paid by all existing and future customers receiving electric transmission or distribution retail service, or both, from Entergy New Orleans, Inc. or its successors or assignees under rate schedules or special contracts approved by the Council of the City of New Orleans, or the Council, as described herein. Credit enhancement for the storm recovery bonds will be provided by a statutory true-up mechanism as well as by general, excess funds and capital subaccounts held under the indenture.
The storm recovery bonds represent obligations only of the issuing entity, Entergy New Orleans Storm Recovery Funding I, L.L.C., and do not represent obligations of the sponsor or any of its affiliates other than the issuing entity. Please read “The Storm Recovery Bonds-The Collateral,” “The Storm Recovery Property,” and “Credit Enhancement” in this prospectus supplement.
The storm recovery bonds are not a debt or general obligation of the State of Louisiana (or the State), the City of New Orleans (or the City), or any other agency, political subdivision or instrumentality of the State or the City. Except in their capacity as customers, neither the State, the City nor any other agency, political subdivision or instrumentality, nor any other public or private entity, will be obligated to provide funds for the payment of the storm recovery bonds. Neither the full faith and credit nor the taxing power of the State or the City is pledged to the payment of the principal of, or interest on, the storm recovery bonds.
Additional information is contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus carefully before you decide to invest in the storm recovery bonds. This prospectus supplement may not be used to offer or sell the storm recovery bonds unless accompanied by the prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The underwriter expects to deliver the storm recovery bonds through the book-entry facilities of The Depository Trust Company against payment in immediately available funds on or about [date], 2015.
[Citigroup Global Markets Inc.]

The date of this prospectus supplement is [______], 2015.

TABLE OF CONTENTS

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-1

SUMMARY OF TERMS	S-2

THE STORM RECOVERY BONDS	S-12

CREDIT ENHANCEMENT	S-19

THE STORM RECOVERY CHARGES	S-22

UNDERWRITING THE STORM RECOVERY BONDS	S-22

USE OF PROCEEDS	S-24

THE TRUSTEE	S-24

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	S-24

MATERIAL LOUISIANA INCOME TAX CONSEQUENCES	S-24

WHERE YOU CAN FIND MORE INFORMATION	S-24

LEGAL PROCEEDINGS	S-25

LEGAL MATTERS	S-25

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS	S-25

-i-

Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in the offering described in this prospectus supplement, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This prospectus supplement and the accompanying prospectus provide information about us, the storm recovery bonds and Entergy New Orleans, Inc., as the seller, sponsor and servicer. This prospectus supplement describes the specific terms of the storm recovery bonds. The accompanying prospectus describes terms that apply only to the storm recovery bonds we may issue, including the storm recovery bonds offered hereby.
References in this prospectus supplement and the accompanying prospectus to the terms we, us or the issuing entity mean Entergy New Orleans Storm Recovery Funding I, L.L.C., the entity which will issue the storm recovery bonds. References to ENO, the seller or the sponsor mean Entergy New Orleans, Inc. or to any successor to the rights and obligations of ENO under the sale agreement referred to in this prospectus supplement and the accompanying prospectus. References to the servicer mean ENO in that capacity and any successor servicer under the servicing agreement referred to in this prospectus supplement and the accompanying prospectus. References to Entergy mean Entergy Corporation, the parent company of ENO.
Unless the context otherwise requires, the term customer or retail electric customer means any existing and future customers receiving transmission or distribution retail electric service, or both, from ENO or its successors or assignees under rate schedules or special contracts approved by the Council. References to the Securitization Law mean Act 64 of 2006, The Louisiana Electric Utility Storm Recovery Securitization Act, established by the Louisiana legislature, providing for a financing mechanism through which electric utilities can use securitization financing for “storm recovery costs,” including the financing of a storm recovery reserve, by issuing “storm recovery bonds.” You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus on page [    ] of the accompanying prospectus.
We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions. You can also find references to key topics in the table of contents on the preceding page of this prospectus supplement and in the table of contents on page [i] of the accompanying prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor any underwriter, agent, dealer, salesperson, the Council or ENO has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the storm recovery bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

SUMMARY OF TERMS
The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the storm recovery bonds, carefully read this entire document and the accompanying prospectus.

Securities offered:
$[__] of Senior Secured Storm Recovery Bonds, or the storm recovery bonds, scheduled to pay principal semi-annually [and sequentially] in accordance with the expected sinking fund schedule. Only the storm recovery bonds are being offered through this prospectus supplement.

Issuing entity and capital structure:
Entergy New Orleans Storm Recovery Funding I, L.L.C. is a direct, wholly owned subsidiary of ENO and a limited liability company formed under Louisiana law. We were formed solely to purchase and own storm recovery property, to issue storm recovery bonds secured by storm recovery property and to perform any activity incidental thereto. We have agreed in the indenture that the storm recovery bonds are the only storm recovery bonds we will issue under the Securitization Law. Please read “Entergy New Orleans Storm Recovery Funding I, L.L.C., the Issuing Entity” in the accompanying prospectus.

In addition to the storm recovery property, the assets of the issuing entity include a capital investment by ENO in the amount of $[__] ([0.5]% of the storm recovery bonds principal amount issued). This capital contribution will be held in the capital subaccount. We have also created an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all payments on the storm recovery bonds have been made.

Our address:	1600 Perdido Street
L-MAG-505A
New Orleans, Louisiana 70112

Our telephone number:	(504) 670-3700

Our managers:	The following is a list of our managers as of the date of this prospectus supplement:

Name	Age Background

Charles L. Rice Jr.	51 President and Chief Executive Officer of Entergy New Orleans, Inc. from June 2010 to present. President and Manager of Entergy New Orleans Storm Recovery Funding I, L.L.C. since March 2015.

Steven C. McNeal
58    Vice President and Treasurer of Entergy New Orleans, Inc. from August 1998 to present. Vice President and Treasurer of Entergy Corporation from September 1998 to present. Manager and Vice President and Treasurer of Entergy New Orleans Storm Recovery Funding I, L.L.C. since March 2015.

Andrew S. Marsh
44    Executive Vice President and Chief Financial Officer of Entergy New Orleans, Inc. from May 2014 to present. Executive Vice President and Chief Financial Officer of Entergy Corporation from February 2013 to present. Vice President, System Planning and Operations of Entergy Corporation from 2010 to February 2013. Manager of Entergy New Orleans Storm Recovery Funding I, L.L.C. since March 2015.

Alyson M. Mount
45    Senior Vice President and Chief Accounting Officer of Entergy New Orleans, Inc. from June 2012 to present. Senior Vice President and Chief Accounting Officer of Entergy Corporation from May 2012 to present. Vice President, Corporate Controller, of Entergy Corporation from 2010 to 2012. Manager and Chief Accounting Officer of Entergy New Orleans Storm Recovery Funding I, L.L.C. since March 2015.

Frank Bilotta

(Independent Manager)	55 Vice President, Global Securitization Services, LLC from April 2012 to present. President, Global Securitization Services from August 2005 to April 2012.

Credit ratings:
We expect the storm recovery bonds will receive credit ratings from two nationally recognized statistical rating organizations. Please read “Ratings for the Storm Recovery Bonds” in the accompanying prospectus.

The seller, sponsor and servicer

of the storm recovery property:
ENO is a corporation organized under the laws of the State of Louisiana. ENO is an electric and gas public utility company providing services to customers in the City of New Orleans, Louisiana since 1926. Pursuant to state law, ENO is under the exclusive regulatory supervision of the Council (except only for public safety matters which are subject to the jurisdiction of the Louisiana Public Service Commission). As of December 31, 2014, ENO provided electric service to approximately 171,120 retail electric customers in Louisiana. The retail electric customer base includes a mix of residential, commercial and diversified industrial retail electric customers. During the twelve months ended December 31, 2014, ENO’s total retail electric deliveries to its customers were approximately 9% industrial, 39% commercial, 37% residential and 15% government and municipal. During the twelve months ended December 31, 2014, ENO delivered approximately 5.2 billion kilowatt hours of electricity resulting in billed electric revenue of $485.8 million.

All of the common stock in ENO is held by Entergy Corporation, a Delaware corporation based in New Orleans, Louisiana. Entergy is an integrated energy company engaged primarily in electric power production and retail distribution operations. Neither ENO nor Entergy nor any other affiliate (other than us) is an obligor of the storm recovery bonds.

ENO’s address:	1600 Perdido Street, New Orleans, Louisiana 70112

ENO’s telephone number:	(504) 670-3700

Use of proceeds:
Proceeds (after underwriting discounts and commissions) will be used by us to pay the upfront financing costs of the transaction, including among others, expenses of the authorization, issuance and sale of the storm recovery bonds, and to purchase the storm recovery property from ENO. ENO will use the net proceeds from the sale of the storm recovery property (after payment of upfront financing costs payable by ENO) as reimbursement for storm recovery costs and to fund or replenish its storm recovery reserve. Please read “Use of Proceeds” in the accompanying prospectus.

Bond structure:	[___________]

Trustee:	The Bank of New York Mellon, a New York banking corporation. Please read “The Trustee” in the accompanying prospectus.

Trustee’s experience:
The Bank of New York Mellon currently serves as indenture trustee and trustee for numerous securitization transactions involving pools of utility company receivables that are structurally similar to the storm recovery charges.

Average life profile
Prepayment is not permitted. Extension risk is possible but is expected to be statistically remote. Please read “The Storm Recovery Bonds-Weighted Average Life Sensitivity” in this prospectus supplement and “Weighted Average Life and Yield Considerations for the Storm Recovery Bonds” in the accompanying prospectus.

No optional redemption:	None. Non-callable for the life of the storm recovery bonds.

Scheduled final payment date:	For the [tranche [__]] storm recovery bonds, [DATE].

Final maturity date:	For the [tranche [__]] storm recovery bonds, [DATE].

Minimum denomination:	$100,000, or integral multiples of $1,000 in excess thereof, except for one bond [of each tranche] which may be of a smaller denomination.

Credit/security:
The storm recovery bonds will be secured primarily by the storm recovery property, which includes our irrevocable right to impose, bill, charge, collect and receive a nonbypassable consumption-based storm recovery charge from all customers receiving transmission or distribution retail electric service, or both, from ENO or its successors or assignees under rate schedules or special contracts approved by the Council (approximately 171,120 customers as of December 31, 2014). Unless the context otherwise requires, we refer to such customers as customers or retail electric customers. Under the financing order, certain self-generation is excluded from the calculation of the storm recovery charges as described in this prospectus supplement and the accompanying prospectus. Please read “The Securitization Law-ENO and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs-Storm Recovery Charges Are Nonbypassable” in the accompanying prospectus. The Council requires that storm recovery charges be set and adjusted at least semi-annually (and quarterly following the last scheduled final payment date) to collect amounts sufficient to pay principal of and interest on the storm recovery bonds and ongoing financing costs on a timely basis. Please read “Credit Enhancement-True-Up Mechanism” in this prospectus supplement, as well as the chart entitled “Parties to Transaction and Responsibilities,” “The Securitization Law” and “Description of the Storm Recovery Property-Creation of Storm Recovery Property; Financing Order” in the accompanying prospectus.

The storm recovery charges are irrevocable and not subject to reduction, alteration or impairment by further action of the Council, except for semi-annual, quarterly, interim and non-standard true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other related financing costs required amounts and charges in connection with the storm recovery bonds. Please read “The Servicing Agreement-The Storm Recovery Charge Adjustment Process” in the accompanying prospectus.

The storm recovery bonds are secured only by our assets, consisting primarily of the storm recovery property relating to the storm recovery bonds and funds on deposit in the collection account for the storm recovery bonds and related subaccounts. The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of [0.5]% of the initial aggregate principal amount of the storm recovery bonds, a general subaccount, into which the servicer will deposit all storm recovery charge collections, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made. Amounts on deposit in each of these subaccounts will be available to make payments on the storm recovery bonds on each payment date. For a description of the storm recovery property, please read “The Storm Recovery Bonds-The Storm Recovery Property” in this prospectus supplement.

State pledge and the Council pledge:
Under the Securitization Law, the State has pledged, for the benefit and protection of storm recovery bondholders and ENO, that (i) it will not alter the provisions of the Securitization Law which authorize the Council to create a contract right by the issuance of a financing order, to create storm recovery property and to make the storm recovery charges irrevocable, binding and nonbypassable charges, (ii) it will not take or permit any action that impairs or would impair the value of storm recovery property, and (iii) except for adjustments discussed in “ENO’s Financing Order-True-ups” and “The Servicing Agreement-The Storm Recovery Charge Adjustment Process” in the accompanying prospectus or for a refinacing or refunding, it will not reduce, alter, or impair storm recovery charges that are to be imposed, collected and remitted to storm recovery bondholders until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the storm recovery bonds have been paid and performed in full. However, nothing will preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the storm recovery bondholders and any assignee or financing party.

Pursuant to state law, ENO is under the exclusive regulatory supervision of the Council (except only for public safety matters, which are under the supervision of the Louisiana Public Service Commission). In the financing order, the Council has pledged that the financing order is irrevocable until the indefeasible (i.e., not voidable) payment in full of the storm recovery bonds and the financing costs. Except in connection with a refinancing or refunding, or to implement any true-up mechanism authorized by the Securitization Law and adopted by the Council, the Council has pledged that it will not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges or in any way reduce or impair the value of the storm recovery property until the indefeasible (i.e., not voidable) payment in full of the storm recovery bonds and the financing costs. However, nothing will preclude limitation or alteration of the financing order if and when full compensation is made for the full protection of the storm recovery charges approved pursuant to the financing order and the full protection of the storm recovery bondholders and any assignee or financing party.

Please read “Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in the accompanying prospectus.
True-up mechanism for payment

of scheduled principal and interest:
As authorized by the Securitization Law, the financing order requires that storm recovery charges be adjusted at least semi-annually to correct any overcollections or undercollections (except the initial period may be longer or shorter than six months but in any event no more than nine months) and must be adjusted quarterly following the last scheduled final payment date until all storm recovery bonds and associated costs are paid in full. The financing order also authorizes the servicer to make interim true-up adjustments if the servicer forecasts that storm recovery charge collections will be insufficient to make on a timely basis all scheduled payments of principal, interest and other financing costs in respect of the storm recovery bonds during the current or next succeeding semi-annual payment period and to replenish any draws upon the capital subaccount. All of these adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the storm recovery bonds for the two payment dates next succeeding the adjustment.

The financing order also authorizes the servicer to request approval from the Council of a non-standard true-up adjustment to address any material deviations between storm recovery charge collections and amounts required to provide for the timely payment of scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds. No non-standard true-up adjustment may become effective unless the rating agency condition has been satisfied.
The Securitization Law does not cap the level of storm recovery charges that may be imposed on customers, as a result of the true-up process, to pay on a timely basis scheduled principal and interest on the storm recovery bonds. Through the true-up mechanism, all customers cross share in the liabilities of all other customers for the payment of storm recovery charges.
Nonbypassable storm

recovery charges:
The Securitization Law provides that the storm recovery charges are nonbypassable subject to the terms of the financing order. “Nonbypassable” means that ENO collects these charges from all retail electric customers; i.e., any existing or future customers receiving transmission or distribution retail electric service, or both, from ENO or its successors or assignees under rate schedules or special contracts approved by the Council, even if the customer elects to purchase electricity from an alternative electricity supplier as a result of a fundamental change in the manner of regulation of public utilities in Louisiana. Under current law, customers of Louisiana public utilities cannot buy their electricity from alternative electricity suppliers. As described in the accompanying prospectus, certain self-generation is excluded from the calculation of the storm recovery charges. Please read “ENO’s Financing Order” in the accompanying prospectus.

Initial storm recovery charge:
The storm recovery charge will be calculated and included on each customer bill as a percentage of base rate revenues. The initial storm recovery charge (expressed as a percentage of base rate revenues-i.e., electricity and demand charges) for all customers is [__]%. The initial storm recovery charge for a typical residential customer using 1,000kW of electricity will be approximately $[__] per month.

Priority of distributions:	On each payment date for the storm recovery bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts in an amount not to exceed $1 million in any 12-month period,

2.	payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates,

3.
payment of the administration fee, which will be a fixed amount specified in the administration agreement, and the fees of our independent manager(s), in each case with any unpaid administration or management fees from prior payment dates,

4.
payment of all of our other ordinary periodic operating expenses relating to the storm recovery bonds, such as accounting and audit fees, rating agency fees, legal fees and reimbursable costs of the servicer under the servicing agreement,

5.	payment of the interest then due on the storm recovery bonds, including any past-due interest,

6.	payment of the principal then required to be paid on the storm recovery bonds at final maturity or upon acceleration,

7.	payment of the principal then scheduled to be paid on the storm recovery bonds, including any previously unpaid principal balance,

8.
payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including any such amounts owed to the trustee but unpaid due to the limitation in clause 1 above,

9.	replenishment of any amounts drawn from the capital subaccount,

10.
so long as no event of default under the indenture has occurred or is continuing, payment to us for remittance to ENO of an annual return on ENO’s capital contribution calculated at a rate equal to [___]% [the interest rate on the final maturing tranche of storm recovery bonds] together with any unpaid amounts from prior years,

11.	allocation of the remainder, if any, to the excess funds subaccount, and

12.
after the storm recovery bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

Please read “Credit Enhancement-How Funds in the Collection Account Will Be Allocated” in this prospectus supplement. The annual servicing fee for the storm recovery bonds payable to ENO or any affiliate thereof while it is acting as servicer shall initially be $150,000, plus reimbursement for its out‑of‑pocket costs for external accounting and legal services required by the servicing agreement. The annual servicing fee for the storm recovery bonds payable to any other servicer not affiliated with ENO shall not at any time exceed 0.60% of the original principal amount of the storm recovery bonds unless a higher amount is approved by the Council. The annual administration fee for the storm recovery bonds payable to ENO for administrative and support services to the issuing entity shall be $100,000.
Events of default;

rights upon event of default:
As set forth in more detail under “Description of the Storm Recovery Bonds-Events of Default; Rights Upon Event of Default,” an event of default with respect to any storm recovery bonds will be defined in the indenture as any one of the following events:

a default for five business days in the payment of any interest on any storm recovery bond, a default in the payment of the then unpaid principal of the storm recovery bonds on the final maturity date for that tranche, a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the storm recovery bonds then outstanding or (ii) the date that we had actual knowledge of the default, any representation or warranty made by us in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the storm recovery bonds then outstanding or (ii) the date that we had actual knowledge of the default, certain events of bankruptcy, insolvency, receivership or liquidation, an act or omission by the State or any of its agencies, officers or employees or by the Council or any of its members, officers or employees that violates or is not in accordance with the State Pledge or the Council Pledge, or any other event designated as such in the series supplement and described in the prospectus supplement.
If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the storm recovery bonds, the trustee or holders of not less than a majority in principal amount of the storm recovery bonds then outstanding may declare the unpaid principal of the storm recovery bonds and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the storm recovery bonds being made as funds become available. The holders of a majority in principal amount of the storm recovery bonds may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement.
If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and the Council Pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree.
If the storm recovery bonds have been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of a majority in principal amount of the storm recovery bonds, either sell the storm recovery property or elect to have us maintain possession of such storm recovery property and continue to apply storm recovery charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the storm recovery property following a foreclosure, in light of the event of default, the unique nature of the storm recovery property as an asset and other factors discussed in this prospectus. In addition, the trustee is prohibited from selling the storm recovery property following an event of default, other than a default in the payment of any principal at final maturity or a default for five business days or more in the payment of any interest on any storm recovery bond, unless:
the holders of all the outstanding storm recovery bonds consent to the sale, the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding storm recovery bonds, or the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the storm recovery bonds as those payments would have become due if the storm recovery bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66⅔% of the aggregate outstanding amount of the storm recovery bonds.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the related storm recovery bonds at the request or direction of any of the holders of storm recovery bonds if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:
the holders of not less than a majority in principal amount of the outstanding storm recovery bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee and the holders of not less than a majority in principal amount of the storm recovery bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding storm recovery bonds affected thereby.
No holder of any such storm recovery bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Securitization Law or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
the holder previously has given to the trustee written notice of a continuing event of default, the holders of not less than a majority in principal amount of the outstanding storm recovery bonds have made written request of the trustee to institute the proceeding in its own name as trustee, the holder or holders have offered the trustee satisfactory indemnity, the trustee has for 60 days failed to institute the proceeding, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding storm recovery bonds.

Tax treatment:
Storm recovery bonds will be treated as debt for U.S. federal income tax purposes and Louisiana tax purposes. Please read “Material U.S. Federal Income Tax Consequences” and “Material Louisiana Income Tax Consequences” in the accompanying prospectus.

ERISA eligible:	Yes; please read “ERISA Considerations” in the accompanying prospectus.

Payment dates and interest accrual:
Semi-annually, June 1st and December 1st. Interest will be calculated on a 30/360 basis. The first scheduled payment date is June 1, 2016. If any interest payment date is not a business day, payments scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period.

Interest is due on each payment date and principal is due upon the final maturity date for each tranche.

Expected settlement:	The closing date will be on or about [date], 2015, settling flat. DTC, Clearstream and Euroclear.

Risk factors:	You should consider carefully the risk factors beginning on page 11 of the accompanying prospectus before you invest in the storm recovery bonds.

THE STORM RECOVERY BONDS
We will issue the storm recovery bonds and secure their payment under an indenture that we will enter into with The Bank of New York Mellon, as trustee, referred to in this prospectus supplement and the accompanying prospectus as the trustee. We will issue the storm recovery bonds in minimum denominations of $100,000 and in integral multiples of $1,000, except that we may issue one bond [in each tranche] in a smaller denomination. The expected weighted average life in years, initial principal amount, scheduled final payment date, final maturity date and interest rate [for each tranche] of the storm recovery bonds are stated in the table below.

Tranche	Expected Weighted Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate

The scheduled final payment date [for each tranche] of the storm recovery bonds is the date when the outstanding principal balance [of that tranche] will be reduced to zero if we make payments according to the expected amortization schedule [for that tranche]. The final maturity date [for each tranche] of storm recovery bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding storm recovery bonds [of that tranche]. The failure to pay principal [of any tranche] of storm recovery bonds by the final maturity date [for that tranche] is an event of default under the indenture, but the failure to pay principal [of any tranche] of storm recovery bonds by the [respective] scheduled final payment date will not be an event of default under the indenture. Please read “Description of the Storm Recovery Bonds-Interest and Principal on the Storm Recovery Bonds” and “-Events of Default; Rights Upon Event of Default” in the accompanying prospectus.
The Collateral
The storm recovery bonds will be secured under the indenture by the assets relating to the storm recovery bonds. The principal asset pledged will be the storm recovery property relating to the storm recovery bonds, which is a present contract right created under the Securitization Law enacted by the Louisiana legislature in May 2006 referred to in this prospectus supplement as the Securitization Law and by the financing order issued by the Council on May 14, 2015, referred to in this prospectus supplement as the financing order. The collateral includes all of our right, title and interests (whether owned on the closing date or thereafter acquired or arising) in and to the following property:

•
our rights under the sale agreement pursuant to which we will acquire the storm recovery property, under the administration agreement and under the bill of sale delivered by ENO pursuant to the sale agreement,

•	our rights under the financing order, including the true-up mechanism, and all revenues, rights and proceeds arising therefrom but subject to certain retained rights described below,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account for the storm recovery bonds and all subaccounts of the collection account,

•	all accounts, chattel paper, deposit accounts, goods and certain other property related to the foregoing,

•	all of our other property related to the storm recovery bonds,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.
Our collateral does not include:

•	cash that has been released pursuant to the terms of the indenture (including cash released to us by the trustee as a return for ENO’s capital contribution to us),

•	amounts deposited with us on the closing date for the payment of costs of issuance with respect to the storm recovery bonds (together with any interest earnings thereon), and

•	amounts received by us for the payment of additional costs of issuance pursuant to the financing order.
Please read “Security for the Storm Recovery Bonds” in the accompanying prospectus.
The Storm Recovery Property
In general terms, all of the rights and interests of ENO that relate to the storm recovery bonds under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement as the storm recovery property. Storm recovery property includes the right to impose, bill, charge, collect and receive storm recovery charges payable by ENO’s retail electric customers in amounts sufficient to pay principal of and interest on and to make other deposits in connection with, the storm recovery bonds. Storm recovery charges are payable by ENO’s retail electric customers who consume electricity that is delivered through the transmission and distribution system of ENO or its successors or assigns. During the twelve months ended December 31, 2014, approximately 9% of ENO’s total retail electric deliveries were to industrial customers, 39% were to commercial customers, 37% were to residential customers and 15% were to government and municipal customers.
We will purchase the storm recovery property from ENO. The storm recovery charges authorized in the financing order are irrevocable and not subject to reduction, alteration, or impairment by further action of the Council, except for semi-annual, quarterly, interim and non-standard true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the storm recovery bonds. Please read “Credit Enhancement-True-Up Mechanism” in this prospectus supplement. All revenues and collections resulting from storm recovery charges provided for in the financing order that relate to the storm recovery bonds are part of the storm recovery property.
The storm recovery property relating to the storm recovery bonds is described in more detail under “Description of the Storm Recovery Property” in the accompanying prospectus.
The servicer will bill and collect storm recovery charges from ENO’s retail electric customers and will remit, on a daily basis, the collections to the trustee as described herein.
ENO will include the storm recovery charges in its bills to its customers, but is not required to show the storm recovery charges as a separate line item or footnote. However, ENO will be required to provide annual written notice to their customers that storm recovery charges have been included in their customers’ bills. Prior to the date on which ENO remits the storm recovery charges to the trustee, the storm recovery charges may be commingled with ENO’s other funds, although ENO will remit collections within two (2) business days following the receipt of such storm recovery charges.
For information on how electric service to retail electric customers may be terminated, please read “Risk Factors-Servicing Risks-Limits on rights to terminate service might make it more difficult to collect the storm recovery charges” in the accompanying prospectus. Because the amount of storm recovery charge collections will depend largely on the amount of electricity consumed by ENO’s retail electric customers, the amount of collections may vary substantially from year to year. Please read “The Depositor, Seller, Initial Servicer and Sponsor” in the accompanying prospectus.
Under the Securitization Law and the indenture, the trustee or the holders of the storm recovery bonds have the right to foreclose or otherwise enforce the lien on the storm recovery property. However, in the event of foreclosure, there is likely to be a limited market, if any, for the storm recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Please read “Risks Associated with the Unusual Nature of the Storm Recovery Property-Foreclosure of the trustee’s lien on the storm recovery property for the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect” in the accompanying prospectus.

Financing Order
On May 14, 2015, the Council issued its financing order to ENO authorizing the issuance of storm recovery bonds in the aggregate principal amount of approximately $99.0 million (assuming a June 30, 2015 issuance date), consisting of: (a) $31.7 million of storm recovery costs, including carrying costs, plus (b) the costs of funding and replenishing a storm recovery reserve in the amount of $63.9 million, plus (c) upfront financing costs of approximately $3.4 million plus the cost of any Council-approved credit enhancement, plus or minus (d) any adjustment to carrying costs necessary to account for a bond issuance date other than June 30, 2015.
The financing order will become final and non-appealable on June 16, 2015.
In the financing order, the Council committed that it will act pursuant to the irrevocable financing order as expressly authorized by the Securitization Law to ensure that expected storm recovery charge revenues are sufficient to pay the scheduled principal of and interest on the storm recovery bonds issued pursuant to the financing order and all other financing costs in connection with the storm recovery bonds. The financing order, pursuant to the provisions of the Securitization Law and the financing order, is irrevocable and is not subject to reduction, alteration or impairment by further action of the Council, except as contemplated by the periodic true-up adjustments. The financing order also concludes that the true-up mechanism and all other obligations of the State and the Council set forth in the irrevocable financing order are direct, explicit, irrevocable and unconditional upon issuance of the storm recovery bonds, and are legally enforceable against the State and the Council. Please read “ENO’s Financing Order” in the accompanying prospectus.
Payment and Record Dates and Payment Sources
Beginning June 1, 2016, we will make payments on the storm recovery bonds semi-annually on June 1st and December 1st of each year, or, if that day is not a business day, the following business day (each, a payment date). So long as the storm recovery bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to as the “record date.” If we issue certificated storm recovery bonds to beneficial owners of the storm recovery bonds, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, we will pay amounts on outstanding storm recovery bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under “Credit Enhancement-How Funds in the Collection Account Will Be Allocated” in this prospectus supplement. These available amounts, which will include amounts collected by the servicer for us with respect to the storm recovery charges, are described in greater detail under “Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated” and “The Servicing Agreement-Remittances to Collection Account” in the accompanying prospectus.
Principal Payments
On each payment date, we will pay principal of the storm recovery bonds to the bondholders equal to the sum, without duplication, of:

•	the unpaid principal amount of any storm recovery bond whose final maturity date is on that payment date, plus

•	the unpaid principal amount of any storm recovery bond upon acceleration following an event of default relating to the storm recovery bonds, plus

•	any overdue payments of principal, plus

•	any unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on any storm recovery bond on that payment date,

but only to the extent funds are available in the collection account (including all applicable subaccounts) after payment of certain of our fees and expenses, and after payment of interest as described below under “-Interest Payments.” [IF MORE THAN ONE TRANCHE] To the extent funds are so available, we will make scheduled payments of principal of the storm recovery bonds in the following order:

[1.	to the holders of the tranche A‑1 storm recovery bonds, until the principal balance of that tranche has been reduced to zero,

2.	to the holders of the tranche A‑2 storm recovery bonds, until the principal balance of that tranche has been reduced to zero, and

3.	to the holders of the tranche A‑3 storm recovery bonds, until the principal balance of that tranche has been reduced to zero.]
However, we will not pay principal [of any tranche] of storm recovery bonds on any payment date if making the payment would reduce the principal balance [of that tranche] to an amount lower than the amount specified in the expected amortization schedule below [for that tranche] on that payment date. Unless the storm recovery bonds have been accelerated following an event of default, any excess funds remaining in the collection account after payment of principal, interest, and ongoing financing costs, including the replenishment of any amounts drawn from the capital subaccount and the release of an allowed return on the amount contributed to the capital subaccount, will be retained in the excess funds subaccount. The entire unpaid principal balance of [each tranche of] the storm recovery bonds will be due and payable on the final maturity date [for the tranche].
If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the storm recovery bonds then outstanding may declare the unpaid principal balance of the storm recovery bonds, together with accrued interest thereon, to be due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the storm recovery bonds being made as funds become available. Please read “Risks Associated with the Unusual Nature of the Storm Recovery Property-Foreclosure of the trustee’s lien on the storm recovery property for the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect” and “Risk Factors-You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited” in the accompanying prospectus. [ [if more than one tranche] If there is a shortfall in the amounts available to make principal payments on the storm recovery bonds that are due and payable, including upon an acceleration following an event of default under the indenture, the trustee will distribute principal from the collection account pro rata to each tranche of storm recovery bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the storm recovery bonds that are scheduled to be paid, the trustee will distribute principal from the collection account to each tranche of storm recovery bonds based on the principal amount then scheduled to be paid on the payment date.]

The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for [each tranche of] the storm recovery bonds from the issuance date to the scheduled final payment date.
Expected Sinking Fund Schedule

Semi-Annual Payment Date	Tranche A‑1 Principal Payment	Tranche A‑2 Principal Payment	Tranche A‑3 Principal Payment
Tranche Size

Total Payments

The expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for [each tranche of] the storm recovery bonds from the issuance date to the scheduled final payment date.
Expected Amortization Schedule
Outstanding Principal Balance Per Tranche

Semi-Annual Payment Date	Tranche A‑1 Balance	Tranche A‑2 Balance	Tranche A‑3 Balance
Issuance Date

We cannot assure you that the principal balance [of any tranche] of the storm recovery bonds will be reduced at the rate indicated in the tables above. The actual reduction in [tranche] principal balances may occur more slowly. The actual reduction in [tranche] principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The storm recovery bonds will not be in default if principal is not paid as specified in the schedule above. The storm recovery bonds will be in default if the principal [of any tranche] is not paid in full on or before the final maturity date [of that tranche].
On each payment date, the trustee will make principal payments to the extent the principal balance of [each tranche of] the storm recovery bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest.

Weighted Average Life Sensitivity
Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on [each tranche of] the storm recovery bonds, the aggregate amount of each interest payment on [each tranche of] the storm recovery bonds and the actual final payment date of [each tranche of] the storm recovery bonds will depend on the timing of the servicer’s receipt of storm recovery charges from customers. Please read “Weighted Average Life and Yield Considerations for the Storm Recovery Bonds” in the accompanying prospectus for further information. Changes in the expected weighted average lives of [the tranches of] the storm recovery bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below. Severe stress cases on electricity consumption result in no measurable changes in the weighted average lives [of each tranche].

WAL
		#VALUE!		#VALUE!
Tranche	Expected Weighted Avg. Life (“WAL”) (yrs)	WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*

*	Number is rounded to whole days.
Assumptions
[For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) the forecast error stays constant over the life of the storm recovery bonds and is equal to an overestimate of electricity consumption of [5.0%] ([__] standard deviations from mean) or [15%] ([5.0] standard deviations from mean) and (ii) the servicer makes timely and accurate filings to true-up the storm recovery charges semi-annually (and quarterly following the last scheduled final payment date). There can be no assurance that the weighted average lives of the storm recovery bonds will be as shown.]
Fees and Expenses
As set forth in the table below, we are obligated to pay fees to ENO, as servicer, the trustee, its independent manager(s) and ENO, as administrator. The following tables illustrate this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	storm recovery charge collections and investment earnings	$150,000 per annum (so long as ENO is servicer), payable in installments of $75,000 on each payment date, plus reimbursable expenses
Trustee	storm recovery charge collections and investment earnings	$[__] per annum, payable in installments of $[__] on each payment date, plus expenses
Independent Manager(s)	storm recovery charge collections and investment earnings	$5,000 per annum
Administrator	storm recovery charge collections and investment earnings	$100,000 per annum, payable in installments of $50,000 on each payment date
ENO return on equity investment	storm recovery charge collections and investment earnings	$[___] per annum [the product of (1) the interest rate on the final maturing tranche of storm recovery bonds and (2) [0.5]% of the storm recovery bonds’ principal amount issued

If a servicer not affiliated with ENO is appointed, the servicing fee will be negotiated by the successor servicer and us; however, the Council must approve the appointment of any replacement servicer, and the annual servicing fee may not exceed 0.60% of the aggregate initial principal amount of all outstanding storm recovery bonds without the approval of the Council and the satisfaction of the rating agency condition.
The storm recovery charges will also be used by the trustee for the payment of our other ordinary periodic operating expenses relating to the storm recovery bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement.
Distribution Following Acceleration
Upon an acceleration of the maturity of the storm recovery bonds, the total outstanding principal balance of and interest accrued on the storm recovery bonds will be payable, without priority of interest over principal or principal over interest [and without regard to tranche]. Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available. Please read “Risks Associated with the Unusual Nature of the Storm Recovery Property-Foreclosure of the trustee’s lien on the storm recovery property for the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect” and “Risk Factors-You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited” in the accompanying prospectus.
Interest Payments
Holders of storm recovery bonds [in each tranche of storm recovery bonds] will receive interest at the rate [for that tranche] as set forth in the table on page S-[__].
Interest on [each tranche of] the storm recovery bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the storm recovery bonds have been paid in full, at the interest rate indicated in the table on page S-[__]. Each of those periods is referred to as an interest accrual period. On each payment date, we will pay interest on [each tranche of] the storm recovery bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of [each tranche of] the storm recovery bonds from the close of business on the preceding payment date, or the date of the original issuance of the storm recovery bonds, after giving effect to all payments of principal made on the preceding payment date, if any.

Except as provided under “-Distribution Following Acceleration” in this prospectus supplement, we will pay interest on the storm recovery bonds before we pay principal on the storm recovery bonds. Please read “Description of the Storm Recovery Bonds-Interest and Principal on the Storm Recovery Bonds” in the accompanying prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments on the storm recovery bonds, the trustee will distribute interest pro rata to [each tranche of] the storm recovery bonds based on the amount of interest payable [on each such outstanding tranche]. Please read “Credit Enhancement-Collection Account and Subaccounts” in this prospectus supplement. We will calculate interest on [tranches of] the storm recovery bonds on the basis of a 360-day year of twelve 30-day months.
No Optional Redemption
We may not voluntarily redeem [any tranche of] the storm recovery bonds prior to the scheduled final payment date [for such tranche].
CREDIT ENHANCEMENT
Credit enhancement for the storm recovery bonds is intended to protect you against losses or delays in scheduled payments on your storm recovery bonds. Please read “Risk Factors-You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited” in the accompanying prospectus.

True-Up Mechanism
As authorized by the Securitization Law, the financing order requires that storm recovery charges be adjusted at least semi-annually to correct any overcollections or undercollections in the preceding six months and must be adjusted quarterly following the last scheduled final payment date until all storm recovery bonds and associated costs are paid in full. The initial true up is scheduled to occur on or about [May 1, 2016]. The financing order also authorizes the servicer to make interim true-up adjustments if the servicer forecasts that storm recovery charge collections will be insufficient to make all scheduled payments of principal, interest and other financing costs in respect of the storm recovery bonds during the current or next succeeding semi-annual period and to replenish any draws upon the capital subaccount. These adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the storm recovery bonds.
There is no “cap” on the level of storm recovery charges that may be imposed on customers to pay on a timely basis scheduled principal and interest on the storm recovery bonds. Through the true-up mechanism, all customers cross share in the liabilities of all other customers for the payment of storm recovery charges.
The Council will have 15 days after the date of the true-up filing in which to confirm the mathematical accuracy of the servicer’s adjustment, after which the charge will be effective.
The financing order concludes that the true-up mechanism and all other obligations of the State and the Council set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the storm recovery bonds, and are legally enforceable against the State and the Council. Please read “ENO’s Financing Order-True‑Ups” and “The Servicing Agreement-The Storm Recovery Charge Adjustment Process” in the accompanying prospectus.
Collection Account and Subaccounts
The trustee will establish a collection account for the storm recovery bonds to hold the capital contribution from ENO and collected storm recovery charges daily remitted to the trustee by the servicer. The collection account will consist of various subaccounts, including the following:

•	the general subaccount,

•	the excess funds subaccount, and

•	the capital subaccount.
For administrative purposes, the subaccounts may, but need not, be established as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under “Security for the Storm Recovery Bonds-Description of Indenture Accounts” and “-How Funds in the Collection Account Will Be Allocated” in the accompanying prospectus.
The General Subaccount. The trustee will deposit collected storm recovery charges remitted to it by the servicer with respect to the storm recovery bonds into the general subaccount together with investment earnings on amounts in the subaccounts in the collection account. On each payment date, the trustee will allocate amounts in the general subaccount as described under “-How Funds in the Collection Account Will Be Allocated” below.
The Excess Funds Subaccount. The excess funds subaccount will be funded with collected storm recovery charges and earnings on amounts in the subaccounts in the collection account in excess of the amount necessary to pay on any payment date:

•	fees and expenses, including any indemnity payments, of the trustee, our independent manager(s), the servicer and the administrator and other fees, expenses, costs and charges,

•	principal and interest payments on the storm recovery bonds required to be paid or scheduled to be paid on that payment date,

•	any amount required to replenish any amounts drawn from the capital subaccount, and

•	amounts necessary to pay ENO its return on investment in the capital subaccount.

The periodic adjustments of the storm recovery charges will be calculated to eliminate any amounts held in the excess funds subaccount. These adjustments generally will occur semi-annually, quarterly or on an interim basis if the servicer forecasts that storm recovery charge collections will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the current or next succeeding semi-annual period and to replenish any draws upon the capital subaccount.
If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the trustee will first draw on any amounts in the excess funds subaccount to make those payments.
The Capital Subaccount. On the date we issue the storm recovery bonds, ENO will deposit $[__] into the capital subaccount as a capital contribution to us, which is equal to [0.5]% of the initial principal balance of the storm recovery bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the storm recovery bonds described under “Ratings for the Storm Recovery Bonds” in the accompanying prospectus. If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments. We will be entitled to earn a return on our capital contribution as described in this prospectus supplement and the accompanying prospectus.
How Funds in the Collection Account Will Be Allocated
Amounts remitted by the servicer to the trustee with respect to the storm recovery bonds, including any indemnity amounts, and all investment earnings on amounts in the subaccounts in the collection account will be deposited into the general subaccount of the collection account.
On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the storm recovery bonds in the following priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts in an amount not to exceed $1 million in any 12-month period,

2.	payment of the servicing fee, relating to the storm recovery bonds described in the table on page S-[__] of this prospectus supplement, plus any unpaid servicing fees from prior payment dates,

3.
payment of the administration fee, and of the fees of our independent manager(s), which will be in an amount specified in an agreement between us and our independent manager(s), each as described in the table on page S-[__] of this prospectus supplement, in each case with any unpaid administration or management fees from prior payment dates,

4.
payment of all of our other ordinary periodic operating expenses relating to the storm recovery bonds, such as accounting and audit fees, rating agency fees, legal fees and reimbursable costs of the servicer under the servicing agreement,

5.	payment of the interest then due on the storm recovery bonds, including any past-due interest,

6.	payment of principal then required to be paid on the storm recovery bonds as a result of acceleration upon an event of default or at final maturity,

7.
payment of principal then scheduled to be paid on the storm recovery bonds in accordance with the sinking fund schedule set forth on page S-[__] of this prospectus supplement, including any previously unpaid scheduled principal,

8.
payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including any such amounts owed to the trustee but unpaid due to the limitation in clause 1 above,

9.	replenishment of any amounts drawn from the capital subaccount for the storm recovery bonds,

10.
so long as no event of default under the indenture has occurred or is continuing, payment to us for remittance to ENO of an annual return on ENO’s capital contribution calculated at a rate equal to [___]% [the interest rate on the final maturing tranche of storm recovery bonds] of the capital contribution, or $[__] annually, together with any unpaid amounts from prior years,

11.	allocation of the remainder, if any, to the excess funds subaccount, and

12.
after the storm recovery bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

13.	from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and

14.	from the capital subaccount for allocations and payments contemplated in clauses 1 through 8.
[If, on any payment date, available collections of storm recovery charges allocable to the storm recovery bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding storm recovery bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on [each tranche of] the storm recovery bonds. If, on any payment date, remaining collections of storm recovery charges allocable to the storm recovery bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding storm recovery bonds on that payment date, amounts available will be allocated pro rata based on the principal amount [of each tranche] then due and payable.] [If, on any payment date, remaining collections of storm recovery charges allocable to the storm recovery bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding storm recovery bonds, amounts available will be allocated sequentially to each tranche then scheduled to be paid on the payment date.] If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related storm recovery charges will take into account, among other things, the need to replenish those amounts.
THE STORM RECOVERY CHARGES
Beginning on or about [__], 2015, the initial storm recovery charges will be imposed on retail electric customers. The initial storm recovery charge is estimated to be [__]% of forecasted base revenues for each customer (regardless of class). The servicer must remit storm recovery charges to the trustee within two servicer business days of receipt thereof. These storm recovery charges must be adjusted semi-annually (or more often) by the servicer in accordance with the financing order. Please read “Description of the Storm Recovery Property-Creation of Storm Recovery Property; Financing Order” in the accompanying prospectus.
We estimate that the initial monthly storm recovery charges for a typical residential customer using 1,000 kWh of electricity will be approximately $[__].
UNDERWRITING THE STORM RECOVERY BONDS
Subject to the terms and conditions in the underwriting agreement among us, ENO and [Citigroup Global Markets Inc.] (the underwriter), we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the storm recovery bonds. Under the underwriting agreement, the underwriter will take and pay for all of the storm recovery bonds we offer, if any, are taken. If the underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated.
The Underwriter’s Sales Price for the Storm Recovery Bonds
The storm recovery bonds sold by the underwriter to the public will be initially offered at the price[s] to the public set forth on the cover of this prospectus supplement. The underwriter proposes initially to offer the storm recovery bonds to dealers at such price[s], less a selling concession not to exceed the percentage listed below [for each tranche]. The underwriter may allow, and dealers may reallow, a discount not to exceed the percentage listed below [for each tranche].

	Selling Concession	Reallowance Discount
Tranche A‑1
Tranche A‑2
Tranche A‑3

After the initial public offering, the public offering price[s], selling concession[s] and reallowance discount[s] may change.
No Assurance as to Resale Price or Resale Liquidity for the Storm Recovery Bonds
The storm recovery bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriter has advised us that it intends to make a market in the storm recovery bonds, but it is not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the storm recovery bonds.
Various Types of Underwriter Transactions That May Affect the Price of the Storm Recovery Bonds
The underwriter may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the storm recovery bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the storm recovery bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the storm recovery bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the storm recovery bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the storm recovery bonds to be higher than they would otherwise be. Neither we, ENO, the trustee, our managers nor the underwriter represent that the underwriter will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.
[We expect that delivery of the storm recovery bonds will be made on or about [________, 2015] (such settlement being referred to as “T+[5]”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days (such settlement referred to as “T+3”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the storm recovery bonds on the date of this prospectus supplement or on the next business day will be required, by virtue of the fact that the storm recovery bonds initially will settle at T+[5], to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the storm recovery bonds who wish to trade the storm recovery bonds on the date of pricing or the next business day should consult their advisors.]
The underwriter and its affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to ENO and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, the underwriter may from time to time take positions in the storm recovery bonds.
We estimate that the total expenses of the offering to be paid from the proceeds of the sale of the storm recovery bonds will be $[__________].
We and ENO have agreed to indemnify the underwriter against some liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the storm recovery bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the storm recovery bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

USE OF PROCEEDS
We will use the net proceeds from the sale of the storm recovery bonds to pay the upfront financing costs of the transaction, including among others, expenses of the authorization, issuance and sale of the storm recovery bonds, and to purchase the storm recovery property from ENO.  ENO will use the net proceeds from the sale of the storm recovery property to reimburse itself for upfront financing costs incurred by it in connection with the transaction, to reimburse itself for storm recovery costs and to fund and replenish its storm recovery reserve.
Up-front financing costs incurred in connection with issuance and sale of the storm recovery bonds and the creation and acquisition of the storm recovery property, net of underwriting discounts and commissions of $[__], are expected to be approximately $[__]. An aggregate of approximately $[50,000] of such financing costs are payable to the servicer in connection with set-up costs, including costs incurred in connection with establishing the issuing entity.
THE TRUSTEE
The Bank of New York Mellon, a New York banking corporation, will be the trustee under the indenture. See “The Trustee” in the accompanying prospectus.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
In the opinion of Sidley Austin LLP, counsel to us and to ENO, interest paid on the storm recovery bonds generally will be taxable to a U.S. bondholder as ordinary interest income at the time it accrues or is received in accordance with the U.S. bondholder’s method of accounting for U.S. federal income tax purposes. Sidley Austin LLP has also issued an opinion, based on Revenue Procedure 2005-62, 2005-2 CB 507, that, for federal income tax purposes (1) we will not be treated as a taxable entity separate and apart from ENO, our sole member, and (2) the storm recovery bonds will constitute indebtedness of ENO. Each beneficial owner of a bond, by acquiring a beneficial interest, agrees to treat such bond as indebtedness of our sole member secured by the collateral for federal (and, to the extent applicable, state) income tax purposes unless otherwise required by appropriate taxing authorities. Please read “Material U.S. Federal Income Tax Consequences” and “Material Louisiana Income Tax Consequences” in the accompanying prospectus.
MATERIAL LOUISIANA INCOME TAX CONSEQUENCES
In the opinion of Phelps Dunbar, L.L.P., counsel to us and to ENO, interest paid on the storm recovery bonds generally will be taxed for Louisiana income tax purposes consistently with its taxation for U.S. federal income tax purposes (although certain corporate bondholders may be entitled to a deduction from Louisiana gross income for interest received on the storm recovery bonds) and (assuming that the storm recovery bonds will be treated as debt obligations of ENO for U.S. federal income tax purposes) such interest received by an entity or person not otherwise subject to Louisiana corporate or individual income tax will not be subject to Louisiana income tax. Phelps Dunbar, L.L.P. has also issued an opinion that for Louisiana income tax purposes (1) we will not be treated as a taxable entity separate and apart from ENO, our sole member, and (2) the storm recovery bonds will constitute indebtedness of ENO, assuming, in each case, that such treatment applies for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” and “Material Louisiana Income Tax Consequences” in the accompanying prospectus.
WHERE YOU CAN FIND MORE INFORMATION
To the extent that we are required by law to file such reports and information with the Securities and Exchange Commission, or the SEC, under the Exchange Act, we will file annual, quarterly and current reports and other information with the SEC. We are incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under our own name as issuing entity. Please read “Where You Can Find More Information” in the accompanying prospectus. Under the indenture, we may voluntarily suspend or terminate our filing obligations as issuing entity with the SEC, to the extent permitted by applicable law.

LEGAL PROCEEDINGS
There are no legal or governmental proceedings pending against us, the sponsor, seller, trustee, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the storm recovery bonds.
LEGAL MATTERS
Certain legal matters relating to the storm recovery bonds, including certain U.S. federal income tax matters and certain Louisiana state tax matters, will be passed on by Sidley Austin LLP, counsel to ENO and the issuing entity, by Phelps Dunbar, L.L.P., Louisiana counsel to ENO and the issuing entity, and by Pillsbury Winthrop Shaw Pittman LLP, counsel to the underwriter. Pillsbury Winthrop Shaw Pittman LLP has from time to time performed services for affiliates of ENO.
OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS
NOTICE TO RESIDENTS OF SINGAPORE
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAS NOT BEEN REGISTERED AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE, AND THE BONDS WILL BE OFFERED PURSUANT TO EXEMPTIONS UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SECURITIES AND FUTURES ACT”). ACCORDINGLY, THE BONDS MAY NOT BE OFFERED OR SOLD OR MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE NOR MAY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF BONDS BE CIRCULATED OR DISTRIBUTED WHETHER DIRECTLY OR INDIRECTLY TO ANY PERSON IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1) OF THE SECURITIES AND FUTURES ACT, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SECURITIES AND FUTURES ACT, AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275 OF THE SECURITIES AND FUTURES ACT, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SECURITIES AND FUTURES ACT.
WHERE THE BONDS ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SECURITIES AND FUTURES ACT BY A RELEVANT PERSON WHICH IS:
(A)    A CORPORATION (WHICH IS NOT AN ‘‘ACCREDITED INVESTOR’’ AS DEFINED IN SECTION 4 OF THE SECURITIES AND FUTURES ACT) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
(B)     A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST HOWEVER DESCRIBED, IN THAT TRUST SHALL NOT BE TRANSFERABLE WITHIN SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE FOREGOING SECURITIES PURSUANT TO OFFER MADE UNDER SECTION 275 OF THE SECURITIES AND FUTURES ACT EXCEPT:
(1)    TO AN INSTITUTIONAL INVESTOR (FOR CORPORATIONS, UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT) OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SECURITIES AND FUTURES ACT, OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SECURITIES OF THAT CORPORATION OR SUCH RIGHTS AND INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN US$200,000 (OR ITS EQUIVALENT IN ANY FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SECURITIES AND FUTURES ACT;

(2)     WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER; OR
(3)     WHERE THE TRANSFER IS BY OPERATION OF LAW.
NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA
THE BONDS SHALL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA, EXCLUDING HONG KONG, MACAU AND TAIWAN, (THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE BONDS.
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.
THE PRC DOES NOT REPRESENT THAT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY BONDS MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE ISSUING ENTITY WHICH WOULD PERMIT A PUBLIC OFFERING OF ANY BONDS OR THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE PRC. ACCORDINGLY, THE BONDS ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS. THE STATE SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY APPROVALS, REGISTRATION OR FILING PROCEDURES REQUIRED BY THE PRC INVESTORS IN CONNECTION WITH THEIR SUBSCRIPTIONS UNDER THIS PROSPECTUS SUPPLEMENT UNDER THE LAWS OF THE PRC AS WELL AS ANY OTHER REQUIREMENTS UNDER OTHER FOREIGN LAWS.
NOTICE TO RESIDENTS OF JAPAN
THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE ACT OF JAPAN (ACT NO. 25 OF 1948, AS AMENDED, THE “FINANCIAL INSTRUMENTS AND EXCHANGE ACT”), AND EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT WILL NOT OFFER OR SELL ANY OF THE BONDS, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT OF JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO, OR FOR THE BENEFIT OF OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH THE FINANCIAL INSTRUMENTS AND EXCHANGE ACT AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES AND REGULATIONS OF JAPAN.
NOTICE TO RESIDENTS OF HONG KONG
EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY BONDS OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE; AND IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE BONDS, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO BONDS WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) AND ANY RULES MADE UNDER THAT ORDINANCE.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA
IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE STORM RECOVERY BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:
(A)    SOLELY TO QUALIFIED INVESTORS (AS DEFINED IN THE PROSPECTUS DIRECTIVE);
(B)    TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE), SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR
(C)    IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE,
PROVIDED THAT NO SUCH OFFER OF THE STORM RECOVERY BONDS SHALL REQUIRE THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.
FOR PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF THE STORM RECOVERY BONDS TO THE PUBLIC” IN RELATION TO ANY STORM RECOVERY BONDS IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE STORM RECOVERY BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE STORM RECOVERY BONDS, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EU (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.
NOTICE TO RESIDENTS OF UNITED KINGDOM
EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT (I) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE STORM RECOVERY BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND (II) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE STORM RECOVERY BONDS IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

The information in this prospectus is not complete and may be changed. The Storm Recovery Bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Dated [_____], 2015

PROSPECTUS
Entergy New Orleans
Storm Recovery Funding I, L.L.C.
Issuing Entity
Senior Secured Storm Recovery Bonds
Entergy New Orleans, Inc.
Seller, Initial Servicer and Sponsor
________________
You should carefully consider the Risk Factors beginning on page [11] of this prospectus before you invest in the storm recovery bonds.
We, the issuing entity, may, in the future, issue the storm recovery bonds as described in this prospectus. The storm recovery bonds may have one or more tranches. The storm recovery bonds represent only our obligations and are backed only by our assets. Entergy New Orleans, Inc. and its affiliates, other than us, are not liable for any payments on the storm recovery bonds. The storm recovery bonds are not a debt or general obligation of the State of Louisiana, or the City of New Orleans, or of any agency, political subdivision or instrumentality of either such entity. Except in their capacity as customers, neither the State of Louisiana, the City of New Orleans nor any other agency, political subdivision or instrumentality, nor any other public or private entity, will be obligated to provide funds for the payment of the storm recovery bonds. Neither the full faith and credit nor the taxing power of the State of Louisiana or the City of New Orleans is pledged to the payment of the principal of, or interest on, the storm recovery bonds.
We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the storm recovery bonds.
We may offer and sell the storm recovery bonds by use of this prospectus. We will provide the specific terms of any offerings in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the storm recovery bonds. This prospectus may not be used to offer and sell the storm recovery bonds unless accompanied by a prospectus supplement.
________________
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
________________
The date of this prospectus is [date], 2015.

TABLE OF CONTENTS

READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT	1

PROSPECTUS SUMMARY	2

Summary of the Storm Recovery Bonds	2

Parties to Transaction and Responsibilities	5

Flow of Funds	5

The Collateral	6

The Storm Recovery Property	6

Interest Payments	7

Principal Payments and Record Dates and Payment Sources	7

Priority of Distributions	7

Credit Enhancement	8

State and Council Pledges	8

No Optional Redemption	9

Scheduled Final Payment Dates and Final Maturity Dates	9

Ratings for the Storm Recovery Bonds	9

Reports to Storm Recovery Bondholders	9

Servicing Compensation	9

Tax Status	10

ERISA Considerations	10

RISK FACTORS	11

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS	11

SERVICING RISKS	13

RISK ASSOCIATED WITH THE UNUSUAL NATURE OF THE STORM RECOVERY PROPERTY	15

STORM RELATED RISK	15

Storm damage to ENO’s operations could impair payment of the storm recovery bonds.	15

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER	15

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE STORM RECOVERY BONDS	18

REVIEW OF STORM RECOVERY PROPERTY	21

THE SECURITIZATION LAW	24

ENO’S FINANCING ORDER	28

ENO’s Securitization Proceeding and Financing Order.	28

Collection of Storm Recovery Charges	29

Issuance Advice Letter	29

Tariff	30

True-Ups	30

Servicing Agreement	31

Binding on Successors	31

DESCRIPTION OF THE STORM RECOVERY PROPERTY	31

Creation of Storm Recovery Property; Financing Order	31

Calculation of Storm Recovery Charges	31

Tariffs Imposing Storm Recovery Charges	32

Billing and Collection Terms and Conditions	32

THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR	32

General	32

Municipalization	33

ENO Customer Base and Electric Energy Consumption	33

Percentage Concentration Within ENO’s Large Commercial Customers	34

Forecasting Electricity Consumption	34

Credit Policy; Billing Process; Collections Process; Termination of Service; Weather Rules	35

Write-off and Delinquency Experience	37

Delinquencies	38

Servicing Experience Relating to Storm Recovery Charges	38

ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C., THE ISSUING ENTITY	38

Restricted Purpose	39

Our Relationship with ENO	39

Our Management	39

Manager Fees and Limitation on Liabilities	40

We Are a Separate and Distinct Legal Entity from ENO	40

Administration Agreement	40

AFFILIATIONS AND CERTAIN RELATIONSHIPS	40

USE OF PROCEEDS	41

DESCRIPTION OF THE STORM RECOVERY BONDS	41

General	41

Interest and Principal on the Storm Recovery Bonds	42

Payments on the Storm Recovery Bonds	43

Registration, Transfer and Denominations of the Storm Recovery Bonds	43

Storm Recovery Bonds Will Be Issued in Book-Entry Form	43

Definitive Storm Recovery Bonds	46

No Optional Redemption	47

Access of Bondholders	47

Reports to Bondholders	47

Website Disclosure	48

We and the Trustee May Modify the Indenture	48

Our Covenants	51

Events of Default; Rights Upon Event of Default	53

Actions by Bondholders	55

Annual Report of Trustee	55

Annual Compliance Statement	56

Satisfaction and Discharge of Indenture	56

Our Legal and Covenant Defeasance Options	56

THE TRUSTEE	57

SECURITY FOR THE STORM RECOVERY BONDS	58

General	58

Pledge of Collateral	58

Security Interest in the Collateral	59

Right of Foreclosure	59

Description of Indenture Accounts	60

How Funds in the Collection Account Will Be Allocated	61

State and Council Pledges	62

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE STORM RECOVERY BONDS	63

THE SALE AGREEMENT	63

Sale and Assignment of the Storm Recovery Property	63

Conditions to the Sale of Storm Recovery Property	64

Seller Representations and Warranties	65

Covenants of the Seller	68

Indemnification	70

Successors to the Seller	71

Amendment	72

THE SERVICING AGREEMENT	72

Servicing Procedures	72

Servicing Standards and Covenants	72

The Storm Recovery Charge Adjustment Process	73

Remittances to Collection Account	74

Servicing Compensation	74

Servicer Representations and Warranties; Indemnification	75

The Servicer Will Indemnify Us and Certain Other Entities in Limited Circumstances	76

Alternative Energy Suppliers	76

Evidence as to Compliance	76

Matters Regarding the Servicer	77

Servicer Defaults	78

Rights Upon a Servicer Default	78

Waiver of Past Defaults	79

Successor Servicer	79

Amendment	79

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT	79

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	82

General	82

Taxation of the Issuing Entity and Characterization of the Storm Recovery Bonds	83

Tax Consequences To U.S. Holders	83

Tax Consequences to Non-U.S. Holders	84

Reporting and Backup Withholding	85

MATERIAL LOUISIANA INCOME TAX CONSIDERATIONS	86

ERISA CONSIDERATIONS	86

General	86

Regulation of Assets Included in a Plan	86

Prohibited Transaction Exemptions	87

Representation and Warranty	88

Consultation with Counsel	88

PLAN OF DISTRIBUTION	88

RATINGS FOR THE STORM RECOVERY BONDS	89

WHERE YOU CAN FIND MORE INFORMATION	89

LEGAL MATTERS	90

GLOSSARY OF DEFINED TERMS	91

READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT
This prospectus is part of a registration statement we have filed with the SEC using a “shelf” registration process. By using this process, we may offer the storm recovery bonds in the future. This prospectus provides you with a general description of the storm recovery bonds we may offer. When we offer storm recovery bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also contain information that supplements the information contained in this prospectus, and you should rely on the supplementary information in that prospectus supplement. Please read carefully this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information.”
References in this prospectus and the prospectus supplement to the terms we, us or the issuing entity mean Entergy New Orleans Storm Recovery Funding I, L.L.C. References to ENO, the seller or the sponsor mean Entergy New Orleans, Inc. or to any successor to the rights and obligations of ENO under the sale agreement referred to in this prospectus. References to the servicer refer to ENO in that capacity and any successor servicer under the servicing agreement referred to in this prospectus. Unless the context otherwise requires, the term customer or retail electric customer means any existing or future customer receiving transmission or distribution retail electric service, or both, from ENO or its successors or assignees under rate schedules or special contracts approved by the Council of the City of New Orleans. References to the Council refer to the Council of the City of New Orleans. References to the Securitization Law mean Act 64 of 2006, The Louisiana Electric Utility Storm Recovery Securitization Act, established by the Louisiana legislature, providing for a financing mechanism through which electric utilities can use securitization financing for storm recovery costs, including the financing of a storm recovery reserve, by issuing “storm recovery bonds.” You can find a glossary of some of the other defined terms we use in this prospectus on page [__] of this prospectus.
We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the table of contents on the preceding pages. Check the table of contents to locate these sections.
You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the storm recovery bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

PROSPECTUS SUMMARY
This summary contains a brief description of the storm recovery bonds we may offer by use of this prospectus. You will find a more detailed description of the terms of the offering of the storm recovery bonds following this summary. You should carefully consider the Risk Factors beginning on page [__] of this prospectus before you invest in the storm recovery bonds.
Summary of the Storm Recovery Bonds

The issuing entity:
Entergy New Orleans Storm Recovery Funding I, L.L.C. is a direct, wholly owned subsidiary of ENO and a limited liability company formed under Louisiana law. We were formed solely to purchase and own storm recovery property, to issue storm recovery bonds secured by storm recovery property and to perform any activity incidental thereto. We have agreed in the indenture that the storm recovery bonds are the only storm recovery bonds we will issue under the Securitization Law. Please read “Entergy New Orleans Storm Recovery Funding I, L.L.C., The Issuing Entity.”

Our address:	1600 Perdido Street, L-MAG - 505A, New Orleans, Louisiana 70112

Our telephone number:	(504) 670-3700
Seller, initial servicer and sponsor

of the storm recovery property:
ENO is a corporation organized under the laws of the State of Louisiana. ENO is an electric and gas public utility providing services to customers in the City of New Orleans, Louisiana since 1926. Pursuant to state law, ENO is under the exclusive regulatory supervision of the Council (except only for public safety matters which are subject to the jurisdiction of the Louisiana Public Service Commission). ENO is also subject to the jurisdiction of the Federal Energy Regulatory Commission, or FERC, under the Federal Power Act with respect to the sale of electricity for resale, transmission of electricity in interstate commerce, acquisitions and divestitures of utility assets, certain affiliate transactions and other matters. As of December 31, 2014, ENO provided electric service to approximately 171,120 retail electric customers. The retail electric customer base includes a mix of residential, commercial and diversified industrial retail customers. During the twelve months ended December 31, 2014, ENO’s total retail electric deliveries to its customers were approximately 9% industrial, 39% commercial, 37% residential and 15% government and municipal. During the twelve months ended December 31, 2014, ENO delivered approximately 5.2 billion kilowatt hours of electricity resulting in billed electric revenue of $485.8 million.

ENO has pending before the Council a proposal to assume the obligation to provide retail electric service to approximately 22,000 customers in the 15th Ward of the City of New Orleans on the west bank of the Mississippi River (Algiers) currently served by its affiliate, Entergy Louisiana, LLC, referred to as Entergy Louisiana. If this transaction is approved these customers will also be subject to the storm recovery charge.
All of the common stock of ENO is held by Entergy Corporation, referred to as Entergy, a Delaware corporation based in New Orleans, Louisiana. Entergy is an integrated energy company engaged primarily in electric power production and retail distribution operations. Neither ENO nor Entergy nor any other affiliate (other than us) is an obligor of the storm recovery bonds.

ENO’s address:	1600 Perdido Street, New Orleans, Louisiana 70112

ENO’s telephone number:	(504) 670-3700

The trustee:	The trustee for the of storm recovery bonds will be The Bank of New York Mellon, a New York banking corporation. Please read “The Trustee.”

Transaction overview:
On January 15, 2015, the Council issued its Resolution No. 15-17 determining that ENO could recover costs including the replenishment of storm reserves relating to the damage caused by Hurricane Isaac. The Council authorized ENO to pursue the recovery of such costs through securitization under the Securitization Law, which was passed by the Louisiana legislature in 2006. This Securitization Law established a new financing vehicle by which electric utilities could use securitization financing to recover storm costs and fund storm reserves. The Securitization Law is codified at Louisiana Revised Statutes 45:1226-1236.

The Securitization Law authorizes electric utilities in Louisiana, including ENO, upon approval by the Louisiana Public Service Commission (sometimes referred to herein as the LPSC), or, in the case of electric utilities furnishing service within the City of New Orleans (like ENO), upon approval by the Council, to finance the recovery of costs incurred to restore service and repair and reconstruct facilities following a tropical storm or hurricane. These costs, which may include the funding of storm reserves, are referred to under the Securitization Law and in this prospectus as storm recovery costs, and the costs of issuing storm recovery bonds, which are referred to as upfront financing costs, through the issuance of storm recovery bonds. We sometimes refer to the storm recovery bonds as the bonds.
A Louisiana utility proposing to finance storm recovery costs through storm recovery bonds must apply to the LPSC or the Council, as the case may be, for a financing order under the Securitization Law. ENO applied to the Council for a financing order under the Securitization Law, and the financing order was issued by the Council on May 14, 2015. The financing order authorizes the issuance of approximately $99.0 million in bonds (based upon an assumed June 30, 2015 issuance date). The financing order will become final and non-appealable on June 16, 2015. Any references in this prospectus to the financing order, unless the context indicates otherwise, are to this financing order issued on May 14, 2015. Please read “ENO’s Financing Order.”
Pursuant to the Securitization Law, the Council may adopt a financing order that imposes, for payment of the storm recovery bonds and ongoing financing costs for supporting and servicing the storm recovery bonds, an irrevocable, nonbypassable storm recovery charge on ENO customers. Customer means any existing or future customer receiving transmission or distribution retail electric service, or both, from ENO or its successors or assignees under rate schedules or special contracts approved by the Council. Under current law, customers cannot buy their electricity from alternative electricity suppliers. Certain self-generation is excluded from the calculation of the storm recovery charges under the financing order as described in this prospectus. The amount and terms for collections of these storm recovery charges are governed by the financing order issued by the Council.
The Securitization Law permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, bill, charge, collect and receive storm recovery charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the storm recovery charges. The electric utility’s right to receive the storm recovery charges, all revenues and collections resulting from the storm recovery charges and its other rights and interests under a financing order (except ENO’s right to seek to recover certain remaining upfront financing costs from other rates and charges, and subject to the terms of the indenture, its rights to recover servicing and administration fees and a return on capital) constitute storm recovery property. The storm recovery property was created upon issuance of the financing order.
In the financing order, the Council commits that it will act pursuant to the irrevocable financing order as expressly authorized by the Securitization Law to ensure that expected storm recovery charge revenues are sufficient to pay at all times the scheduled principal and interest on the storm recovery bonds and all other financing costs in connection with the storm recovery bonds.
The primary transactions underlying the offering of the storm recovery bonds are as follows:
ENO will sell storm recovery property to us in exchange for the net proceeds from the sale of the storm recovery bonds, we will sell the storm recovery bonds, which will be secured primarily by the storm recovery property, to the underwriter named in the prospectus supplement, and
ENO will act as the servicer of the storm recovery property.
The storm recovery bonds are not obligations of the trustee, our managers (who, under our limited liability company operating agreement, manage us), ENO, Entergy or of any of their affiliates other than us. The storm recovery bonds are also not a debt or general obligation of the State of Louisiana or the City of New Orleans or any other agency, political subdivision or instrumentality of either such entity. Except in their capacity as customers, neither the State of Louisiana, the City of New Orleans nor any agency, authority or instrumentality of the State or the City, nor any other public or private entity, will be obligated to provide funds for the payment of the storm recovery bonds. Neither the full faith and credit nor the taxing power of the State or the City is pledged to the payment of the principal of, or interest on, the storm recovery bonds.

Parties to Transaction and Responsibilities
The following chart represents a general summary of the parties to the transactions underlying the offering of the storm recovery bonds, their roles and their various relationships to the other parties:

Retail Electric Customers*
Pay Storm Recovery Charges based on Electricity Consumption and Demand Revenues
Approves Storm Recovery Charges in Customer Bills; Issues Financing Order to ENO
Council of the City of New Orleans (Council)
Confirms Calculations of Storm Recovery Charges by Customer Class to meet Payment Schedule; Submits True-Up Filings to the Council
Entergy New Orleans, Inc. (ENO) (Seller, Initial Servicer and Sponsor)
Remits Daily to Trustee all Storm Recovery Charges Collected
Issues the Bonds, Purchases Storm Recovery Property from ENO with Bond Proceeds (net of issuance costs)
Storm Recovery Bond Trustee
Entergy New Orleans Storm Recovery Funding I, L.L.C. (Issuing Entity)
Pays Principal and Interest Semi-Annually (Fixed)
Bonds
Bondholders
Bond Proceeds

Flow of Funds
The following chart represents a general summary of the flow of funds following issuance of the storm recovery bonds:

Customers*
Storm Recovery Charges ($)
Servicer:
Entergy New Orleans, Inc.
(Regulated by the Council)
Storm Recovery Charges ($)
Storm Recovery Bond Trustee
Principal and Interest Payments ($) **
Issuing Entity
Entergy New Orleans Storm Recovery Funding I, L.L.C.
Bankruptcy Remote
Bondholders

*	As of December 31, 2014, ENO provided electric service to approximately 171,120 retail electric customers.

**	Payments of principal and interest will follow payment of certain fees and operating expenses.
The Collateral
The storm recovery bonds will be secured by the collateral. The principal asset pledged will be storm recovery property, which is a present property right created under the Securitization Law by a financing order issued by the Council. The collateral includes all of our right, title and interests (whether owned on the closing date or thereafter acquired or arising) in and to the following property:

•
our rights under the sale agreement pursuant to which we will acquire the storm recovery property, under the administration agreement and under the bill of sale delivered by ENO pursuant to the sale agreement,

•
our rights under the financing order, including the right to charge and receive storm recovery charges and to obtain periodic adjustments to such charges under the true-up mechanism, and all revenues, rights and proceeds arising therefrom, but subject to certain retained rights described below,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account for the storm recovery bonds and all subaccounts of the collection account,

•	all accounts, chattel paper, deposit accounts, goods and certain other property related to the foregoing,

•	all of our other property related to the storm recovery bonds,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.
Our collateral does not include:

•	cash that has been released pursuant to the terms of the indenture (including cash released to us by the trustee as a return for ENO’s capital contribution to us),

•	amounts deposited with us on the closing date for the payment of costs of issuance with respect to the storm recovery bonds (together with any interest earnings thereon), and

•	amounts received by us for the payment of additional costs of issuance pursuant to the financing order.
Please read “Security for the Storm Recovery Bonds.”
The Storm Recovery Property
In general terms, all of the rights and interests of ENO under a financing order that are transferred to us pursuant to a sale agreement are referred to in this prospectus and the prospectus supplement as storm recovery property. Storm recovery property includes the right to impose, bill, charge, collect and receive storm recovery charges in amounts sufficient to pay principal and interest and to make other deposits in connection with the storm recovery bonds. Storm recovery charges are payable by ENO’s retail electric customers who consume electricity that is delivered through the transmission and distribution system of ENO or its successors or assigns. During the twelve months ended December 31, 2014, approximately 9% of ENO’s total retail electric deliveries were to industrial customers, 39% were to commercial customers, 37% were to residential customers and 15% were to government and municipal customers.
Storm recovery charges authorized in a financing order are irrevocable and not subject to reduction, alteration or impairment by further action of the Council, except for semi-annual, quarterly, interim and non-standard true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the storm recovery bonds. Please read “The Servicing Agreement-The Storm Recovery Charge Adjustment Process.” All revenues and collections resulting from storm recovery charges provided for in the financing order that relate to the storm recovery bonds are part of the storm recovery property.
We will purchase storm recovery property from ENO to support the issuance of the storm recovery bonds. The servicer will collect the applicable storm recovery charges through billing and collecting the storm recovery charge from ENO’s retail electric customers. ENO will then remit the collections to the trustee on a daily basis.
Interest Payments
Interest on each tranche of storm recovery bonds will accrue from the date we issue the tranche of storm recovery bonds at the interest rate stated in the prospectus supplement. On each payment date, we will pay interest on each tranche of storm recovery bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of each tranche of storm recovery bonds as of the close of business on the preceding payment date (or, in the case of the first payment date, on the date of the original issuance of each tranche of storm recovery bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on each tranche of storm recovery bonds before we pay the principal of any tranche of storm recovery bonds. Please read “Description of the Storm Recovery Bonds-Interest and Principal on the Storm Recovery Bonds.” If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of the storm recovery bonds based on the amount of interest payable on each outstanding tranche. We will calculate interest on the basis of a 360-day year of twelve 30-day months.
Principal Payments and Record Dates and Payment Sources
On each payment date specified in the prospectus supplement for the storm recovery bonds, we will pay amounts then due or scheduled to be paid on outstanding storm recovery bonds from amounts available in the collection account and the subaccounts held by the trustee. We will make these payments to the holders of record of the storm recovery bonds on the related record date specified in the prospectus supplement.
Amounts available to make these payments will include the applicable storm recovery charges imposed, charged and collected by the servicer for us since the last payment date, are described in greater detail under “Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated” and “The Servicing Agreement-Remittances to Collection Account.” The trustee will pay the principal of each tranche of storm recovery bonds in the amounts and on the payment dates specified in the expected sinking fund schedule described in the prospectus supplement, but only to the extent storm recovery charge collections received from the servicer and amounts available from trust accounts held by the trustee are sufficient to make principal payments after payment of amounts having a higher priority of payment. Please read “Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated.”
Priority of Distributions
On each payment date for the storm recovery bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the storm recovery bonds in the following order of priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts, the total amount of which may be paid in any 12-month period may be capped as set forth in the prospectus supplement,

2.	payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates,

3.
payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and ENO, and of the fees of our independent manager(s), which will be in an amount specified in an agreement between us and our independent manager(s), in each case with any unpaid administration or management fees from prior payment dates,

4.
payment of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and reimbursable costs of the servicer under the servicing agreement,

5.	payment of the interest then due on the storm recovery bonds, including any past-due interest,

6.	payment of principal then required to be paid on the storm recovery bonds at final maturity or upon acceleration upon an event of default under the indenture,

7.	payment of the principal then scheduled to be paid on the storm recovery bonds, including any previously unpaid principal balance,

8.
payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including any such amounts owed to the trustee but unpaid due to the limitation in clause 1 above,

9.	replenishment of any amounts drawn from the capital subaccount,

10.
so long as no event of default under the indenture has occurred or is continuing, payment to us for remittance to ENO of a return on ENO’s capital contribution to us as will be set forth in the prospectus supplement,

11.	allocation of the remainder, if any, to the excess funds subaccount, and

12.
after the storm recovery bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The trustee’s fees, expenses and indemnity amounts referred to in clause 1 above and the amount of the servicing fee and the administration fee referred to in clauses 2 and 3 above will be described in the prospectus supplement for the storm recovery bonds. The priority of distributions for the collected storm recovery charges, as well as available amounts in the subaccounts, are described in more detail under “Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated.”
Credit Enhancement
Credit enhancement for the storm recovery bonds, which is intended to protect you against losses or delays in scheduled payments on the storm recovery bonds, will be as follows:

•
The Securitization Law and the financing order require periodic, formulaic adjustments to the storm recovery charges to make up for any shortfall or reduce any excess in collected storm recovery charges. We sometimes refer to these adjustments as true-up adjustments or the true-up mechanism. These adjustments will be made at least semi-annually (and quarterly following the last scheduled final payment date) to ensure the projected recovery of amounts sufficient to provide timely payment of debt service and all other financing costs in connection with the storm recovery bonds. In addition to the semi-annual and (if necessary) quarterly adjustments, interim adjustments may be required in order to assure the payment of debt service on the storm recovery bonds and related financing costs. Please read “ENO’s Financing Order-True-Ups.”

•	Under the indenture, the trustee will hold a collection account for the storm recovery bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

•
the general subaccount-the trustee will deposit into the general subaccount all storm recovery charge collections remitted to it by the servicer and investment earnings on amounts in the subaccounts in the collection account;

•	the capital subaccount-ENO will deposit an amount specified in the prospectus supplement into the capital subaccount on the date of issuance of the storm recovery bonds; and

•	the excess funds subaccount-any excess amount of collected storm recovery charges and investment earnings from the general subaccount will be held in the excess funds subaccount.
Each of these subaccounts will be available to make payments on the storm recovery bonds on each payment date.

State and Council Pledges
Under the Securitization Law, the State has pledged, for the benefit and protection of storm recovery bondholders and ENO, that (i) it will not alter the provisions of the Securitization Law which authorize the Council to create a contract right by the issuance of a financing order, to create storm recovery property and to make the storm recovery charges irrevocable, binding and nonbypassable charges, (ii) it will not take or permit any action that impairs or would impair the value of storm recovery property, and (iii) except for adjustments discussed in “ENO’s Financing Order-True-ups” and “The Servicing Agreement-The Storm Recovery Charge Adjustment Process,” or a refinancing or refunding, it will not reduce, alter, or impair storm recovery charges that are to be imposed, collected and remitted to storm recovery bondholders until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the storm recovery bonds have been paid and performed in full. However, nothing will preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges approved pursuant to the financing order and the full protection of the storm recovery bondholders and any assignee or financing party.
The Council has jurisdiction over ENO pursuant to Article 4, Section 21, and Article 6, Sections 4 through 6, of the Louisiana Constitution. In the financing order, the Council has pledged that the financing order is irrevocable until the indefeasible (i.e., not voidable) payment in full of the storm recovery bonds and the financing costs. The Council has further covenanted, pledged and agreed that it will not (i) amend, modify, or terminate the financing order by any subsequent action, or (ii) reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges, or in any way reduce or impair the value of the storm recovery property, except as may be contemplated by the true-up adjustments authorized by the financing order or in connection with a refinancing or refunding, until the indefeasible (i.e., not voidable) payment in full of the storm recovery bonds and the financing costs. However, nothing will preclude limitation or alteration of the financing order if and when full compensation is made for the full protection of the storm recovery charges approved pursuant to the financing order and the full protection of the storm recovery bondholders and any assignee or financing party.
The storm recovery bonds do not, directly or indirectly or contingently, obligate the State, the City or any agency, political subdivision, or instrumentality of the State or the City to levy any tax or make any appropriation for payment of the storm recovery bonds, other than for paying storm recovery charges in their capacity as consumers of electricity.
No Optional Redemption
We will not have the option to redeem or otherwise prepay any storm recovery bonds prior to their scheduled final payment dates.
Scheduled Final Payment Dates and Final Maturity Dates
Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the storm recovery bonds of any tranche by the scheduled final payment date will not result in a default with respect to that tranche. The failure to pay the entire outstanding principal balance of the storm recovery bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche, or on any date set for redemption of the storm recovery bonds. We will specify the scheduled final payment date and the final maturity date of each tranche of storm recovery bonds in the prospectus supplement.
Ratings for the Storm Recovery Bonds
We expect that the storm recovery bonds will receive credit ratings from two nationally recognized statistical rating organizations (referred to as an NRSRO). Please read “Ratings for the Storm Recovery Bonds.”
Reports to Storm Recovery Bondholders
Pursuant to the indenture, the trustee will make available on its website (currently located at http://gctinvestorreporting.bnymellon.com/Login.jsp) to the holders of record of the storm recovery bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the storm recovery bonds. Unless and until the storm recovery bonds are issued in definitive certificated form, the reports will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the storm recovery bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read “Description of the Storm Recovery Bonds-Reports to Bondholders.”
Servicing Compensation
We will pay the servicer on each payment date the servicing fee with respect to the storm recovery bonds. As long as ENO or any affiliated entity acts as servicer, this fee will be $150,000 annually. In addition, ENO, as servicer will be entitled to receive reimbursement for its out-of-pocket costs for external accounting and legal services required by the servicing agreement as well as for other items of cost (other than external information technology costs and bank wire fees, which are part of the servicing fee) that will be incurred annually to support and service the storm recovery bonds after issuance. If a third-party servicer is appointed, the servicing fee will be negotiated by the successor servicer and the trustee, but will not, unless the Council approves and the rating agency condition is satisfied, exceed 0.60% of the initial principal balance of the storm recovery bonds on an annualized basis. In no event will the trustee be liable for any servicing fee in its individual capacity.
Tax Status
In the opinion of our and ENO’s counsel, Sidley Austin LLP, for federal income tax purposes, and in the opinion of Phelps Dunbar, L.L.P. for Louisiana tax purposes, the storm recovery bonds will constitute indebtedness of ENO, our sole member. If you purchase a beneficial interest in any storm recovery bond, you agree by your purchase to treat the storm recovery bonds as debt of our sole member for federal income tax purposes and Louisiana tax purposes.
ERISA Considerations
Investors who are acting on behalf of or using assets of certain employee benefit plans or arrangements subject to ERISA or Section 4975 of the Internal Revenue Code (or other similar federal, state or local laws) may acquire the storm recovery bonds subject to specified conditions. The acquisition and holding of the storm recovery bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by purchasing the storm recovery bonds, each investor purchasing on behalf of or with assets of such an employee benefit plan or arrangement will be deemed to certify that the purchase and subsequent holding of the storm recovery bonds would not result in a non-exempt prohibited transaction under the rules of ERISA. Please read “ERISA Considerations.”

RISK FACTORS
Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below before deciding whether to invest in the storm recovery bonds.
You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited.
The only source of funds for payment of the storm recovery bonds will be our assets, which consist of:

•	the storm recovery property securing the storm recovery bonds, including the right to impose, bill, collect and receive storm recovery charges;

•	the rights under a financing order, including the statutory true-up mechanism;

•	the funds on deposit in the accounts held by the trustee; and

•	our rights under various contracts we describe in this prospectus.
The storm recovery bonds are not a debt or general obligation on the full faith and credit or taxing power of the State, the City, or any agency, political subdivision or instrumentality of either the State or the City, nor will the storm recovery bonds be insured or guaranteed by ENO, including in its capacity as the servicer, or by its parent, Entergy, any of their respective affiliates (other than us), the trustee or by any other person or entity. Thus, you must rely for payment of the storm recovery bonds solely upon the legislation, the irrevocable financing order and state and federal constitutional rights to enforcement of the legislation and the financing order, and collections of the storm recovery charges and funds on deposit in the related accounts held by the trustee. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read “Entergy New Orleans Storm Recovery Funding I, L.L.C., The Issuing Entity.”
RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS
We are not obligated to indemnify you for changes in law.
Neither we nor ENO will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Securitization Law, that may affect the value of your storm recovery bonds. ENO will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, rescission of, modification of or supplement to the Securitization Law that would be materially adverse to us, the trustee or storm recovery bondholders. Please read “The Sale Agreement-Covenants of the Seller” and “The Servicing Agreement-Servicing Standards and Covenants.” However, we cannot assure you that ENO would be able to take this action or that any such action would be successful.
Future judicial action could reduce the value of your investment in the storm recovery bonds.
The storm recovery property is the creation of the Securitization Law and a financing order issued by the Council to ENO. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. Because the storm recovery property is a creation of the Securitization Law, any judicial determination affecting the validity of or interpreting the Securitization Law, the storm recovery property or our ability to make payments on the storm recovery bonds might have an adverse effect on the storm recovery bonds. A federal or state court could be asked in the future to determine whether the relevant provisions of the Securitization Law are unlawful or invalid. If the Securitization Law is invalidated, the financing order might also be invalidated.
Louisiana as well as other states have passed securitization laws similar to the Securitization Law to authorize recoveries by utilities of specified costs, such as environmental control costs, hurricane recovery costs, or costs associated with deregulation of the electricity market, and some of those laws have been challenged by judicial actions or utility commission proceedings. To date, none of those challenges has succeeded, but future judicial challenges might be made. An unfavorable decision regarding another state’s law would not automatically invalidate the Securitization Law or the financing order, but it might provoke a challenge to the Securitization Law, establish a legal precedent for a successful challenge to the Securitization Law or heighten awareness of the political and other risks of the storm recovery bonds, and in that way may limit the liquidity and value of the storm recovery bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the storm recovery bonds.
Future State or Council action to modify or repeal the financing order might attempt to reduce the value of your investment in the storm recovery bonds.
Despite their pledges in the Securitization Law and the financing order, respectively, not to take or permit certain actions that would impair the value of the storm recovery property or the storm recovery charges, the Louisiana legislature might attempt to repeal or amend the Securitization Law, or the Council might attempt to repeal or amend the financing order or seek to have the City expropriate portions of ENO’s electric distribution facilities and cease collecting the storm recovery charges, in a manner that limits or alters the storm recovery property so as to reduce its value. For a description of these pledges, please read “The Securitization Law-ENO and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs-State and Council Pledges.” It might be possible for the Louisiana legislature to repeal or amend the Securitization Law notwithstanding the State’s pledge if the legislature acts in order to serve a significant and legitimate public purpose. Similarly, it might be possible for the Council to repeal or amend the financing order notwithstanding the Council’s pledge, if it acts in order to serve a significant and legitimate public purpose. Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the storm recovery bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the storm recovery bonds.
If an action of the Louisiana legislature or the Council adversely affecting the storm recovery property or the ability to collect storm recovery charges were considered a “taking” under the United States or Louisiana Constitutions, the State of Louisiana or the City of New Orleans, as the case may be, might be obligated to pay compensation for the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the storm recovery bonds or to offset interest lost pending such recovery. It is possible that a court would decline even to apply a “Takings Clause” analysis to a claim based on an amendment or repeal of the Securitization Law or the financing order, since, for example, a court might determine that a “Contract Clause” analysis rather than a “Takings Clause” analysis should be applied. See “The Securitization Law-ENO and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs-Constitutional Matters” below.
Nothing in the State or the Council pledges precludes any limitation or alteration of the Securitization Law or a financing order if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the holders of the storm recovery bonds. It is unclear what “full compensation” and “full protection” would be afforded to holders of the storm recovery bonds by the State or the Council if such limitation or alteration were attempted. Accordingly, no assurance can be given that any such provision would not adversely affect the market value of the storm recovery bonds, or the timing or receipt of payments with respect to such bonds.
Unlike the citizens of California, Massachusetts, Michigan and some other states, the citizens of the State of Louisiana currently do not have the constitutional right to adopt or revise state laws by initiative or referendum. Thus, absent an amendment of the Louisiana Constitution, the Securitization Law cannot be amended or repealed by direct action of the electorate of the State of Louisiana. Under the Home Rule Charter, voters in the City of New Orleans have the right to amend the Home Rule Charter by referendum, but have no power to amend or revise ordinances or resolutions adopted by the Council. Thus, absent an amendment of the Home Rule Charter, the financing order cannot be amended or repealed by direct action of the electorate of the City of New Orleans.
The enforcement of any rights against the State or the Council under their respective pledges may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against state and local governmental entities in Louisiana. These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State or the Council may be sued, or limitations inherent in the availability of injunctive relief. Such limitations could affect the value of your investment in the storm recovery bonds.
The financing order creates a contractual obligation of irrevocability by the Council in favor of the storm recovery bondholders, and that bondholders may sue or bring other proceedings to enforce and compel compliance with the financing order. However, the financing order further provides that such remedies as to individual Council members is strictly limited to a claim solely for prospective relief of declaratory and injunctive relief and that there shall be no other cause or right of action for damages or otherwise against individual Council members.
The Council or the City might attempt to take actions to adopt, revise or rescind rules or regulations affecting ENO that could reduce the value of your investment in the storm recovery bonds.
The Securitization Law provides that for a financing order to create storm recovery property, the financing order must provide that the financing order is irrevocable and that the Council may not amend, modify or terminate a financing order by any subsequent action, or reduce, impair, postpone, terminate or otherwise adjust the storm recovery charges approved in a financing order, except for the true-up adjustments to the storm recovery charges or in connection with a refinancing or refunding. In addition, pursuant to its constitutional home rule authority and the Securitization Law, the Council has pledged in the financing order that it will not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges approved in the financing order or in any way reduce or impair the value of the storm recovery property, except as may be contemplated by the true-up adjustments authorized by the financing order or in connection with a refinancing or refunding until the indefeasible (i.e., not voidable) payment in full of the storm recovery bonds and the financing costs.
However, the Council retains the power to adopt, revise or rescind rules or regulations affecting ENO. The Council also retains the power to interpret the financing order granted to ENO, and in that capacity might be called upon to rule on the meanings of provisions of the order that might need further elaboration. Any new or amended regulations or orders from the Council might attempt to affect the ability of the servicer to collect the storm recovery charges in full and on a timely basis, the rating of the storm recovery bonds or their price and, accordingly, the amortization of such storm recovery bonds and their weighted average lives.
Louisiana law authorizes the City to seek to acquire portions of some or all of ENO’s electric distribution facilities through voluntary transactions or through the power of expropriation for use as part of a municipally-owned utility system. The Securitization Law and the financing order require that storm recovery charges be imposed and collected by ENO or any successor to ENO. In the servicing agreement, ENO will covenant to assert in an appropriate forum that if the City acquires any portion of ENO’s electric distribution facilities through condemnation or otherwise, the City must be treated as a successor to ENO under the Securitization Law and the financing order, customers in the City formerly served by ENO must remain responsible for payment of storm recovery charges and that any contrary position asserted by the City violates the Council’s pledge. However, there can be no assurance that the City will not seek to acquire some or all of ENO’s electric distribution facilities and take a contrary position resulting in consuming and costly litigation and possible delays in the payment of the storm recovery bonds.
The servicer is required to file with the Council, on our behalf, semi-annual and, if necessary, other adjustments of the storm recovery charges. Please read “ENO’s Financing Order-True-Ups” and “The Servicing Agreement-The Storm Recovery Charge Adjustment Process.” Unlike the Louisiana Public Service Commission the Council has not in the past approved a financing order or authorized a true-up process under the Securitization Law. True-up adjustment procedures may be challenged in the future. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the storm recovery bonds. Also, any litigation might materially delay storm recovery charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the storm recovery bonds.
SERVICING RISKS
Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the storm recovery bonds.
The storm recovery charges are generally assessed based on forecasted customer usage. The amount and the rate of storm recovery charge collections will depend in part on actual electricity usage and the amount of collections and write-offs. If the servicer inaccurately forecasts electricity consumption or uses inaccurate customer delinquency or charge-off data when setting or adjusting the storm recovery charges, there could be a shortfall or material delay in storm recovery charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average lives of the storm recovery bonds. Please read “ENO’s Financing Order-True-Ups” and “The Servicing Agreement-The Storm Recovery Charge Adjustment Process.”
Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions being worse than expected, causing ENO’s retail electric customers to migrate or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane or an act of terrorism or other catastrophic event; unanticipated changes in the market structure of the electric industry; customers consuming less electricity than anticipated because of increased energy prices, net metering, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency; or customers unexpectedly switching to alternative sources of energy, including self-generation of electric power that may not be subject to the storm recovery charge.
The servicer’s use of inaccurate delinquency or charge-off rates might result also from, among other things, unexpected deterioration of the economy, the occurrence of a natural disaster, an act of terrorism or other catastrophic event or the unanticipated declaration of a moratorium on terminating electric service to customers in the event of extreme weather, any of which would cause greater delinquencies or charge-offs than expected or force ENO to grant additional payment relief to more customers; or the introduction into Louisiana of alternative electricity suppliers who collect the storm recovery charges from ENO’s retail electric customers, but who may fail to remit storm recovery charges to the servicer in a timely manner; or the failure of alternative electricity suppliers to submit accurate and timely information to the servicer regarding their collections and charge-offs; or any other unanticipated change in law that makes it more difficult for ENO to terminate service to nonpaying customers or that requires ENO to apply more lenient credit standards in accepting customers.

Changes to billing and collection practices may reduce the amount of funds available for payments on the storm recovery bonds.
The methodology of determining the amount of the storm recovery charge billed to each customer is specified in the financing order. Although ENO may not change this methodology, except to address any material deviations between storm recovery charge collections and amounts required to provide for the timely payment of scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds, ENO, as servicer, may set, and may change, its own billing and collection arrangements with each customer. For example, to recover part of an outstanding electricity bill, ENO may agree to extend a customer’s payment schedule or to write off the remaining portion of the bill. Similarly, the Council may require changes to these practices. Under the methodology specified in a financing order, this might result in an extension of the customer’s payment of storm recovery charges. Thus, any changes in billing and collection practices or regulations might make it more difficult for the servicer to collect the storm recovery charge and might adversely affect the value of the storm recovery bonds and their weighted average lives. The servicing agreement provides, however, that the servicer will not take any action that will adversely impair our interest in the storm recovery property.
Your investment in the storm recovery bonds depends on ENO or its successor or assignee, acting as servicer of the storm recovery property.
ENO, as servicer, will be responsible for, among other things, calculating, billing and collecting the storm recovery charges from customers, submitting requests to the Council to adjust these charges, monitoring the collateral for the storm recovery bonds and taking certain actions in the event of non-payment by customers. The trustee’s receipt of collections in respect of storm recovery charges, which will be used to make payments on the storm recovery bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems the servicer has in place for storm recovery charge billings and collections might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the storm recovery charges might be delayed or reduced. In that event, our payments on the storm recovery bonds might be delayed or reduced.
If we replace ENO as the servicer, we may experience difficulties finding and using a replacement servicer.
If ENO ceases to service the storm recovery property, it might be difficult to find a successor servicer. Under the financing order, the annual servicing fee payable to a successor servicer is capped and the payment of compensation in excess of the cap is dependent upon the Council’s approval and satisfaction of the rating agency condition. Please read “The Servicing Agreement-Servicing Compensation.” Also, any successor servicer might have less experience and ability than ENO and might experience difficulties in collecting storm recovery charges and determining appropriate adjustments to the storm recovery charges, and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to ENO as servicer. Although a true-up adjustment would be required to allow for the increase in fees, there could be a timing gap between the incurrence of such fees and the implementation of a true-up adjustment to adjust for such increase that might adversely affect distributions to bondholders. In the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment.
Limits on rights to terminate service might make it more difficult to collect the storm recovery charges.
The servicer may not suspend residential electric service for non-payment under the following conditions: (i) if there is a bona fide dispute regarding such deliverability; (ii) if the low temperature for that day is forecast to remain below 40 degrees Fahrenheit or for the following night is forecast to be 32 degrees Fahrenheit or lower; (iii) if the high temperature for that day is forecast to be 100 degrees Fahrenheit or higher; (iv) if the National Weather Service has an Excessive Heat Warning (or other such term that reflects a Heat Index of 115 degrees Fahrenheit or higher) issued for Orleans Parish, or (v) on a weekend, holiday, or the day before a holiday or Friday after 1:00 PM.
For retail electric customers with a certified life support medical condition and registered with the servicer as such, disconnection of residential service for non-payment shall be deferred for a period of thirty (30) days.
To the extent these customers do not pay for their electric service, ENO will not be able to collect storm recovery charges from these customers.

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE STORM RECOVERY PROPERTY
Foreclosure of the trustee’s lien on the storm recovery property for the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect.
Under the Securitization Law and the indenture, the trustee or the storm recovery bondholders have the right to foreclose or otherwise enforce the lien on the storm recovery property for the storm recovery bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the storm recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the storm recovery bonds will be due and payable upon acceleration of the storm recovery bonds before maturity, storm recovery charges would not likely be accelerated and the nature of our business will result in the principal of the storm recovery bonds being paid as funds become available. If there is an acceleration of the storm recovery bonds, all tranches will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.
STORM RELATED RISK
Storm damage to ENO’s operations could impair payment of the storm recovery bonds.
ENO’s operations were impacted by Hurricanes Rita and Katrina in 2005, by Hurricanes Gustav and Ike in 2008 and by Hurricane Isaac in 2012. Future storms could have similar or more drastic effects. Transmission and/or distribution and generation facilities could be damaged or destroyed and usage of electricity could be interrupted temporarily, reducing the collections of storm recovery charges. There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity among ENO’s retail electric customers, which could cause the storm recovery charge to be greater than expected. Legislative or Council action adverse to the bondholders might be taken in response, and such legislation, if challenged as violative of the State and Council pledges, might be defended on the basis of public necessity. Please read “The Securitization Law-The Securitization Law Authorizes Utilities to Recover Storm Recovery Costs Through the Issuance of Bonds Pursuant to a Financing Order” and “-ENO and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs-State and Council Pledges” in this prospectus.
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER
For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment.”
The servicer will commingle the storm recovery charges with other revenues it collects, which might obstruct access to the storm recovery charges in case of the servicer’s bankruptcy and reduce the value of your investment in the storm recovery bonds.
The servicer will be required to remit to the trustee on a daily basis storm recovery charge payments received by the servicer from or on behalf of customers. Such remittances must be made within two servicer business days after such payments are received by the servicer. The servicer will not segregate the storm recovery charges from the other funds it collects from customers or its general funds. The storm recovery charges will be segregated only when the servicer pays them to the trustee.
Despite this requirement, the servicer might fail to remit the full amount of the storm recovery charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of storm recovery charge collections available to make payments on the storm recovery bonds.
The Securitization Law provides that the priority of a security interest perfected in storm recovery property is not impaired by the commingling of the funds arising from storm recovery charges with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Securitization Law and might decline to recognize our right to collections of the storm recovery charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the storm recovery charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the storm recovery bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts, which is a creditor’s claim against a debtor without a priority for payment and for which the creditor holds no security or collateral. This decision could cause material delays in payments of principal or interest, or losses, on your storm recovery bonds and could materially reduce the value of your investment in the storm recovery bonds.

The bankruptcy of ENO or any successor seller might result in losses or delays in payments on the storm recovery bonds.
The Securitization Law and the financing order provide that as a matter of Louisiana state law:

•	the rights and interests of a selling utility under the financing order, including the right to impose, bill, charge, collect and receive storm recovery charges, are contract rights of the seller,

•	the seller may make a present transfer of its rights under the financing order, including the right to impose, bill, collect and receive future storm recovery charges that customers do not yet owe,

•	the storm recovery property constitutes a present property right, even though the imposition and collection of storm recovery charges depend on further acts that have not yet occurred, and

•
a transfer of the storm recovery property from the seller or its affiliate, to us, under an agreement that expressly states the transfer is a sale or other absolute transfer, is a true sale of the storm recovery property (other than for federal or state income tax purposes) and not a pledge of the storm recovery property to secure a financing by the seller.

These provisions are important to maintaining payments on the storm recovery bonds in accordance with their terms during any bankruptcy of ENO. In addition, the transaction has been structured with the objective of keeping us legally separate from ENO and its affiliates in the event of a bankruptcy of ENO or any such affiliates.
A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in an ENO bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the storm recovery bonds might be similar to the treatment you would receive in an ENO bankruptcy if the storm recovery bonds had been issued directly by ENO. A decision by the bankruptcy court that, despite our separateness from ENO, our assets and liabilities and those of ENO should be consolidated would have a similar effect on you as a bondholder.
We have taken steps together with ENO, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of ENO or an affiliate. Nonetheless, these steps might not be completely effective, and thus if ENO or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of ENO or an affiliate of the seller. This might cause material delays in payment of, or losses on, your storm recovery bonds and might materially reduce the value of your investment in the storm recovery bonds. For example:

•	without permission from the bankruptcy court, the trustee might be prevented from taking actions against ENO or recovering or using funds on your behalf or replacing ENO as the servicer,

•	the bankruptcy court might order the trustee to exchange the storm recovery property for other property, of lower value,

•	tax or other government liens on ENO’s property might have priority over the trustee’s lien and might be paid from collected storm recovery charges before payments on the storm recovery bonds,

•
the trustee’s lien might not be properly perfected in the collected storm recovery property collections prior to or as of the date of ENO’s bankruptcy, with the result that the storm recovery bonds would represent only general unsecured claims against ENO,

•
the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to storm recovery charges in respect of electricity consumed after the commencement of ENO’s bankruptcy case, with the result that the storm recovery bonds would represent only general unsecured claims against ENO,

•
we and ENO might be relieved of any obligation to make any payments on the storm recovery bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

•	ENO might be able to alter the terms of the storm recovery bonds as part of its plan of reorganization,

•	the bankruptcy court might rule that the storm recovery charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

•
the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against ENO that may be difficult to prove or, if proven, to collect in full.

Furthermore, if ENO enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the storm recovery bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the storm recovery bonds and on the value of the storm recovery bonds.

The sale of the storm recovery property might be construed as a financing and not a sale in a case of ENO’s bankruptcy which might delay or limit payments on the storm recovery bonds.
The Securitization Law provides that the characterization of a transfer of storm recovery property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state income tax purposes or financial reporting purposes. We and ENO will treat the transaction as a sale under applicable law, although for financial reporting and federal and state tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of ENO, a party in interest in the bankruptcy might assert that the sale of the storm recovery property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of ENO in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against ENO. Even if we had a security interest in the storm recovery property, we would not likely have access to the storm recovery charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the storm recovery bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the storm recovery charge collections and therefore the amount and timing of funds available to us to pay storm recovery bondholders.
If the servicer enters bankruptcy proceedings, the collections of the storm recovery charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the storm recovery bonds.
In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement or an intercreditor agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that storm recovery charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we would probably be considered an “insider” of the servicer. If we are considered to be an “insider” of the servicer, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future storm recovery charges would be increased through the true-up mechanism to recover such amount.
Claims against ENO or any successor seller might be limited in the event of a bankruptcy of the seller.
If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement could be unsecured claims and would be disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.
The bankruptcy of ENO or any successor seller might limit the remedies available to the trustee.
Upon an event of default of the storm recovery bonds under the indenture, the trustee, in addition to other rights it would have as a secured party, is authorized under the Securitization Law to request that the Louisiana district court in Orleans Parish order the sequestration and payment to bondholders of all revenues arising with respect to the related storm recovery property. There can be no assurance, however, that such district court would issue this order after an ENO bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Louisiana court, and an order requiring an accounting and segregation of the revenues arising from the storm recovery property. There can be no assurance that a court would grant either order. Any failure to grant such order could result in losses and material delays in payment on your storm recovery bonds and could materially reduce the value of your investment.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE STORM RECOVERY BONDS
ENO’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the storm recovery bonds.
ENO is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the storm recovery bondholders, only in specified circumstances and will not be obligated to repurchase any storm recovery property in the event of a breach of any of its representations, warranties or covenants regarding the storm recovery property. Similarly, ENO is obligated under the servicing agreement to indemnify us and the trustee, for itself and on behalf of the storm recovery bondholders only in specified circumstances. Please read “The Sale Agreement” and “The Servicing Agreement.”
Neither the trustee nor the storm recovery bondholders will have the right to accelerate payments on the storm recovery bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture as described in “Description of the Storm Recovery Bonds-Events of Default; Rights Upon Event of Default.” Furthermore, ENO might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by ENO might not be sufficient for you to recover all of your investment in the storm recovery bonds. In addition, if ENO becomes obligated to indemnify storm recovery bondholders, the ratings on the storm recovery bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that storm recovery bondholders will be unsecured creditors of ENO with respect to any of these indemnification amounts.
ENO’s ratings might affect the market value of the storm recovery bonds.
A downgrading of the credit ratings on the debt of ENO might have an adverse effect on the market value of your storm recovery bonds.
The credit ratings relating to the storm recovery bonds are no indication of the expected rate of payment of principal on the storm recovery bonds.
We expect the storm recovery bonds will receive credit ratings from two NRSROs. A rating is not a recommendation to buy, sell or hold the storm recovery bonds. The ratings merely analyze the probability that we will repay the total principal amount of the storm recovery bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.
Under Rule 17g-5 under the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the issuance date in respect of the storm recovery bonds. As a result, an NRSRO other than the NRSROs hired by the sponsor (the hired NRSROs) may issue ratings on the storm recovery bonds (unsolicited ratings), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The unsolicited ratings may be issued prior to, or after, the issuance date in respect of the storm recovery bonds. Issuance of any unsolicited rating will not affect the issuance of the storm recovery bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSROs on the storm recovery bonds might adversely affect the value of the storm recovery bonds and, for regulated entities, could affect the status of the storm recovery bonds as a legal investment or the capital treatment of the storm recovery bonds. Investors in the storm recovery bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO. None of ENO, us, the underwriter or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. In addition, if we or ENO fail to make available to a non-hired NRSRO any information provided to any hired NRSRO for the purpose of assigning or monitoring the ratings on the storm recovery bonds, a hired NRSRO could withdraw its ratings on the storm recovery bonds, which could adversely affect the market value of your storm recovery bonds and/or limit your ability to resell your storm recovery bonds.
Technological change might make alternative energy sources more attractive in the future.
Technological developments might result in the introduction of economically attractive alternatives to purchasing electricity through ENO’s distribution or transmission facilities for increasing numbers of retail electric customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient generating units that can be cost-effective options for a greater number of retail electric customers. Ultimately, the development of battery storage technologies may even permit retail electric customers, including residential customers, to cease being retail electric customers of ENO.
The financing order exempts certain self-generation from the calculation of the storm recovery charge (which is imposed as a percentage of a retail electric customer’s base rate revenues). For industrial/commercial-sized self-generation, whether storm recovery charges are imposed depends upon whether the retail electric customers made a clear, substantial and irrevocable financial commitment to finance the construction of conventional industrial/commercial self-generation before June 1, 2015. In addition, new customer load that comes on-line after June 1, 2015 and which is served by new commercial/industrial-sized, self-generation facilities constructed on the retail electric customer’s premises will also be excluded from the calculation of storm recovery charges.
In addition, for all net-metered self-generation using qualifying resources (such as solar), regardless of the date of installation, storm recovery charges will be calculated based upon the gross energy delivered by ENO to that retail electric customer irrespective of the amount of energy delivered by the retail electric customer to the grid. To the extent that a net-metered customer uses self-generation in a manner that is not reflected on the meter (“behind the meter” usage) and, therefore, not delivered by ENO, such usage will be excluded from the calculation of storm recovery charges.
Finally, any retail electric customer who completely discontinues transmission and distribution services from ENO will cease to be a “retail electric customer” and, therefore, will be exempt entirely from the payment of storm recovery charges.
Consequently, the use of self-generation, together with other technological developments, might allow greater numbers of retail electric customers to avoid storm recovery charges for the portion of the load served by such self-generation or avoid paying storm recovery charges altogether, which may reduce the storm recovery charges that will be collected and/or alter the allocation of storm recovery charge payments among customers and customer classes.
The absence of a secondary market for the storm recovery bonds might limit your ability to resell your storm recovery bonds.
The underwriter for the storm recovery bonds might assist in resales of the storm recovery bonds, but they are not required to do so. A secondary market for the storm recovery bonds might not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your storm recovery bonds. Please read “Plan of Distribution.”
You might receive principal payments for the storm recovery bonds later than you expect.
The amount and the rate of collection of the storm recovery charges for the bonds, together with the related storm recovery charge adjustments, will generally determine whether there is a delay in the scheduled repayments of bond principal. If the servicer collects the storm recovery charges at a slower rate than expected, it might have to request adjustments of the storm recovery charges to correct for such delays. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.
ENO may sell property similar to the storm recovery property through another affiliated entity in the future.
ENO may in the future without your review or approval sell property similar to the storm recovery property to one or more entities other than us in connection with a new issuance of bonds similar to the bonds, or similarly authorized types of bonds (such as storm recovery bonds). Any new issuance may include terms and provisions that would be unique to that particular issue. We may not issue additional bonds.
ENO has covenanted in the sale agreement not to sell storm recovery property owing from Louisiana customers or similar property to other entities if the sale would result in the credit ratings on the bonds being reduced or withdrawn. ENO has also covenanted in the sale agreement that, in the event of any such sale, it will also enter into an intercreditor agreement with the trustee and the trustees for such other issuances, which would provide that the servicer for the bonds and such other issuances must be one and the same entity. However, we cannot assure you that a new sale would not cause reductions or delays in payment of your bonds.
Regulatory provisions affecting certain investors could adversely affect the liquidity of the storm recovery bonds.
Articles 404 - 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) (CRR) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. The CRR restricts a credit institution and investment firm regulated in a Member State of the European Economic Area (EEA) and consolidated group affiliates thereof (each, an Affected Investor) from investing in a securitizations (as defined by the CRR) unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a material net economic interest of not less than five percent in that securitization in the manner contemplated by Article 405 of the CRR. The CRR also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the bonds it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis. Failure to comply with one or more of the requirements set out in the CRR may result in the imposition of a penal capital charge with respect to the investment made in the securitization by an Affected Investor.
Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (as supplemented by Section 5 of Chapter III of Commission Delegated Regulation (EU) No 231/2013) and Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No 2015/35) contain requirements similar (but not identical) to those set out in Articles 404 - 410 of the CRR and apply, respectively, to EEA regulated alternative investment fund managers and EEA regulated insurance/reinsurance undertakings. Similar requirements are also scheduled to apply in the future to investment in securitizations by EEA regulated UCITS funds. For the purpose of this provision, all such requirements, together with the Articles 404 - 410 of the CRR, are referred to as the “Securitisation Retention Requirements.”
None of ENO, us or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the Securitisation Retention Requirements or take any other action which may be required by investors for the purposes of their compliance with the Securitisation Retention Requirements. This may have a negative impact on the regulatory capital position of investors subject to the Securitisation Retention Requirements and on the value and liquidity of the bonds in the secondary market.
Investors in the bonds are responsible for analyzing their own regulatory position, and are encouraged to consult their own investment and legal advisors regarding compliance with the Securitisation Retention Requirements and the suitability of the bonds for investment. None of ENO, us, any underwriter or any other party to the transaction makes any representation to any prospective investor or purchaser of the bonds regarding the regulatory capital treatment of their investment in the bonds on the closing date or at any time in the future.
If the investment of collected storm recovery charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the storm recovery bonds later than you expect.
Funds held by the trustee in the collection account will be invested in eligible investments. Eligible investments include money market funds having a rating from Moody’s and S&P of “Aaa” and “AAA,” respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.
REVIEW OF STORM RECOVERY PROPERTY REVIEW OF STORM RECOVERY PROPERTY
Pursuant to the rules of the SEC, ENO, as sponsor, has performed, as described below, a review of the storm recovery property underlying the bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the storm recovery property is accurate in all material respects. ENO did not engage a third party in conducting its review.
The bonds will be secured under the indenture by the indenture’s trust estate. The principal asset of the indenture’s trust estate is the storm recovery property relating to the bonds. The storm recovery property is a present contract right authorized and created pursuant to the Securitization Law and the financing order. The storm recovery property includes the irrevocable right to impose, bill, charge, collect and receive storm recovery charges authorized by the financing order in amounts sufficient to pay scheduled principal and interest and ongoing financing costs and other amounts and charges in connection with the bonds. The storm recovery charges are payable by all retail electric customers. Certain self-generation is excluded from the calculation of the storm recovery charges under the financing order as described in this prospectus.
The storm recovery property is not a static pool of receivables or assets. Storm recovery charges authorized in the financing order that relate to the storm recovery property are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Council except that storm recovery charges are subject to annual and semi-annual and other interim standard true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all scheduled payments of debt service and other required amounts and charges in connection with the bonds, and to nonstandard true-up adjustments under certain circumstances to reflect significant changes from historical conditions of operations, such as the loss of significant electric load. There is no “cap” on the level of storm recovery charges that may be imposed on consumers of electricity in ENO’s service territory to meet scheduled principal of and interest on the bonds and to pay ongoing financing costs, and such storm recovery charges may be assessed until the bonds are paid in full, without any specified time limit. All revenues and collections resulting from storm recovery charges provided for in the financing order that relate to the bonds are part of the storm recovery property. The storm recovery property relating to the bonds is described in more detail under “Description of the Storm Recovery Property” in this prospectus.

In the financing order, the Council, among other things:

•
orders that ENO is authorized to impose nonbypassable storm recovery charges on, and ENO as servicer is authorized to collect from, ENO’s retail electric customers in an amount sufficient to provide for the timely payment of principal of and interest on the storm recovery bonds and all ongoing financing costs,

•
orders that upon the transfer of the storm recovery property to us by ENO, we shall have all of the rights, title and interest of ENO with respect to any storm recovery property, including, without limitation, the right to impose, bill, charge, collect and receive the storm recovery charges authorized by the financing order and to exercise any and all rights and remedies with respect thereto, and

•
guarantees that it will act pursuant to the financing order to ensure that expected storm recovery charges are sufficient to pay on a timely basis scheduled principal of and interest on the bonds and ongoing financing costs.

Please read “The Securitization Law” and “ENO’s Financing Order” for more information.
The characteristics of storm recovery property are unlike the characteristics of assets underlying mortgage and other commercial asset securitizations because storm recovery property is a creature of statute and regulatory commission proceedings. Because the nature and characteristics of the storm recovery property and many elements of the bond securitization are set forth and constrained by the Securitization Law, ENO, as sponsor, does not select the assets to be securitized in ways common to many securitizations. Moreover, the bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Securitization Law and the financing order require the imposition on, and collection of storm recovery charges from, all retail electric customers of ENO. Certain self-generation is excluded from the calculation of the storm recovery charges under the financing order. Since the storm recovery charges are assessed against all such retail electric customers and the true-up adjustment mechanism adjusts for the impact of customer defaults, the collectability of the storm recovery charges is not ultimately dependent upon the credit quality of particular ENO customers, as would be the case in the absence of the true-up adjustment mechanism.
The review by ENO of the storm recovery property underlying the bonds has involved a number of discrete steps and elements as described in more detail below. First, ENO has analyzed and applied the Securitization Law’s requirements for securitization of storm recovery costs and associated financing costs in seeking approval of the Council for the issuance of the financing order and in its proposal with respect to the characteristics of the storm recovery property to be created pursuant to the financing order. In preparing this proposal, ENO worked with its counsel and its financial advisor in preparing the application for a financing order and with the Council on the terms of the financing order. Moreover, ENO worked with its counsel, its financial advisor, the underwriter and counsel to the underwriter in preparing the legal agreements that provide for the terms of the bonds and the security for the bonds. ENO has analyzed economic issues and practical issues for the scheduled payment of the bonds including the impact of economic factors, potential for disruptions due to weather or catastrophic events and its own forecasts for customer growth as well as the historic accuracy of its prior forecasts.
In light of the unique nature of the storm recovery property, ENO has taken (or prior to the offering of the bonds, will take) the following actions in connection with its review of the storm recovery property and the preparation of the disclosure for inclusion in this prospectus and the accompanying prospectus supplement describing the storm recovery property, the bonds and the proposed securitization:

•
reviewed the Securitization Law and together with the Home Rule Charter of the City of New Orleans, any applicable rules and regulations of the Council as they relate to the storm recovery property in connection with the preparation and filing of the application with the Council for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

•	actively participated in the proceeding before the Council relating to the approval of the requested financing order;

•
compared the financing order, as issued by the Council, to the Securitization Law and any applicable rules and regulations of the Council as they relate to the storm recovery property to confirm that the financing order met such requirements;

•
compared the proposed terms of the bonds to the applicable requirements in the Securitization Law, the financing order and any applicable regulations of the Council to confirm that they met such requirements;

•
prepared and reviewed the agreements to be entered into in connection with the issuance of the bonds and compared such agreements to the applicable requirements in the Securitization Law, the financing order and any applicable regulations of the Council to confirm that they met such requirements;

•
reviewed the disclosure in this prospectus and the accompanying prospectus supplement regarding the Securitization Law, the financing order and the agreements to be entered into in connection with the issuance of the bonds, and compared such descriptions to the relevant provisions of the Securitization Law, the financing order and such agreements to confirm the accuracy of such descriptions;

•
consulted with legal counsel to assess if there is a basis upon which the bondholders (or the trustee acting on their behalf) could successfully challenge the constitutionality of the Securitization Law or the financing order so as to result in the impairment of the value of the storm recovery property, or a substantial reduction, alteration or impairment of the storm recovery charges;

•
reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including without limitation, billing and collecting the storm recovery charges to be provided for under the storm recovery property, forecasting storm recovery charges, preparing and filing applications for true-up adjustments to the storm recovery charges;

•
reviewed the operation of the true-up mechanism for adjusting storm recovery charge levels to meet the scheduled payments on the bonds and in this context took into account its experience with the Council; and

•
with the assistance of its financial advisor and the underwriter, prepared financial models in order to set the initial storm recovery charges to be provided for under the storm recovery property at a level sufficient to pay on a timely basis scheduled principal and interest on the bonds and other ongoing financing costs.

In connection with the preparation of such models, ENO:

•	reviewed (i) the historical retail electric demand and usage and customer growth within its service territory and (ii) forecasts of expected energy sales and customer growth; and

•
analyzed the sensitivity of the weighted average life of the bonds in relation to variances in actual energy consumption or demand levels (retail electric sales) from forecasted levels and in relation to the true-up mechanism in order to assess the probability that the weighted average life of the bonds may be extended as a result of such variances, and in the context of the operation of the true-up mechanism for adjustment of storm recovery charges to address under or overcollections in light of scheduled payments on the bonds.

As a result of this review, ENO has concluded that:

•
the storm recovery property, the financing order and the agreements to be entered into in connection with the issuance of the bonds meet in all material respects the applicable statutory and regulatory requirements;

•
the disclosure in this prospectus and the accompanying prospectus supplement regarding the Securitization Law, the financing order and the agreements to be entered into in connection with the issuance of the bonds is, or in the case of the accompanying prospectus supplement, will be, as of its respective date, accurate in all material respects;

•	the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

•
storm recovery charges, as adjusted from time to time as provided in the Securitization Law and the financing order, are expected to generate sufficient revenues to pay on a timely basis scheduled principal and interest on the bonds and other ongoing financing costs; and

•
the design and scope of ENO’s review of the storm recovery property as described above is effective to provide reasonable assurance that the disclosure regarding the storm recovery property in this prospectus and the accompanying prospectus supplement is accurate in all material respects.

THE SECURITIZATION LAW
The Securitization Law Authorizes Utilities to Recover Storm Recovery Costs Through the Issuance of Bonds Pursuant to a Financing Order.
In May 2006, the Louisiana legislature enacted The Louisiana Electric Utility Storm Recovery Securitization Act, which authorized electric utilities to use securitization financing for storm recovery costs, including the funding and replenishment of storm reserves. This provision of Louisiana law, the Securitization Law, is codified at Louisiana Revised Statutes 45:1226-1236. The Securitization Law governs the application for, and the Council’s issuance of, a financing order allowing for the securitization of storm recovery costs and upfront financing costs.
A Louisiana utility which furnishes electric service within the City of New Orleans must apply to the Council for a financing order under the Securitization Law to authorize the issuance of storm recovery bonds. ENO applied for a financing order under the Securitization Law, which was issued by the Council on May 14, 2015 and will become final and non-appealable on June 16, 2015.
ENO and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs.
We May Issue Storm Recovery Bonds to Recover ENO’s Storm Recovery Costs.
Under the Securitization Law and the home rule power granted to the Council under the Louisiana Constitution, the Council may issue financing orders approving the issuance of storm recovery bonds, such as the storm recovery bonds issued by us, to recover storm recovery costs, including the cost of funding or replenishing storm reserves as well as the related carrying costs, together with the upfront costs of issuing storm recovery bonds. A utility, its successors or a third-party assignee of a utility may issue storm recovery bonds. The Securitization Law requires the proceeds of the storm recovery bonds to be used for the purposes of recovering or financing storm recovery costs and financing costs, solely as determined by the Council. The storm recovery bonds are secured by and payable from storm recovery property, which includes the right to impose, bill, collect and receive storm recovery charges. Storm recovery charges can be imposed only when and to the extent that storm recovery bonds are issued.
The Securitization Law contains a number of provisions designed to facilitate the securitization of storm recovery costs and upfront financing costs.
Creation of Storm Recovery Property.
As authorized by the Securitization Law, and provided by the financing order, the storm recovery property was created when the financing order was issued.
A Financing Order is Irrevocable.
A financing order, once effective, together with the storm recovery charges authorized in the financing order, is irrevocable and not subject to reduction, impairment, or adjustment by the Council, except for adjustments pursuant to the Securitization Law in order to correct overcollections or undercollections and to ensure the projected recovery of amounts sufficient to provide timely payment of debt service and all other financing costs in connection with the storm recovery bonds. Although a financing order is irrevocable, the Securitization Law allows for applicants to apply for one or more new financing orders to provide for retiring and refunding storm recovery bonds.
State and Council Pledges.
Under the Securitization Law, the State has pledged, for the benefit and protection of storm recovery bondholders and ENO, that it will not alter the provisions of the Securitization Law which authorize the Council to create a property right by the issuance of a financing order, to create storm recovery property and to make the storm recovery charges imposed by the financing order irrevocable, binding and non-bypassable charges, or take or permit any action that impairs or would impair the value of the storm recovery property, or, except for adjustments discussed in “ENO’s Financing Order-True-ups” and “The Servicing Agreement-The Storm Recovery Charge Adjustment Process,” or for a refinancing or refunding, reduce, alter, or impair storm recovery charges that are to be imposed, collected and remitted to storm recovery bondholders until any and all principal, interest and premium, financing costs, and other fees, expenses or charges incurred and any contracts to be performed in connection with the related storm recovery bonds have been paid and performed in full. However, nothing will preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the storm recovery bondholders and any assignee or financing party. Please read “Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”

As authorized by the Securitization Law, in the financing order, the Council has pledged that the financing order will be irrevocable until the indefeasible (i.e., not voidable) payment in full of the storm recovery bonds and the financing costs. Except for adjustments discussed in “ENO’s Financing Order-True-ups” and “The Servicing Agreement-The Storm Recovery Charge Adjustment Process,” or a refinancing or refunding, the Council will not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges or in any way reduce or impair the value of the storm recovery property until the indefeasible (i.e., not voidable) payment in full of the storm recovery bonds and the financing costs. However, nothing will preclude limitation or alteration of the financing order if and when full compensation is made by law for the full protection of the storm recovery charges approved pursuant to the financing order and the full protection of the bondholders and any assignee or financing party. Please read “Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”
Constitutional Matters.
To date, no federal or Louisiana cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Securitization Law have been decided. There have been cases in which federal courts have applied the Contract Clause of the United States Constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness. The Louisiana Supreme Court has declared that the Contract Clause of the Louisiana Constitution is virtually identical and substantially equivalent to the Contract Clause of the United States Constitution. Based upon this case law, Phelps Dunbar, L.L.P. will opine, prior to the closing of the offering of the storm recovery bonds described in the prospectus supplement accompanying this prospectus, to the effect that the pledge described above unambiguously indicates the State’s intent to be bound with the bondholders and, subject to all of the qualifications, limitations and assumptions set forth in its opinion, supports the conclusion that the State Pledge constitutes a binding contractual relationship between the State and the bondholders for purposes of both the Federal Contract Clause and Louisiana Contract Clause. Subject to all of the qualifications, limitations and assumptions set forth in its opinion, including that any impairment of the contract be “substantial,” Phelps Dunbar, L.L.P. will opine prior to the closing of the offering of the storm recovery bonds described in the prospectus supplement accompanying this prospectus that a reviewing court of competent jurisdiction would hold that the State of Louisiana could not constitutionally repeal or amend the Securitization Law or take any other action contravening the State Pledge and creating an impairment (without, as the Securitization Law requires, providing full compensation by law for the full protection of the storm recovery charges to be collected pursuant to the financing order and full protection of the bondholders), unless such court would determine that such impairment clearly is a reasonable and necessary exercise of the State of Louisiana’s sovereign powers based upon reasonable conditions and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying such action.
Phelps Dunbar, L.L.P., prior to the closing of the offering of the storm recovery bonds described in the prospectus supplement accompanying this prospectus, will opine to the effect that, subject to all of the qualifications, limitations and assumptions set forth in its opinion, the State Pledge and the Council Pledge are not an impermissible attempt to “contract away” the police power of the State of Louisiana (including the police power of its subdivision, the City of New Orleans), and will not be disregarded under the reserved powers doctrine so as to preclude a reviewing court of competent jurisdiction from holding that violation of the terms of the State Pledge or the Council Pledge, in applicable factual circumstances, is reversible by the courts.
Phelps Dunbar, L.L.P., subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be “substantial”) set forth in its opinion, will opine that a Louisiana state court reviewing an appeal of any Council action of a legislative character (including seeking to have the City expropriate portions of ENO’s electric distribution facilities and cease collecting storm recovery charges) would conclude that the Council Pledge (i) creates a binding contractual obligation of the City of New Orleans for purposes of the Federal Contract Clause and the Louisiana Contract Clause and (ii) provides a basis upon which the bondholders could challenge successfully on appeal any such action by the Council of a legislative character, including the rescission or amendment of the financing order or the Council seeking to have the City expropriate portions of ENO’s electronic distribution facilities and cease collecting the storm recovery charges, that such court determines violates the Council pledge in a manner that substantially reduces, limits or impairs the value of the storm recovery property including the storm recovery charges, prior to the time that the bonds are fully paid and discharged, unless there is a judicial finding that the Council action clearly is exercised for a public end and is reasonably necessary to the accomplishment of that public end so as not to be arbitrary, capricious or an abuse of authority.
In addition, any action of the Louisiana legislature or the Council adversely affecting the storm recovery property or the ability to collect storm recovery charges may be considered a “taking” under the United States or Louisiana Constitutions. Phelps Dunbar, L.L.P. has advised us that it is not aware of any federal or Louisiana court cases addressing the applicability of the Takings Clause of the United States or Louisiana Constitution in a situation analogous to that which would be involved in an amendment or repeal of the Securitization Law or the financing order. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Securitization Law or the financing order, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Assuming a Takings Clause analysis were applied under the United States Constitution or the Louisiana Constitution, Phelps Dunbar, L.L.P. will opine, prior to the closing of the offering of the storm recovery bonds described in the prospectus supplement accompanying this prospectus, to the effect that under existing case law, a reviewing court of competent jurisdiction would hold, subject to all of the qualifications, limitations and assumptions set forth in its opinion, if it concludes that the storm recovery property is protected by the Takings Clause of the United States Constitution and Takings Clause of the Louisiana Constitution, that the State or the City (as the case may be) would be required to pay just compensation to bondholders, as determined by such court, if the State Legislature repealed or amended the Securitization Law or took any other action contravening the State Pledge, or if the Council repealed or amended the financing order or took any other action contravening the Council Pledge, if the court determines doing so constituted a permanent appropriation or destruction of a substantial property interest of the bondholders in the storm recovery property and deprived the bondholders of their reasonable expectations arising from their investments in the bonds. In examining whether action of the Louisiana legislature or the Council amounts to a regulatory taking, both federal and state courts will consider the character of the governmental action and whether such action substantially advances the State’s or the Council’s (as the case may be) legitimate governmental interests, the economic impact of the governmental action on the bondholders, and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the storm recovery bonds.
In connection with the foregoing, Phelps Dunbar, L.L.P. has advised us that issues relating to the Contract and Takings Clauses of the United States and Louisiana Constitutions are essentially decided on a case-by-case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case, and Phelps Dunbar, L.L.P. has further advised us that there are no reported controlling judicial precedents that are directly on point. The opinions described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a storm recovery bondholder would consider material.
In addition, Phelps Dunbar, L.L.P. will opine, prior to the closing of the offering of the storm recovery bonds described in the prospectus supplement accompanying this prospectus, to the effect that under existing case law, a reviewing court of competent jurisdiction would hold that the Securitization Law is constitutional in all material respects under the United States Constitution and, subject to all of the qualifications, limitations and assumptions set forth in its opinion, that the State Pledge, and the Louisiana legislature’s supplemental grant of power to the Council to make the financing order irrevocable, contained in the Securitization Law are not an impermissible attempt to “contract away” the police power of the State of Louisiana (including the police power of its political subdivision, the City of New Orleans), and will not be disregarded under the reserved powers doctrine, and that the Securitization Law is constitutional in all material respects under the Louisiana Constitution.
We will file a copy of each of the Phelps Dunbar, L.L.P. opinions with the SEC.
For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”
Storm Recovery Charges May Be Adjusted.
The Securitization Law authorizes the Council to provide, and the Council has provided, in the financing order, that storm recovery charges be adjusted at least semi-annually, quarterly following the last scheduled final payment date and more often as necessary to assure the timely payment of debt service on the storm recovery bonds and related financing costs. The purposes of these adjustments are:

•	to correct any overcollections or undercollections during the preceding six months, and

•	to ensure the projected recovery of amounts sufficient to provide timely payment of debt service and all other financing costs in connection with the storm recovery bonds.
Storm Recovery Charges Are Nonbypassable.
The Securitization Law provides that the storm recovery charges are nonbypassable subject to the terms of the financing order. “Nonbypassable” means that ENO collects these charges from all retail electric customers of ENO, i.e., all customers receiving transmission or distribution retail electric service, or both, from ENO or its successors or assignees under rate schedules or special contracts approved by the Council. As described below, certain self-generation is excluded from the calculation of the storm recovery charges. Under current law, customers of Louisiana public utilities cannot buy their electricity from alternative electricity suppliers.

Generally, there are two categories of self-generation that are currently applicable to ENO: industrial or commercial-sized self-generation, such as co-generation, and net metered self-generation, which is limited to customers (currently, residential customers for self-generation of less than 25kW and commercial customers for self-generation of less than 300kW) using qualifying resources (such as solar). As of December 31, 2014, net metered self-generation capacity accounted for approximately 3% of ENO's peak load.
For industrial/commercial-sized self-generation, whether storm recovery charges are imposed depends upon two factors: first, whether the customer had installed, or had made a substantial financial commitment to install, the self-generation facilities prior to June 1, 2015, and second, whether the self- generation serves new load. If a customer had installed, or had made a substantial financial commitment to install, such self-generation facilities prior to June 1, 2015, then the customer load served by the new self-generation facilities will not be subject to storm recovery charges. In addition, new customer load that comes on-line after June 1, 2015 and which is served by new self-generation facilities constructed on the customer’s premises will also be excluded from the calculation of storm recovery charges. Otherwise, load served by self-generation will be included in the calculation of storm recovery charges with respect to such self-generation. For those customers who initiate such self-generation, storm recovery charges will be assessed based upon the customer's service prior to the commercial in-service date of the self-generation facilities (reduced by any stand-by or maintenance energy consumption).
For all net-metered self-generation using qualifying resources (such as solar), regardless of the date of installation, storm recovery charges will be calculated based upon the gross energy delivered by ENO to the customer irrespective of the amount of energy delivered by the customer to the grid. To the extent that a net-metered customer uses self-generation in a manner that is not reflected on the meter (“behind the meter” usage) and, therefore, not delivered by ENO, such usage will be excluded from the calculation of storm recovery charges.
Finally, any retail electric customer who completely discontinues transmission and distribution services from ENO will cease to be a “retail electric customer” and, therefore, will be exempt entirely from the payment of storm recovery charges.
The Securitization Law Protects the Bondholders’ Security Interest in Storm Recovery Property.
The Securitization Law provides that a valid and enforceable security interest in storm recovery property will attach only after the issuance of a financing order, the execution and delivery of a security agreement in connection with the issuance of the storm recovery bonds and the receipt of value for the storm recovery bonds. The security interest attaches automatically at the time when all of the foregoing conditions have been met.
Upon perfection by filing a financing statement, under Section 1231(D) of the Securitization Law and otherwise in accordance with the Uniform Commercial Code (“UCC”) of the State of Louisiana, the security interest will be a perfected security interest in the storm recovery property and all proceeds of the property, whether accrued or not, and will have priority in the order of perfection and take precedence over any subsequent lien creditor. The servicer pledges in the servicing agreement to file all necessary continuation statements.
The Securitization Law provides that priority of transfers of and security interests in storm recovery property will not be impaired by:

•	commingling of funds arising from storm recovery charges with other funds, or

•	modifications to the financing order or the storm recovery property, including resulting from any true-up adjustment.
Please read “Risks Associated with the Unusual Nature of the Storm Recovery Property.”
The Securitization Law Characterizes the Transfer of Storm Recovery Property as a True Sale.
The Securitization Law provides that an electric utility’s or an assignee’s transfer of storm recovery property is a “true sale” under Louisiana law and is not a secured transaction (other than for federal and state income tax purposes) and that the transferor’s right, title, and interest in, to, and under the storm recovery property passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please read “The Sale Agreement” and “Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer.”
ENO’S FINANCING ORDER
ENO’s Securitization Proceeding and Financing Order.
On January 15, 2015, the Council issued its Resolution No. 15-17 determining that ENO could recover storm recovery costs, including the replenishment of storm reserves, relating to the damage caused by Hurricane Isaac which struck New Orleans in August 2012. On January 29, 2015, ENO filed a securitization application with the Council seeking approval of a financing order allowing ENO to utilize the proceeds of storm recovery bonds issued pursuant to the Securitization Law to finance the storm recovery costs approved in Resolution 15-17. The application requested that the Council issue a financing order authorizing the issuance of storm recovery bonds in the aggregate principal amount of approximately $88.5 million (assuming a June 30, 2015 issuance date), consisting of: (a) $31.7 million of storm recovery costs, including carrying costs, plus (b) the cost of funding and replenishing a storm recovery reserve in the amount of $53.4 million, plus (c) upfront financing costs of approximately $3.4 million, plus the cost of any Council-approved credit enhancement, plus or minus (d) any adjustment to carrying costs necessary to account for a bond issuance date other than June 30, 2015.
On May 14, 2015, the Council issued its financing order to ENO authorizing the issuance of storm recovery bonds in the aggregate principal amount of approximately $99.0 million (assuming a June 30, 2015 issuance date), consisting of: (a) $31.7 million of storm recovery costs, including carrying costs, plus (b) the cost of funding and replenishing a storm recovery reserve in the amount of $63.9 million, plus (c) upfront financing costs of approximately $3.4 million, plus the cost of any Council-approved credit enhancement, plus or minus (d) any adjustment to carrying costs necessary to account for a bond issuance date other than June 30, 2015.
The financing order is the first financing order issued to ENO for storm recovery or any other purpose.
ENO has filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part for you to read in more detail.
In the financing order, the Council stated that it will act pursuant to the irrevocable financing order as expressly authorized by the Securitization Law to ensure that expected storm recovery charge revenues are sufficient to pay the scheduled principal of and interest on the storm recovery bonds issued pursuant to the financing order and all other financing costs in connection with the storm recovery bonds. Such financing order, pursuant to its terms and the Council’s constitutional home rule power and the provisions of the Securitization Law, is irrevocable and is not subject to reduction, impairment or adjustment by further action of the Council, except as contemplated by the periodic true-up adjustments. The financing order also concludes that the true-up mechanism and all other undertakings of the State of Louisiana and the Council set forth in the irrevocable financing order are direct, explicit, irrevocable and unconditional upon issuance of the storm recovery bonds, and are legally enforceable against the State of Louisiana and the Council. Please read “Risks Associated With Potential Judicial, Legislative or Regulatory Actions.”
Collection of Storm Recovery Charges
The financing order authorizes ENO to collect storm recovery charges from customers in an amount sufficient at all times to provide for recovery of ENO’s aggregate storm recovery costs and upfront and ongoing financing costs, which include principal and interest and certain ongoing fees and expenses associated with the storm recovery bonds. There is no “cap” on the level of storm recovery charges that may be imposed on customers, including the State of Louisiana and other governmental entities, to pay on a timely basis scheduled principal and interest on the storm recovery bonds. There is also no limit on how long storm recovery charges may be imposed; pursuant to the financing order, the charges will be imposed until the storm recovery bonds and all related financing costs have been paid in full. In addition, if as a result of a fundamental change in the manner of regulation of public utilities in Louisiana, any alternative electricity suppliers serving ENO’s retail electric customers are permitted to bill and collect storm recovery charges, such charges must be billed and collected and remitted to the servicer in a manner which will not cause the current credit ratings on the storm recovery bonds to be suspended, withdrawn or downgraded.
Issuance Advice Letter
Within two business days’ following the determination of the final terms of the storm recovery bonds and prior to their issuance, ENO is required to file with the Council an issuance advice letter, which will:

•	confirm that customers will experience savings relative to traditional methods of financing,

•	confirm that the structure, term and pricing of the storm recovery bonds is consistent with the terms of the financing order,

•	evidence the actual terms on which the storm recovery bonds will be issued,

•	show the actual initial storm recovery charges,

•	identify us, and

•	certify that the structuring and pricing of the storm recovery bonds resulted in the lowest storm recovery charges consistent with market conditions on the date and time of such pricing.
Within one business day of receipt of the issuance advice letter, a designee of the Council will either (a) approve the transaction by executing a concurrence, or (b) reject the issuance advice letter and state the reasons therefor. The designee will approve the final structure, terms and pricing of the transaction if he or she determines that the final structure, terms and pricing of the transaction are consistent with the criteria established by the financing order and that the mathematical calculations in the issuance advice letter are accurate. The designee’s concurrence shall represent the final, binding and irrevocable approval by the Council of the structure, terms and pricing of the storm recovery bonds and all related documents and security. A change in market conditions from the date and time of the actual pricing of the storm recovery bonds shall not constitute grounds for rejecting the issuance advice letter.
Tariff
We are required, prior to the issuance of any storm recovery charges, to complete and file a tariff in the form attached to the financing order. The tariff establishes the initial storm recovery charge. Please read “Description of the Storm Recovery Property-Tariffs Imposing Storm Recovery Charges.”
True-Ups
The Securitization Law authorizes and the financing order requires that storm recovery charges be adjusted at least semi-annually to correct any overcollections or undercollections in the preceding six months, or such shorter period following the issuance of the storm recovery bonds, as set forth in the related prospectus supplement, and to ensure the projected recovery of amounts sufficient to provide for the timely payment of scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the subsequent 12 month period (or in the case of quarterly true-ups, the period ending on the next bond payment date), except for the first true-up adjustment period, which may be longer or shorter than six months, but in any event no longer than nine months. If the storm recovery bonds are outstanding after the last scheduled final payment date, the financing order requires that storm recovery charges be adjusted quarterly to provide for the payment of all such bonds, including interest due thereon, by the next succeeding payment date.
Additionally, the financing order also authorizes the servicer to make interim true-up adjustments more frequently if the servicer forecasts that storm recovery charge collections will be insufficient to make on a timely basis all scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the current or next succeeding semi-annual period and to replenish any draws upon the capital subaccount. These adjustments are intended to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the storm recovery bonds for the two payment dates next succeeding the adjustment. The Securitization Law does not cap the level of storm recovery charges that may be imposed on customers as a result of the true-up process.
The Council must be given at least 15 days’ notice prior to making either the semi-annual or quarterly true-up adjustment or any interim true-up adjustment. In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.
The financing order also authorizes the servicer to request an amendment to the true-up mechanism, referred to as non-standard true-up adjustment, from the Council, at any time, to address any material deviations between storm recovery charge collections and amounts required to provide for the timely payment of scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds. No non-standard true-up adjustment may become effective unless the rating agency condition has been satisfied.
Under the terms of the financing order, the storm recovery charge for each customer will be calculated based upon such customer’s projected base revenue, subject to certain limited adjustments as described below under “Description of the Storm Recovery Property-Tariffs Imposing Storm Recovery Charges.” Any overcollection or undercollection of storm recovery charges from any customers will be included in the true-up and will be taken into account in the application of the true-up mechanism to adjust the storm recovery charge for all customers.
The State has pledged in the Securitization Law and the Council has pledged in the financing order that it will not take or permit any action that would impair the value of the storm recovery property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the storm recovery charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the storm recovery bonds, have been paid and performed in full. Please read “The Securitization Law-ENO and Other Utilities May Securitize Storm Recovery and Upfront Financing Costs,” “Risk Factors” for further information.
Servicing Agreement
In the financing order, the Council required ENO to enter into a servicing agreement described under “The Servicing Agreement” in this prospectus.
Binding on Successors
The financing order, along with the storm recovery charges authorized in the financing order, is binding on:

•	ENO,

•	any successor to ENO that provides transmission and distribution service to ENO’s retail electric customers,

•	any other entity that provides distribution service to ENO’s retail electric customers,

•	any other entity responsible for billing and collecting storm recovery charges on our behalf, and

•	any successor to the Council.

DESCRIPTION OF THE STORM RECOVERY PROPERTY
Creation of Storm Recovery Property; Financing Order
The Securitization Law defines storm recovery property as the rights and interests of an electric utility or successor under a financing order, including the right to impose, bill, charge, collect and receive storm recovery charges, which charges include amounts to be charged to recover storm recovery costs, established in the financing order. The storm recovery property was created when the financing order was issued. The storm recovery bonds will be secured by storm recovery property, as well as the other collateral described under “Security for the Storm Recovery Bonds.”
In addition to the right to impose, bill, charge, collect and receive storm recovery charges, the financing order:

•	authorizes the transfer of storm recovery property to us and the issuance of storm recovery bonds;

•	establishes procedures for periodic true-up adjustments to storm recovery charges in the event of overcollection or undercollection; and

•
provides that the financing order is irrevocable and not subject to reduction, impairment, or adjustment by further act of the Council (except for the periodic adjustments to the storm recovery charges).

A form of issuance advice letter and a form of tariff are attached to the financing order. We will complete and file both documents with the Council immediately after the pricing of the storm recovery bonds.
The issuance advice letter confirms to the Council the interest rate and expected amortization schedule for the storm recovery bonds and sets forth the actual dollar amount of the initial storm recovery charges as described above under “ENO’s Financing Order-Issuance Advice Letter.” The dollar amount of the initial storm recovery charges, along with any other terms of the issuance advice letter and tariff affecting the terms of the storm recovery bonds, will be more fully described in the prospectus supplement.
Calculation of Storm Recovery Charges
The storm recovery charges will be calculated to generate revenues sufficient to pay the scheduled principal and interest on the storm recovery bonds, together with related financing costs, for the next succeeding 12 month period or, following the scheduled final payment date for the latest maturing tranche, through the next succeeding maturity date. This revenue requirement is referred to as the periodic revenue requirement.
Under the financing order, the storm recovery charge will be a single rate, expressed as a percentage of each customer's base revenue charges. Thus, while each customer will pay a different dollar amount of storm recovery charges, each customer will pay the same percentage of its base revenue charges.
The storm recovery charge rate will be initially calculated, and adjusted from time to time, through the true-up process by forecasting base rate revenue, using forecasted customer usage and delinquencies information for such period, and then determining a storm recovery charge rate which, when applied to such projected base revenues, will yield revenues at least sufficient to satisfy on a timely basis the periodic revenue requirement for the next ensuing twelve month period. The amount which must be billed to customers to generate the periodic revenue requirement, during a forecasted period, after giving effect to payment patterns, delinquencies and write-offs, is referred to as the periodic billing requirement.
Any undercollection (or overcollection) of the storm recovery charges from any customer will be included in calculating the periodic billing requirement payable by all customers in the next true-up adjustment. See “ENO’s Financing Order-True-Ups.”
Should ENO seek a future financing order under the Securitization Law, storm recovery charges associated with any additional storm recovery bonds may be calculated using a different methodology.
ENO customers do not currently pay any storm recovery charges under the Securitization Law or any similar securitization statute.
Tariffs Imposing Storm Recovery Charges
The initial tariff establishing the storm recovery charge (expressed as a percentage of base rate revenues) will be filed before or upon the issuance of the storm recovery bonds, and will be effective as of the issuance date of the storm recovery bonds, although the initial storm recovery charge may not appear on customer bills until the start of the first billing cycle following issuance of the storm recovery bonds. The tariff will be amended each time the storm recovery charges are adjusted.
The initial storm recovery charge will be set forth in the related prospectus supplement.
Billing and Collection Terms and Conditions
Storm recovery charges will be assessed by the servicer, for our benefit as owner of the storm recovery property, based on a customer’s actual consumption of electricity from time to time. Storm recovery charges will be collected by the servicer directly from customers as part of its normal collection activities. Storm recovery charges will be deposited by the servicer on a daily basis into the collection account under the terms of the indenture and the servicing agreement.
The obligation to pay storm recovery charges is not subject to any right of set-off in connection with the bankruptcy of the seller or any other entity. Storm recovery charges are “nonbypassable” in accordance with the provisions set forth in the Securitization Law and the financing order. If any customer does not pay the full amount of any bill to the servicer, the amount paid by the customer will be applied in the following order of priority based on the chronological order of billing: first, to any amounts due with respect to customer deposits, second, to all service charges of the servicer on the bill (which do not include storm recovery charges), third, to all storm recovery charges under the financing order, and fourth, to additional pledges billed to the customer.
THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR
General
ENO will be the seller and initial servicer of the storm recovery property for the storm recovery bonds, and will be the depositor and sponsor of the securitization in which storm recovery bonds covered by this prospectus are issued.
ENO is a corporation organized under the laws of the State of Louisiana. ENO is owned by Entergy Corporation, a Delaware corporation or Entergy. In addition to ENO, the principal operating utility subsidiaries of Entergy are Entergy Arkansas, Inc., Entergy Gulf States, Louisiana, L.L.C., Entergy Louisiana, Entergy Mississippi, Inc., and Entergy Texas, Inc. Entergy also owns, among other things, all of the common stock of System Energy Resources, Inc., a generating company that owns the Grand Gulf Electric Generating Station, and Entergy Operations, Inc., a nuclear management services company. Capacity and energy from Grand Gulf are allocated among Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc. and ENO under a unit power sales agreement which regulates ENO’s electric and gas service, rates and charges and issuances of securities. Together with Entergy Arkansas, Inc., Entergy Louisiana Properties, LLC, and Entergy Mississippi, Inc., ENO owns all of the capital stock of System Fuels, Inc. System Fuels, Inc. is a special purpose company that implements and maintains programs for the purchase, delivery and storage of fuel supplies for Entergy Corporation’s utility subsidiaries.
ENO is an electric and gas public utility company providing services to customers in New Orleans, Louisiana since 1926. As of December 31, 2014, ENO provided electric service to approximately 171,120 retail electric customers. The retail electric customer base includes a mix of residential, commercial and diversified industrial retail electric customers. During the twelve months ended December 31, 2014, ENO delivered approximately 5.2 billion kilowatt hours of electricity resulting in billed electric revenue of $485.8 million. During the twelve months ended December 31, 2014, approximately 9% of ENO’s total retail electric deliveries were to industrial customers, 39% were to commercial customers, 37% were to residential customers and 15% were to government and municipal customers.
Pursuant to state law, ENO is under the exclusive regulatory supervision of the Council, except only for public safety matters which are subject to oversight by the Louisiana Public Service Commission. ENO is also subject to the jurisdiction of FERC under the Federal Power Act with respect to the sale of electricity for resale, transmission of electricity in interstate commerce, the issuance of securities, acquisitions and divestitures of utility assets, certain affiliate transactions and other matters.
ENO has pending before the Council a proposal to assume the obligation to provide retail electric service to approximately 22,000 residential customers in the 15th Ward of the City of New Orleans on the west bank of the Mississippi River (Algiers) currently served by its affiliate, Entergy Louisiana. If this transaction is approved these customers will also be subject to the storm recovery charge. This transaction is expected to close in the third quarter of 2015. The customer or related revenue information contained in this prospectus does not reflect the addition of Algiers customers.
Where to Find Information About ENO. ENO files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of periodic reports and exhibits thereto may be obtained at the above location at prescribed rates. Information as to the operation of the public reference facilities is available by calling the SEC at 1 800-SEC 0330. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. You may access a copy of ENO’s filings at http://www.entergy.com although this website is not intended to be a part of this prospectus.
Municipalization
ENO operates pursuant to its municipal franchise under an indeterminate permit granted to ENO by the Council. ENO holds a non-exclusive franchise to provide electric services on the east bank of the Mississippi River in Orleans Parish. Electric service to Algiers is currently provided by Entergy Louisiana under a separate indeterminate permit. As mentioned above, ENO has a request pending before the Council to transfer the electric operations of Entergy Louisiana, LLC in Algiers to ENO.

If the request is approved by the Council, ENO expects that the Council will make ENO an additional grantee under the Entergy Louisiana, LLC indeterminate permit pursuant to which ENO will have a non-exclusive franchise to provide electric services in Algiers.
Louisiana law authorizes the City to seek to acquire portions of some or all of ENO’s electric distribution facilities through voluntary transactions or through the power of expropriation for use as part of a municipally-owned utility system. The Securitization Law and the financing order require that storm recovery charges be imposed and collected by ENO or any successor to ENO. In the servicing agreement, ENO will covenant to assert in an appropriate forum that if ENO acquires any portion of ENO’s electric distribution facilities, it must be treated as a successor to ENO under the Securitization Law and the financing order, retail electric customers in the City formerly served by ENO must remain responsible for payment of storm recovery charges and any contrary position asserted by the City violates the Council’s pledge. However, there can be no assurance that the City will not seek to acquire a portion of some or all of ENO’s electric distribution facilities and take a contrary position resulting in consuming and costly litigation and possible delays in the payment of the storm recovery bonds.
ENO Customer Base and Electric Energy Consumption
The following tables show the electricity delivered to retail electric customers, electric delivery revenues and number of retail electric customers for each of ENO’s revenue-reporting customer classes for the five preceding years. There can be no assurances that the retail electric GWh sales, retail electric revenues and number of retail electric customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

Electricity Delivered to Retail Electric Customers (As Measured by GWh Sales) by Customer Class and Percentage Composition*
Customer Class	2010		2011		2012		2013		2014
Residential	1,858	36.65%	1,888	36.87%	1,772	35.38%	1,867	36.58%	1,963	37.54%
Commercial	1,899	37.45%	1,939	37.87%	1,968	39.29%	1,998	39.14%	2,047	39.13%
Industrial	503	9.93%	498	9.72%	484	9.67%	481	9.43%	452	8.65%
Government & Municipal	810	15.97%	795	15.54%	785	15.66%	758	14.85%	768	14.68%
Total Retail	5,069	100.00%	5,120	100.00%	5,009	100.00%	5,105	100.00%	5,230	100.00%

*	Numbers not exact due to rounding.

Electric Delivery Revenues by Customer Class and Percentage Composition (Dollars in thousands)*
Customer Class	2010		2011		2012		2013		2014
Residential	$196,391	41.27%	$175,994	41.96%	$174,108	40.29%	$197,197	40.96%	$202,478	41.68%
Commercial	173,536	36.46%	153,824	36.67%	163,911	37.93%	182,748	37.96%	184,381	37.96%
Industrial	35,826	7.53%	29,800	7.10%	31,374	7.26%	34,916	7.25%	32,739	6.74%
Government & Municipal	70,146	14.74%	59,840	14.27%	62,718	14.51%	66,553	13.82%	66,174	13.62%
Total Retail	$475,899	100.00%	$419,458	100.00%	$432,112	100.00%	$481,414	100.00%	$485,772	100.00%

*	Numbers not exact due to rounding.

Number of Retail Electric Customers and Percentage Composition in Louisiana as of December 31 of the Year Shown Below*
Customer Class	2010		2011		2012		2013		2014
Residential	138,659	88.26%	142,680	88.83%	146,706	89.05%	149,639	89.08%	152,556	89.15%
Commercial	14,079	8.96%	13,920	8.67%	14,155	8.59%	14,430	8.59%	14,672	8.57%
Industrial	2,277	1.45%	2,288	1.42%	2,112	1.28%	2,163	1.29%	2,114	1.24%
Government & Municipal	2,079	1.32%	1,738	1.08%	1,769	1.07%	1,759	1.05%	1,778	1.04%
Total Retail	157,094	100.00%	160,626	100.00%	164,742	100.00%	167,991	100.00%	171,120	100.00%

*	Numbers not exact due to rounding.

Percentage Concentration Within ENO’s Large Commercial Customers
For the year ended December 31, 2014, the ten largest electric retail electric customers in the area served by ENO represented approximately 13% of ENO’s retail gigawatt-hour electric sales and 9% of ENO’s retail electric revenues. All ten retail electric customers are non-residential class accounts. There are no material concentrations in the residential class.
Forecasting Electricity Consumption
The Entergy operating companies, including ENO, use econometric models for forecasting residential, commercial, small industrial and governmental electric sales. The models use ten years of monthly historical data when possible, although some models use only five to eight years because of reliability issues with older sales data. Entergy’s largest 150 industrial customers (the Top 150) are forecasted and tracked individually through account managers. Of the Top 150 accounts, three are located in the area served by ENO.
Economic driver data used in the econometric models, both historical and forecasted are obtained from Moody’s Analytics. The data includes both customized data for the area served by ENO, as well as national drivers for a wide variety of variables. Temperature data is obtained from the National Weather Service and converted to cooling and heating degree days for use in all models except for those instances (such as for all industrial class models) where no dependence of sales to weather could be established. Actual data is used for the historical time periods and normal (twenty-year average) cooling and heating days are used for the forecasted periods.
Econometric sales forecasts for ENO’s residential class are derived from separate usage per customer (UPC) and customer count models, the outputs of which are multiplied together on a monthly basis to produce estimated total sales volumes. For the other classes, total usage is directly calculated by the models (i.e., monthly UPC can be calculated by dividing the output of those models by the outputs of the customer count models). The key drivers for the UPC models are generally gross area economic output (similar to national gross domestic product) or real income, while customer count models are typically based on drivers such as population or households. The residential UPC and commercial usage models additionally incorporate end use variables such as appliance efficiencies and home size to account for the impact of changing end use characteristics through time. These models are generically known as Statistically Adjusted End Use (SAE) models.
Once per year, typically in July, the Entergy operating companies complete a comprehensive five-year sales forecast where econometric models are completely re-estimated and where each Top 150 account forecast is produced. The output of this exercise is the first step of a multi-stage process that determines the hourly demand (MW), generation mix and fuel cost assumptions used for planning purposes.
The table below shows the annual variance from original forecasted sales for each of the most recent five calendar years.

Annual Forecast Variance For Ultimate Electric Delivery (GWh)

	2010	2011	2012	2013	2014
Residential
Forecast	1,491	1,688	1,777	1,773	1,858
Actual	1,858	1,888	1,772	1,867	1,963
Variance (%)	24.6%	11.8%	-0.3%	5.3%	5.7%
Commercial
Forecast	1,868	1,929	1,953	2,003	2,120
Actual	1,899	1,939	1,968	1,998	2,047
Variance (%)	1.7%	0.5%	0.8%	-0.2%	-3.5%
Industrial
Forecast	553	544	537	526	469
Actual	503	498	484	481	452
Variance (%)	-9.0%	-8.5%	-9.9%	-8.6%	-3.6%
Government
Forecast	773	810	793	792	759
Actual	810	795	785	758	768
Variance (%)	4.8%	-1.9%	-1.0%	-4.3%	1.1%
TOTAL
Forecast	4,685	4,971	5,060	5,094	5,206
Actual	5,069	5,120	5,009	5,105	5,230
Variance (%)	8.2%	3.0%	-1.0%	0.2%	0.5%

Credit Policy; Billing Process; Collections Process; Termination of Service; Weather Rules
ENO bills its customers directly, and its current credit policies, billing process, and termination of service policies are described below.
Credit Policy.
ENO is required to provide customers within designated service areas either electric service, gas service or both. Using information provided by the Customer Care System (CCS) we will determine whether ENO has previously served a consumer. New applicants for residential service may elect to be scored on the basis of credit history for the purpose of determining if the deposits can be waived. The Company will consider the prior billing history of new residential applicants. New applicants for residential service with a prior billing history and whose bills were paid on time for the previous twelve (12) months will be deemed to present an acceptable credit risk for ENO. Based on such new applicant’s credit score or prior billing history, deposits may be waived. Normally a residential customer is billed an initial deposit of $75 per service.
ENO uses credit scoring which is performed by an independent consumer reporting agency and conform to the standards of the Fair Credit Reporting Act. Regulations require ENO to pay 4% simple interest for any cash deposits held by ENO on a customer account. ENO will refund interest in January/February of each year as a credit on a customer’s account. Deposits of less than six months are exempt from receiving interest. Deposits on residential accounts with 24 months of service and 12 consecutive months of good pay are returned to the customer.
For non-residential deposits, ENO will accept the following instruments in lieu of cash deposits: an irrevocable bank letter of credit or a surety bond from a bank or surety company acceptable to ENO.
ENO’s current business practice requires industrial and commercial applicants to pay an initial deposit of up to two times the average or estimated bill for location; in some situations the deposits can be two times the highest bill for location. Customers may obtain an irrevocable letter of credit or a surety bond for deposit requirements in excess of $2,000. Cash deposits are accounted for as an obligation, but are not required to be escrowed and are included in working capital.
Billing Process.
ENO bills its customers on average every 30 days. For the year ended December 31, 2014, ENO mailed out an average of 6,881 bills on each business day to its customers. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, possible meter malfunctions and/or unbilled accounts.
Collection, Termination of Service, and Write-Off Policy.
In 2014, ENO received approximately 23% of payments by mail, 19% were walk-in payments, 9% were pay by phone, and 48% were electronic payments. ENO does collect payments at ENO local offices. Non-ENO office walk-in and pay by phone payments are handled by a third party provider. Walk-in payments collected by a third party provider must be remitted to ENO by the second business day following such payment.
Customers are sent a bill which is due and payable upon receipt, past due after 21 calendar days. If the bill is not paid by the specified due date it becomes delinquent and is subject to a late payment charge as provided for in the applicable rate schedule of the ENO. After an account becomes delinquent, the Company may disconnect service. Prior to disconnection of service for non-payment, a disconnection notice is mailed to the customer allowing the customer five (5) business days in which to make payment or payment arrangements. If the bill is not paid or if the customer has not called for extended payment arrangements, a disconnect order will be generated on the next business day. Once the disconnect order has been generated, payment in full is required to stop the termination. If the customer is disconnected, payment in full is required plus a $30 reconnect fee. In addition, the customer may be subject to an additional deposit which is normally billed in increments of $25.00 for each service until the maximum deposit (two times the highest bill) is reached for residential customers. For non-residential customers, an additional deposit is billed after disconnection based on usage at location and the full amount of two times the highest bill in last 18 months is due prior to the reconnection.
ENO provides several payment options to help customers manage their electric usage and payments. ENO customer service representatives as well as www.Entergy.com and an Automated Voice Response Unit (VRU) are available 24 hours a day, 365 days a year to assist customers with payment arrangements. Most customers can receive an extension of their last day to pay through the VRU, Entergy webpage or by talking with a customer service representative. Extensions are denied in some cases based on payment history of the account. Programs such as Pick-A-Date, which allows the customer to choose a preferred due date, and Levelized Billing Programs which allow customers to pay an average bill each month while spreading the difference over the remaining months, are available to most residential customers. Automated draw draft and Internet billing and payments are also available.
Unpaid final bills are written off after 120 days. ENO does mail a final bill to all customers. If not paid in 45 days, an in-house collection letter is mailed. A second letter is mailed approximately 15 days later. If not paid, a third letter is mailed by a third party collector at approximately 75 days after the account finals. Once the account is written off, it is turned over to a third party collection agency on a contingency basis.
Weather Rules.
The Council enforces specific weather rules on ENO in extreme weather conditions. ENO will not suspend residential service for non-payment under the following conditions: (i) if there is a bona fide dispute regarding such deliverability; (ii) if the low temperature for that day is forecast to remain below 40 degrees Fahrenheit or for the following night is forecast to be 32 degrees Fahrenheit or lower; (iii) if the high temperature for that day is forecast to be 100 degrees Fahrenheit or higher; (iv) if the National Weather Service has an Excessive Heat Warning As of June 18, 2001, the National Weather Service (NWS) made a temporary change in terminology used to identify heat events. What was previously referred to as a Heat Advisory (reflects a Heat Index of 115 degrees Fahrenheit), is currently referred to as Excessive Heat Warning. (Under the new terminology, Heat Advisory is a lower level bulletin than was previously used.) Accordingly, ENO shall adhere to the restrictions on suspension of residential service under the new term Excessive Heat Warning until such time as the NWS either makes the change permanent or reverts back to the old terminology. (or other such term that reflects a Heat Index of 115 degrees Fahrenheit or higher) issued for Orleans Parish, or (v) on a weekend, holiday, or the day before a holiday or Friday after 1:00 PM.
For retail electric customers with a certified life support medical condition and registered with the Company as such, disconnection of residential retail electric service for non-payment shall be deferred for a period of thirty (30) days.
Write-off and Delinquency Experience
The following tables set forth information relating to the total billed revenues and write-off experience for the past five years. This historical information is presented because ENO’s actual experience with respect to write-offs and delinquencies may affect the timing of storm recovery charge collections. ENO does not expect, but cannot assure, that the delinquency or write-off experience with respect to storm recovery charge collections will differ substantially from the rates indicated. Write-off and delinquency data is affected by factors such as the overall economy, weather and changes in collection practices. The net write-off and delinquency experience is expected, but cannot be assured, to be similar to ENO previous experience. Please read “Servicing Risks.”

The following table shows total ENO electric revenues for the past five calendar years for each customer class.

	Billed Electric Revenue by Customer Class (Dollars in thousands)*
Customer Class	2010	2011	2012	2013	2014
Residential	$196,391	$175,994	$174,108	$197,197	$202,478
Commercial	173,536	153,824	163,911	182,748	184,381
Industrial	35,826	29,800	31,374	34,916	32,739
Government & Municipal	70,146	59,840	62,718	66,553	66,174
Total Retail	$475,899	$419,458	$432,112	$481,414	$485,772

*	Numbers not exact due to rounding.
The following table shows total ENO net write-offs and total net write-offs as a percentage of total electric billed revenue for the past five years. Net write-offs include amounts recovered by ENO from deposits, bankruptcy proceedings and payments received after an account has been either written-off by ENO or transferred to one of its external collection agencies.
Net Write-Offs as a Percentage of Electric Revenues (Dollars in thousands)*

	As of December 31,
	2010	2011	2012	2013	2014
Billed Electric Revenues	$475,899	$419,458	$432,112	$481,414	$485,772
Net Write-Offs	$ 1,539	$ 1,653	$ 1,328	$ 2,655	$ 1,615
Percentage of Billed Electric Revenue	0.32%	0.39%	0.31%	0.55%	0.33%

*	Numbers not exact due to rounding.
Delinquencies
The following table sets forth information relating to the delinquency experience of ENO for residential, commercial, industrial and government customers on December 31 of each of the three preceding years:
Customer Delinquency Data*

	December 31, 2012	December 31, 2013	December 31, 2014
Residential
Percent of Billed Electric Revenue Not Collected Within:
0-30 days	20.30%	20.36%	21.42%
31-60 days	2.22%	1.71%	1.76%
61-90 days	0.90%	0.67%	0.70%
91 days or more	0.60%	0.44%	0.45%
Commercial, Industrial, Government & Residential
Percent of Billed Electric Revenue Not Collected Within:
0-30 days	13.03%	11.95%	11.17%
31-60 days	1.52%	1.20%	1.26%
61-90 days	0.98%	0.90%	0.90%
91 days or more	0.64%	0.60%	0.60%

*
Data shows statistics for electric revenues for open accounts for each respective month and is calculated based upon the past due amounts included in current month billings as a percentage of the prior month’s billed revenue. Data is not available for earlier periods.

ENO does not believe that the delinquency experience with respect to storm recovery charge collections will differ substantially from the approximate rates indicated above.

Servicing Experience Relating to Storm Recovery Charges
The storm recovery charge will be the first such charge imposed in the ENO service territory. Although the Council has not authorized a storm recovery (or similar securitization) charge and ENO has not serviced such a charge in the past, affiliates of ENO have serviced similar securitization charges in Louisiana and in other states.
ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C., THE ISSUING ENTITY
We are a special purpose limited liability company formed under Louisiana law pursuant to a limited liability company operating agreement executed by our sole member or owner, ENO, and by us, and the filing of articles of organization and an initial report with the Secretary of the State of Louisiana. Our limited liability company operating agreement restricts us from engaging in activities other than those described in this section. We do not have any employees, but we will pay our member for administrative services in accordance with our administration agreement. We have summarized selected provisions of our limited liability company operating agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. On the date of issuance of the storm recovery bonds, our capital will be equal to [0.5]% of the initial principal amount of such storm recovery bonds issued or such greater amount as may allow us to achieve the desired security rating and treat the storm recovery bonds as debt under applicable IRS regulations. Our capitalization after giving effect to the issuance of any storm recovery bonds will be set forth in the prospectus supplement.
As of the date of this prospectus, we have not carried on any business activities and have no operating history. We are not an agency or instrumentality of the State.
Our assets will consist of:

•	the storm recovery property,

•	our rights under the sale agreement (and under any bills of sale delivered thereunder), the servicing agreement, the administration agreement, and the other basic documents,

•	collections of storm recovery charges that are allocated to us and the trust accounts held by the trustee, and

•	any money distributed to us by the trustee from the collection account in accordance with the indenture.
Restricted Purpose
We have been created for the sole purpose of:

•	purchasing and owning the storm recovery property and the other collateral;

•	issuing the storm recovery bonds, which may be comprised of one or more tranches;

•	registering the storm recovery bonds with the SEC and under the securities and “blue sky” laws of various jurisdictions;

•	making payments on the storm recovery bonds;

•	distributing amounts released to us;

•	pledging our interest in the storm recovery property and other collateral to the trustee under the indenture in order to secure the storm recovery bonds; and

•	performing other activities that are necessary, suitable or convenient to accomplish these purposes.
Our limited liability company operating agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the storm recovery bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in our limited liability company operating agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our independent manager(s).
Our Relationship with ENO
We are direct, wholly-owned subsidiary of ENO. On the issue date for the storm recovery bonds, ENO will sell storm recovery property to us pursuant to a sale agreement between us and ENO and make a capital contribution to us in the amount of [0.5]% of the aggregate principal amount of the storm recovery bonds issued. ENO will service the storm recovery property pursuant to a servicing agreement between us and ENO and provide administrative services to us pursuant to an administration agreement between us and ENO. Please read “The Sale Agreement,” “The Servicing Agreement” and “Administration Agreement.”
Our Management
Pursuant to our limited liability company operating agreement, our business will be managed initially by five managers appointed from time to time by ENO. We refer to ENO or any successor as our owner or owners. Prior to the initial issuance of storm recovery bonds, we will have at least one independent manager who, among other things, is not and has not been for at least five years from the date of their appointment:

•	a direct or indirect legal or beneficial owner of us, our owner, any of our respective affiliates or any of our owner’s affiliates,

•
a relative, supplier, employee, officer, director (other than as an independent director), manager (other than as an independent manager), contractor or material creditor of us, our owner or any of our affiliates or any of our owner’s affiliates, or

•
a person who controls (whether directly, indirectly or otherwise) our owner or its affiliates or any creditor, employee, officer, director, manager or material supplier or contractor of our owner or its affiliates; provided, that the indirect or beneficial ownership of stock of our owner or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager.

The remaining managers will be employees or officers of ENO, its affiliates or any new owner. The managers will devote the time necessary to conduct our affairs.
ENO, as our sole member, will appoint the independent manager(s) prior to the issuance of the storm recovery bonds.
Manager Fees and Limitation on Liabilities
We have not paid any compensation to any manager since we were formed. We will not compensate our managers, other than the independent manager(s), but, to the extent permitted by law, we may reimburse our managers for out-of-pocket expenses incurred in connection with their services on our behalf. We will pay the independent manager(s) an annual fee totaling not more than $5,000 per year from our revenues and will reimburse them for their reasonable expenses. These expenses include the expenses and disbursements of the agents, representatives, experts and counsel that the independent manager(s) may employ in connection with the exercise and performance of their rights and duties under our limited liability company operating agreement, the indenture, the sale agreement and the servicing agreement. Our limited liability company operating agreement provides that to the extent permitted by law, the managers will not be personally liable for any of our debts, obligations or liabilities. Our limited liability company operating agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. We will not indemnify the manager for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct. In addition, unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. We will pay any indemnification amounts owed to the managers out of funds in the collection account, subject to the priority of payments described in “Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated.”
We Are a Separate and Distinct Legal Entity from ENO
Under our limited liability company operating agreement, we may not file a voluntary petition for relief under the Bankruptcy Code, without the affirmative vote of our member and the affirmative vote of all of our managers, including each independent manager(s). ENO has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code. Our limited liability company operating agreement requires us, except for financial reporting purposes and for federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain our existence separate from ENO including:

•	taking all steps necessary to continue our identity as a separate legal entity;

•	making it apparent to third persons that we are an entity with assets and liabilities distinct from those of ENO, other affiliates of ENO, the managers or any other person; and

•	making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of ENO or any of its affiliated entities or any other person.
Administration Agreement
ENO will, pursuant to an administration agreement between ENO and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings. We will pay ENO a fixed fee of $100,000 per annum, payable in installments of $50,000 on each payment date for performing these services. However, ENO may seek to recover any actual incremental internal costs of administering us in excess of this amount through a request for reimbursement with the Council outside of the storm recovery charge process. In addition, we will reimburse ENO for all costs and expenses for services performed by unaffiliated third-parties and actually incurred by ENO in performing such services described above. We and ENO will file the form of the administration agreement as an exhibit to the registration statement of which this prospectus forms a part.

AFFILIATIONS AND CERTAIN RELATIONSHIPS
The issuing entity is a wholly-owned subsidiary of ENO. ENO is an operating subsidiary of Entergy. The Bank of New York Mellon has been the trustee on four securitizations for Entergy, Entergy Arkansas Restoration Funding, LLC, Entergy Louisiana Investment Recovery Funding I, L.L.C., Entergy Gulf States Reconstruction Funding I, LLC and Entergy Texas Restoration Funding, each of which was sponsored by other subsidiaries of Entergy, specifically Entergy Arkansas Inc., Entergy Louisiana, LLC and Entergy Texas, Inc. Each of the sponsor, the depositor and the underwriter may maintain other banking relationships in the ordinary course with The Bank of New York Mellon.
USE OF PROCEEDS
We will use the proceeds of the issuance of the storm recovery bonds to pay the upfront financing costs relating to the storm recovery bonds and to purchase related storm recovery property from ENO. In accordance with the financing order, ENO will apply the proceeds it receives from the sale of the storm recovery property, net of any upfront financing costs payable by ENO, as a reimbursement for previously-incurred storm recovery costs and to fund and replenish its storm recovery reserves.
DESCRIPTION OF THE STORM RECOVERY BONDS
General
We will issue the storm recovery bonds pursuant to the terms of an indenture between us and the trustee. The particular terms of the storm recovery bonds will be established in a supplement to the indenture referred to herein as the series supplement and the material terms will be described in the related prospectus supplement. Copies of the indenture and the storm recovery bonds are filed as exhibits to the registration statement of which this prospectus forms a part for investors to read in more detail. Please read “Where You Can Find More Information.”
We may issue the storm recovery bonds in the future in one or more tranches. Tranches of storm recovery bonds may differ as to the interest rate, maturity and the timing, sequential order and amount of payments of principal or interest, or both.
The prospectus supplement will describe the specific terms of the storm recovery bonds (and the tranches (if any)). All storm recovery bonds will be identical in all respects except for the denominations, unless there is more than one tranche, in which case all storm recovery bonds of the same tranche will be identical in all respects except for the denominations.
All storm recovery bonds that we issue under the indenture will be payable solely from, and secured solely by, a pledge of and lien on the storm recovery property and the other collateral provided in the indenture. Please read “Security for the Storm Recovery Bonds-Pledge of Collateral.”
The prospectus supplement will describe the following terms of the storm recovery bonds and, if applicable, the tranches of the storm recovery bonds:

•	the number of tranches, if any,

•	the principal amount of the bonds and, if applicable, the tranches,

•	the storm recovery charges,

•	the annual rate at which interest accrues or the method or methods of determining such annual rate and, if applicable, the tranches,

•	the payment dates,

•	the collateral,

•	the scheduled final payment date and the final maturity date of the storm recovery bonds and, if applicable, the tranches,

•	the issuance date,

•	the authorized denominations,

•	the expected sinking fund schedule for principal and, if applicable, the tranches,

•
any other material terms of the tranches that are not inconsistent with the provisions of the indenture and that will not result in any rating agency suspending, reducing or withdrawing its rating of any outstanding tranche of storm recovery bonds, and

•	the identity of the trustee.
The storm recovery bonds are not a debt, liability or other obligation of the State of Louisiana, the City of New Orleans or of any political subdivision, governmental agency, authority or instrumentality of the State of Louisiana or the City of New Orleans, and do not represent an interest in or legal obligation of ENO, Entergy or any of their affiliates, other than us. Neither ENO, Entergy nor any of their affiliates will guarantee or insure the storm recovery bonds. Financing orders authorizing the issuance of the storm recovery bonds do not constitute a pledge of the full faith and credit of the State of Louisiana, the City of New Orleans, or of any political subdivisions, agencies or instrumentalities of the State or the City, to the payment of the principal of, or interest on, the storm recovery bonds. The issuance of the storm recovery bonds under the

Securitization Law will not directly, indirectly or contingently obligate the State of Louisiana or the City of New Orleans, or any political subdivisions, agencies or instrumentalities of either the State or the City to levy any tax or to make any appropriation for the payment of storm recovery bonds other than for paying storm recovery charges in their capacity as consumers of electricity.
Interest and Principal on the Storm Recovery Bonds
Interest will accrue on the principal balance of a tranche of storm recovery bonds at the interest rate specified in or determined in the manner specified in the prospectus supplement. Interest will be payable on each payment date, commencing on the date specified in the prospectus supplement. Interest payments will be made from collections of storm recovery charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount. Please read “Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated.”
Principal of the storm recovery bonds and the tranches, if any, will be payable in the amounts and on the payment dates specified in the prospectus supplement, but only to the extent that amounts in the applicable collection account are available, and subject to the other limitations described below, under “Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated.” Accordingly, principal of the storm recovery bonds may be paid later, but generally not sooner, than reflected in the expected sinking fund schedule and expected amortization schedule, except in the case of an acceleration. The prospectus supplement will set forth the expected sinking fund schedule and expected amortization schedule for the storm recovery bonds and, if applicable, the tranches. The expected sinking fund schedule will be established in a manner required by the financing order. If principal of any tranche is not paid in full on the final maturity date for such tranche, an event of default will occur. On any payment date, unless an event of default has occurred and is continuing and the storm recovery bonds have been declared due and payable, the trustee will make principal payments on the storm recovery bonds only until the outstanding principal balances of those storm recovery bonds have been reduced to the principal balances specified in the applicable expected amortization schedule for that payment date. The trustee will retain in the excess funds subaccount for payment on later payment dates any collections of storm recovery charges in excess of amounts payable as:

•	fees and expenses of the servicer, the independent manager(s) and the trustee (including the servicing fee),

•	payments of interest on and principal of the storm recovery bonds,

•	an investment return on amounts contributed to the capital subaccount by ENO to be released to us for remittance to ENO, and

•	allocations to the capital subaccount (all as described under “Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated”).
If the trustee receives insufficient collections of storm recovery charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of storm recovery bonds may be payable later than expected, as described in this prospectus. Please read “Other Risks Associated with an Investment in the Storm Recovery Bonds.” The failure to make a scheduled payment of principal on the storm recovery bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to pay in full the unpaid balance of any tranche on the final maturity date for such tranche. If an event of default (other than a breach by the State or the Council of its pledge) has occurred and is continuing, then the trustee or the holders of not less than a majority in principal amount of the storm recovery bonds then outstanding may declare the storm recovery bonds to be immediately due and payable, in which event the entire unpaid principal amount of the storm recovery bonds will become due and payable. Please read “Description of the Storm Recovery Bonds-Events of Default; Rights Upon Event of Default.”
Payments on the Storm Recovery Bonds
The trustee will pay on each payment date to the holders of each tranche of storm recovery bonds, to the extent of available funds in the collection account, all payments of principal and interest then due. The trustee will make each payment other than the final payment with respect to any storm recovery bonds to the holders of record of the storm recovery bonds of the applicable tranche on the record date for that payment date. The trustee will make the final payment for each tranche of storm recovery bonds, however, only upon presentation and surrender of the storm recovery bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will mail notice of the final payment to the related bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.
The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in storm recovery charges received) will result in an event of default for the storm recovery bonds unless such failure is cured within five business days. Please read “Description of the Storm Recovery Bonds -Events of Default; Rights Upon Event of Default.” Any interest not paid within such five business day period (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the trustee is to make a special payment (a special payment date). We will fix any special record date and special payment date. At least ten days before any special record date, the trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.
At the time, if any, we issue the storm recovery bonds in the form of definitive bonds and not to DTC or its nominee, the trustee will make payments with respect to that tranche on a payment date or a special payment date by check mailed to each holder of a definitive bond of the tranche of record on the applicable record date at its address appearing on the register maintained with respect to the storm recovery bonds. Upon application by a holder of any tranche of storm recovery bonds in the principal amount of $10,000,000 or more to the trustee not later than the applicable record date, the trustee will make payments by wire transfer to an account maintained by the payee in New York, New York.
If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.
Registration, Transfer and Denominations of the Storm Recovery Bonds
If specified in the prospectus supplement, we may issue one or more tranches of storm recovery bonds in definitive form, which will be transferable and exchangeable at the office of the registrar identified in the prospectus supplement. There will be no service charge for any registration or transfer of the storm recovery bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.
We will issue each tranche of storm recovery bonds in the minimum initial denominations set forth in the prospectus supplement.
The trustee will make payments of interest and principal on each payment date to the bondholders in whose names the storm recovery bonds were registered on the record date.
Storm Recovery Bonds Will Be Issued in Book-Entry Form
Unless we specify otherwise in the prospectus supplement, the storm recovery bonds will be available to investors only in the form of book-entry storm recovery bonds. You may hold your bonds through DTC in the United States or through Clearstream Banking, société anonyme, referred to herein as Clearstream, or Euroclear Bank S.A./N.V., referred to herein as Euroclear, in Europe, or in any other manner we describe in the prospectus supplement. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.
The Role of DTC, Clearstream and Euroclear
Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the storm recovery bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
The Function of DTC
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream
Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriter of the storm recovery bonds. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.
The Function of Euroclear
The Euroclear System was created in 1968 in Brussels. Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank SA/NV. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter of the storm recovery bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Terms and Conditions of Euroclear
Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
The Rules for Transfers Among DTC, Clearstream or Euroclear Participants
Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving storm recovery bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.
Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
DTC Will Be the Holder of the Storm Recovery Bonds
Storm recovery bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, storm recovery bonds may do so only through participants and indirect participants. In addition, storm recovery bondholders will receive all distributions of principal of and interest on the storm recovery bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, storm recovery bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or storm recovery bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize storm recovery bondholders as bondholders, as that term is used in the indenture, and storm recovery bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of storm recovery bondholders through DTC.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the storm recovery bonds and is required to receive and transmit distributions of principal and interest on the storm recovery bonds. Participants and indirect participants with whom storm recovery bondholders have accounts with respect to the storm recovery bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective storm recovery bondholders. Accordingly, although storm recovery bondholders will not possess storm recovery bonds, storm recovery bondholders will receive payments and will be able to transfer their interests.
Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a storm recovery bondholder to pledge storm recovery bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those storm recovery bonds.
DTC has advised us that it will take any action permitted to be taken by a storm recovery bondholder under the indenture only at the direction of one or more participants to whose account with DTC the storm recovery bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.
Except as required by law, none of any underwriter, the servicer, ENO, the trustee, us or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
How Storm Recovery Bond Payments Will Be Credited by Clearstream and Euroclear
Distributions with respect to storm recovery bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a storm recovery bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the storm recovery bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.
Definitive Storm Recovery Bonds
We will issue storm recovery bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include: (1) DTC or us advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds and that we are unable to locate a qualified successor, (2) our electing to terminate the book-entry system through DTC, with written notice to the trustee, or (3) after the occurrence of an event of default under the indenture, holders of storm recovery bonds representing not less than a majority of the aggregate outstanding principal amount of the storm recovery bonds maintained as book-entry bonds advising us, the trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive bonds, the storm recovery bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.
Upon surrender by DTC of the definitive securities representing the storm recovery bonds and instructions for registration, the trustee will issue the storm recovery bonds in the form of definitive bonds, and thereafter the trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.
The trustee will make payment of principal of and interest on the storm recovery bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture and the prospectus supplement. The trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The trustee will make payments by check mailed to the address of the bondholder as it appears on the register maintained by the trustee or in such other manner as may be provided in the series supplement, except that certain payments will be made by wire transfer as described in the indenture. The trustee will make the final payment on any storm recovery bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.
Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
No Optional Redemption
The indenture does not permit an optional redemption of storm recovery bonds under any circumstances.
Access of Bondholders
Upon written request of any bondholder or group of bondholders evidencing not less than 10 percent of the aggregate outstanding principal amount of the storm recovery bonds, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture.
The indenture does not provide for any annual or other meetings of bondholders.
Reports to Bondholders
On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to the storm recovery bonds at the written direction of the issuer, the trustee will make available on its website (currently located at https://gctinvestorreporting.bnymellon.com/Login.jsp) to the bondholders, a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information (based solely on information provided by the servicer):

•	the amount of the payment to bondholders allocable to principal and interest,

•	the aggregate outstanding principal balance of the storm recovery bonds, before and after giving effect to payments allocated to principal reported immediately above,

•	the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected amortization schedule,

•	any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer, and

•	the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.
Unless and until storm recovery bonds are no longer issued in book-entry form, the reports will be provided to the depository for the storm recovery bonds, or its nominee, as sole beneficial owner of the storm recovery bonds. The reports will be available to bondholders upon request to the trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the storm recovery bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the storm recovery bonds, will, upon written request by us or any storm recovery bondholder, mail to persons who at any time during the calendar year were bondholders and received any payment on the storm recovery bonds, a statement containing certain information for the purposes of the bondholder’s preparation of U.S. federal and state income tax returns.
Website Disclosure
We will (or cause the sponsor to), to the extent permitted by and consistent with our and the sponsor’s obligations under applicable law, cause to be posted on a website associated with us, the sponsor or our affiliates, currently located at www.entergy.com/investor_relations/securities_filings.aspx, periodic reports containing to the extent such information is reasonably available to us:

•
a statement of securitization charge remittances made to the trustee, balances in the collection account (and each subaccount thereof) and the balance of outstanding storm recovery bonds, in each case, as of the most recent payment date;

•	the semi-annual servicer’s certificate and monthly servicer’s certificate delivered for the bonds pursuant to the servicing agreement;

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies;

•	material legislative or regulatory developments directly relevant to the bonds; and

•	any reports and other information that we are required to file with the SEC under the Exchange Act.
We and the Trustee May Modify the Indenture
Modifications of the Indenture that do not Require Consent of Storm Recovery Bondholders
From time to time, and without the consent of the bondholders (but with prior notice to the rating agencies) and with the consent or deemed consent of the Council only if the proposed amendment would increase the ongoing financing costs, we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

•
to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the trustee any property subject to the indenture,

•	to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to us with the indenture,

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee,

•
to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, that (i) such action will not, as evidenced by an opinion of independent counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto,

•
to evidence the succession of another person to us or to the trustee in accordance with the terms of the indenture and to make any necessary modifications to the terms of the indenture to allow that succession,

•	to effect qualification under the Trust Indenture Act,

•	to qualify the storm recovery bonds for registration with a clearing agency, or

•	to satisfy any rating agency requirements.
We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of independent counsel, adversely affect the interests of any holders of storm recovery bonds then outstanding in any material respect, (ii) the rating agency condition shall have been satisfied with respect thereto, and (iii) with respect to any amendment that would increase ongoing financing costs, we have obtained the consent or deemed consent of the Council.
Modifications of the Indenture that Require the Approval of Storm Recovery Bondholders.
We may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the storm recovery bonds of all affected tranches (and with the consent or deemed consent of the Council if such supplemental indenture will increase ongoing financing costs, although the consent of the Council will not be required with respect to the first supplemental indenture), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. No supplement, however, may, without the consent of each bondholder affected thereby, take certain actions enumerated in the indenture, including:

•
change the date of payment of any installment of principal of or premium, if any, or interest on any storm recovery bond, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto,

•
change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the storm recovery bonds, or change the coin or currency in which any storm recovery bond or any interest thereon is payable,

•	impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment,

•
reduce the percentage of the aggregate amount of the outstanding storm recovery bonds, or of a tranche thereof, the consent of the storm recovery bondholders of which is required for any supplemental indenture, or the consent of the storm recovery bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture,

•	reduce the percentage of the outstanding amount of the storm recovery bonds, the holders of which are required to consent to direct the trustee to sell or liquidate the collateral,

•
modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any storm recovery bond on any payment date or change the expected amortization schedules or final maturity dates of any storm recovery bonds or tranche,

•	decrease the required capital amount,

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the storm recovery bonds, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any storm recovery bond of the security provided by the lien of the indenture, or

•	cause any material adverse federal tax consequences to the seller, the trustee, the holders or us.
Promptly following the execution of any supplement to the indenture, the trustee will furnish written notice of the substance of the supplement to each bondholder.
Notification of the Rating Agencies, the Council, the Trustee and the Storm Recovery Bondholders of Any Modification
If we, ENO or the servicer or any other party to the applicable agreement:

•
proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the servicing agreement or the administration agreement, or

•	waives timely performance or observance by ENO or the servicer under a sale agreement, a servicing agreement or the administration agreement, in each case in a way which would materially and adversely affect the interests of the related storm recovery bondholders, we must first notify the rating agencies of the proposed amendment or other action. Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the related trustee and the Council in writing and the trustee shall notify the related storm recovery bondholders of the proposed amendment or other action and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver or other action only with the written consent of the holders of a majority of the outstanding principal amount of the storm recovery bonds or tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, storm recovery bonds owned by us, ENO or any affiliate of us or ENO shall be disregarded, except that, in determining whether the indenture trustee shall be protected in relying upon any such consent, the indenture trustee shall only be required to disregard any storm recovery bonds it actually knows to be so owned.
Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement
With the prior written consent of the trustee, the sale agreement, the administration agreement and the servicing agreement, may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the storm recovery bondholders but, with respect to amendments that would increase ongoing financing costs as defined in the financing order, with the consent or deemed consent of the Council. However, any such amendment, as evidenced by an opinion of independent counsel, may not adversely affect the interest of any storm recovery bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the storm recovery bonds. The parties to the servicing agreement acknowledge that the financing order provides that the Council, acting through its authorized legal representative and for the benefit of Louisiana customers, may enforce the servicer’s obligations imposed under the servicing agreement pursuant to the financing order to the extent permitted by law.

Enforcement of the Sale Agreement, the Administration Agreement and the Servicing Agreement
The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, and the servicing agreement. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by ENO, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, and the servicing agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, and the servicing agreement. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the storm recovery charges, we must notify the trustee and the Council in writing and the trustee must notify the storm recovery bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding storm recovery bonds materially and adversely affected thereby and only if the rating agency condition is satisfied. In addition, any proposed amendment of the indenture, the sale agreement or the servicing agreement that would increase ongoing financing costs as defined in the financing order requires the prior written consent or deemed consent of the Council.
If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the storm recovery bonds shall, exercise all of our rights, remedies, powers, privileges and claims against ENO, as the seller, the administrator and servicer, under or in connection with the sale agreement, administration agreements and servicing agreement, and any right of ours to take this action shall be suspended.
Procedure for Obtaining Consent or Deemed Consent of the Council
To the extent the consent of the Council is required to effect any amendment, modification or supplemental indenture of the indenture or any other of the basic documents that is reasonably anticipated to increase ongoing financing costs, each such document sets forth a procedure whereby at least 31 days prior to the effectiveness of any amendment or supplemental indenture we may request such consent and the Council shall, within 30 days of receiving such a request, either (i) provide notice of its consent or lack of consent, or (ii) be conclusively deemed to have consented to the proposed amendment, modification or supplemental indenture.
Our Covenants
We may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement;

•	the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, servicing agreement and any other basic document to which we are a party;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

•
we have delivered to ENO, the trustee and the rating agencies a no material adverse tax change opinion of independent tax counsel (as selected by us, in form and substance reasonably satisfactory to ENO and the trustee) regarding such consolidation or merger;

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any action necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken, as evidenced by an opinion of independent counsel; and

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we have delivered to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets:

•	is a U.S. citizen or an entity organized under the laws of the United States or any state,

•	expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement and all of the other basic documents,

•	expressly agrees by a supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders,

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unless otherwise specified in the supplemental indenture, expressly agrees to indemnify, defend and hold us and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, the series supplement and the outstanding storm recovery bonds,

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expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Exchange Act in connection with the storm recovery bonds; and

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if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement or servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

•
we have delivered to ENO, the trustee and the rating agencies an opinion or opinions of independent tax counsel (as selected by us, in form and substance reasonably satisfactory to ENO and the trustee), that there is no material and adverse tax consequences as a result of such disposition;

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any action necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken as evidenced by an opinion of independent counsel; and

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we have delivered to the trustee an officer’s certificate and an opinion of independent counsel, each stating that the conveyance or transfer complies with the indenture and the series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

We will not, among other things, for so long as any storm recovery bonds are outstanding:

•	except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the trustee;

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claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the storm recovery bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•	terminate our existence, or dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture or the series supplement or any of the other basic documents to be impaired;

•
permit the lien of the indenture and any series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the storm recovery bonds except as may be expressly permitted by the indenture;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture and the related series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•	permit the lien granted under the indenture and each series supplement not to constitute a valid first priority perfected security interest in the collateral;

•	enter into any swap, hedge or similar financial arrangement;

•
elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with our treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;

•
change our name, identity or structure or the location of our chief executive office, unless at least 10 days prior to the effective date of any such change, we deliver to the trustee such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture and the series supplement;

•	take any action which is subject to the rating agency condition if such action would result in a downgrade; or

•	issue any storm recovery bonds under the Securitization Law or any similar legislation (other than the storm recovery bonds offered by this prospectus).
We may not engage in any business other than financing, purchasing, owning and managing the storm recovery property and the other collateral and the issuance of the storm recovery bonds in the manner contemplated by the financing order and the basic documents, or certain related activities incidental thereto.

We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the storm recovery bonds. Also, we will not, except as contemplated by the storm recovery bonds and the related basic documents, make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of doing so or otherwise), endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. Other than certain expenditures made out of available funds in an aggregate amount not to exceed $25,000 in any calendar year, we will not, except as contemplated by the storm recovery bonds and the related basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either real or personal).
We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest except in accordance with the indenture.
We will cause the servicer to deliver to the trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.
Events of Default; Rights Upon Event of Default
An “event of default” with respect to any storm recovery bonds will be defined in the indenture as any one of the following events:

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a default for five business days in the payment of any interest on any storm recovery bond (whether such failure to pay interest is caused by a shortfall in storm recovery charges received or otherwise),

•	a default in the payment of the then unpaid principal of the storm recovery bonds on the final maturity date for that tranche,

•
a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the storm recovery bonds then outstanding or (ii) the date that we had actual knowledge of the default,

•
any representation or warranty made by us in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the storm recovery bonds then outstanding or (ii) the date that we had actual knowledge of the default,

•	certain events of bankruptcy, insolvency, receivership or liquidation,

•
an act or omission by the State or any of its agencies, officers or employees or by the Council or any of its members, officers or employees that violates or is not in accordance with the State Pledge or the Council Pledge, or

•	any other event designated as such in the series supplement and described in the prospectus supplement.
If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the storm recovery bonds, the trustee or holders of not less than a majority in principal amount of the storm recovery bonds then outstanding may declare the unpaid principal of the storm recovery bonds and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the storm recovery bonds being made as funds become available. Please read “Risks Associated with the Unusual Nature of the Storm Recovery Property-Foreclosure of the trustee’s lien on the storm recovery property for the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect” and “Risk Factors-You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited.” The holders of a majority in principal amount of the storm recovery bonds may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement. If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and the Council Pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer would be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, be required to bill and collect the storm recovery charges, perform adjustments and discharge its obligations under the servicing agreement. The costs of any such action would be payable by the seller pursuant to the sale agreement.

If the storm recovery bonds have been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of a majority in principal amount of the storm recovery bonds, either sell the storm recovery property or elect to have us maintain possession of such storm recovery property and continue to apply storm recovery charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the storm recovery property following a foreclosure, in light of the event of default, the unique nature of the storm recovery property as an asset and other factors discussed in this prospectus. In addition, the trustee is prohibited from selling the storm recovery property following an event of default, other than a default in the payment of any principal at final maturity or a default for five business days or more in the payment of any interest on any storm recovery bond, unless:

•	the holders of all the outstanding storm recovery bonds consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding storm recovery bonds, or

•
the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the storm recovery bonds as those payments would have become due if the storm recovery bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66⅔% of the aggregate outstanding amount of the storm recovery bonds.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the related storm recovery bonds at the request or direction of any of the holders of storm recovery bonds if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

•
the holders of not less than a majority in principal amount of the outstanding storm recovery bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee and

•
the holders of not less than a majority in principal amount of the storm recovery bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding storm recovery bonds affected thereby.

No holder of any such storm recovery bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Securitization Law or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	the holder previously has given to the trustee written notice of a continuing event of default,

•	the holders of not less than a majority in principal amount of the outstanding storm recovery bonds have made written request of the trustee to institute the proceeding in its own name as trustee,

•	the holder or holders have offered the trustee satisfactory indemnity,

•	the trustee has for 60 days failed to institute the proceeding, and

•	no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding storm recovery bonds.
In addition, each of the trustee, the bondholders and the servicer will covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a Louisiana district court in Orleans Parish to order sequestration and payment of revenues arising with respect to the storm recovery property.
Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the storm recovery bonds or for our agreements contained in the indenture.
Actions by Bondholders
Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the storm recovery bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture; provided that:

•	the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;

•	subject to any other conditions specified in the indenture, the consent of 100% of the bondholders is required to direct the trustee to sell the collateral; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.
In circumstances under which the trustee is required to seek instructions from the holders of the storm recovery bonds of any tranche with respect to any action or vote, the trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of storm recovery bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its storm recovery bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of any tranche of its storm recovery bonds on the final maturity date therefor.
Annual Report of Trustee
If required by the Trust Indenture Act of 1939, the trustee will be required to mail each year to all bondholders a brief report. The report must state, among other things:

•	the trustee’s eligibility and qualification to continue as the trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee’s individual capacity,

•	the property and funds physically held by the trustee, and

•	any action taken by it that materially affects the storm recovery bonds and that has not been previously reported.
Annual Compliance Statement
We will file annually with the trustee and the rating agencies, a written statement as to whether we have fulfilled our obligations under the indenture.
Satisfaction and Discharge of Indenture
The indenture will cease to be of further effect with respect to the storm recovery bonds and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture, when:

•
either all storm recovery bonds which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or if the final scheduled payment date has occurred with respect to the bonds not delivered for cancellation or such storm recovery bonds will be due and payable on the first scheduled payment date within one year and, in each case, we have irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the storm recovery bonds and all other sums payable by us with respect to such storm recovery bonds when scheduled to be paid and to discharge the entire indebtedness on such storm recovery bonds when due,

•	we have paid all other sums payable by us under the indenture with respect to the storm recovery bonds, and

•
we have delivered to the trustee an officer’s certificate, an opinion of independent counsel and, if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture.

Our Legal and Covenant Defeasance Options
We may, at any time, terminate all of our obligations under the indenture, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “-Our Covenants,” referred to herein as our covenant defeasance option.
We may exercise the legal defeasance option with respect to the storm recovery bonds notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option with respect to any storm recovery bonds, those bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date and those bonds will not be subject to payment through acceleration prior to the scheduled final payment. If we exercise the covenant defeasance option, the final payment of the storm recovery bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.
The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option only if:

•
we irrevocably deposit or cause to be deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the storm recovery bonds and other sums payable by us under the indenture with respect to such storm recovery bonds when scheduled to be paid and to discharge the entire indebtedness on such storm recovery bonds when due,

•
we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay the storm recovery bonds:

•	principal in accordance with the expected amortization fund schedule therefor,

•	interest when due, and

•	all other sums payable by us under the indenture with respect to such storm recovery bonds,

•
in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

•
in the case of the legal defeasance option, we deliver to the trustee an opinion of independent counsel stating that: we have received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the storm recovery bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

•
in the case of the covenant defeasance option, we deliver to the trustee an opinion of independent counsel to the effect that the holders of the storm recovery bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

•
we deliver to the trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

•
we deliver to the trustee an opinion of independent counsel to the effect that (a) in a case under the Bankruptcy Code in which ENO (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of ENO (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event ENO (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of ENO (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of ENO or such other affiliate, and

•	the rating agency condition will be satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.
THE TRUSTEE
The trustee for the investment recovery bonds will be The Bank of New York Mellon. The Bank of New York Mellon is a New York banking corporation. The Bank of New York Mellon has acted as indenture trustee on numerous asset-backed securities transactions involving pools of utility company receivables that are structurally similar to the storm recovery charges. The address of the principal office of The Bank of New York Mellon is 101 Barclay Street, Floor 4W, New York, New York 10286.
The trustee may resign at any time by so notifying us. The holders of a majority in principal amount of the storm recovery bonds then outstanding may remove the trustee by so notifying the trustee and may appoint a successor trustee. We will remove the trustee if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent, a receiver, other public officer takes charge of the trustee or its property, the trustee becomes incapable of acting or the trustee fails to provide to us certain information we reasonably request which is necessary for us to satisfy our reporting obligations under the securities laws. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. We are responsible for payment of the expenses associated with any such removal or resignation.
The trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long term debt rating of “BBB” (or the equivalent thereof) or better by all of the rating agencies from which a rating is available. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

The trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith.
SECURITY FOR THE STORM RECOVERY BONDS
General
The storm recovery bonds will be payable solely from and secured solely by a pledge of and lien on the storm recovery property and certain other collateral as provided in the indenture. As noted under “Description of the Storm Recovery Bonds,” we will issue the storm recovery bonds pursuant to the terms of the indenture. We will establish the particular terms of the storm recovery bonds in the series supplement. We will describe the material terms of the storm recovery bonds in the related prospectus supplement.
Pledge of Collateral
To secure the payment of principal of and interest on the storm recovery bonds and certain other ongoing financing costs, we will grant to the trustee a security interest in all of our right, title and interest (whether now owned or hereafter acquired or arising) in and to the collateral. The principal asset pledged will be storm recovery property, which is a present property right created under the Securitization Law by a financing order issued by the Council. The collateral will also consist of:

•
our rights under the sale agreement pursuant to which we will acquire the storm recovery property, under the administration agreement and under the bill of sale delivered by ENO pursuant to the sale agreement,

•
our rights under the financing order, including the right to charge and receive storm recovery charges and to obtain periodic adjustments to such charges under the true-up mechanism and all revenues, rights and proceeds arising therefrom, but subject to certain retained rights described below,

•
our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement to the extent related to the storm recovery property and the storm recovery bonds,

•	the collection account for the storm recovery bonds and all related subaccounts,

•	all accounts, chattel paper, deposit accounts, goods and certain other property related to the foregoing,

•	all of our other property related to the storm recovery bonds,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.
The collateral does not include:

•	cash that has been released to us pursuant to the terms of the indenture (including cash released to us by the trustee, as a return for ENO’s capital contribution to us),

•	amounts deposited with us on the closing date for the payment of costs of issuance with respect to the storm recovery bonds (together with any interest earnings thereon), and

•	amounts received by us for the payment of additional costs of issuance pursuant to the financing order.
We refer to the foregoing assets in which we, as assignee of the seller, will grant the trustee a security interest as the collateral.
Security Interest in the Collateral
Section 1231 of the Securitization Law provides that storm recovery property does not constitute property in which a security interest may be created under the Louisiana UCC, except to the extent not governed by the Securitization Law. Section 1231 of the Securitization Law provides that a valid and enforceable security interest in storm recovery property will attach only after the issuance of a financing order, the execution and delivery of a security agreement in connection with issuance of storm recovery bonds and the receipt of value for the storm recovery bonds. The security interest attaches automatically at the time when all of the foregoing conditions have been met. Upon perfection by filing a financing statement under Section 1231(D) of the Securitization Law and otherwise in accordance with the Louisiana UCC, the security interest will be a perfected security interest in the storm recovery property and all proceeds of the property, whether accrued or not, will have priority in the time of perfection and take precedence over any subsequent lien creditor.
The financing order authorizes the creation of a valid and enforceable security interest in the storm recovery property and the indenture states that it constitutes a security agreement within the meaning of the Securitization Law. The servicer will agree in the servicing agreement to file in accordance with the Louisiana UCC the filing required by Section 1231 of the Securitization Law to perfect the lien of the trustee in the storm recovery property and to file all necessary continuation statements. The seller will represent, at the time of issuance of the storm recovery bonds, that no prior filing has been made under the terms of Section 1231 of the Securitization Law with respect to the storm recovery property securing the storm recovery bonds to be issued other than a filing which provides the trustee with a first priority perfected security interest in the storm recovery property.
Certain items of the collateral may not constitute storm recovery property, and the perfection of the trustee’s security interest in those items of collateral would therefore be subject to the UCC and not Section 1231 of the Securitization Law. These items consist of our rights in:

•	the sale agreement, the servicing agreement, the administration agreement and any other basic documents,

•
the capital subaccount or any other funds on deposit in the collection account which do not constitute storm recovery charge collections, together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto which do not constitute storm recovery charge collections,

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters-of-credit, letter-of-credit rights, money, commercial tort claims and supporting obligations and all of our other property to the extent not storm recovery property, and

•	proceeds of the foregoing items.
Additionally, any contractual rights we have against customers (other than the right to impose storm recovery charges and rights otherwise included in the definition of storm recovery property) would be collateral to which the UCC applies.
As a condition to the issuance of the storm recovery bonds, we will have made all filings and taken any other action required by the UCC to perfect the lien of the trustee in all the items included in collateral which do not constitute storm recovery property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis. We will represent, along with the seller, at the time of issuance of the storm recovery bonds, that no prior filing has been made with respect to the party under the terms of the UCC, other than a filing which provides the trustee with a first priority perfected security interest in the collateral.
Right of Foreclosure
Section 1231(G) of the Securitization Law provides that if an event of default occurs with respect to the storm recovery bonds, the secured party may foreclose or otherwise enforce the security interest in the related storm recovery property as if they were secured parties under the Louisiana UCC. A Louisiana district court in Orleans Parish may order that amounts arising from storm recovery charges be transferred to a separate account with the trustee for the financing parties’ benefit, to which their security interest will apply.
Description of Indenture Accounts
Collection Account.
Pursuant to the indenture, we will establish a segregated trust account in the name of the trustee with an eligible institution, called the collection account. The collection account will be under the sole dominion and exclusive control of the trustee. The trustee will hold the collection account for our benefit as well as for the benefit of the bondholders. The collection account will consist of three subaccounts: a general subaccount, an excess funds subaccount, and a capital subaccount, which need not be separate bank accounts. For administrative purposes, the subaccounts may, but need not, be established by the trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. We may establish additional subaccounts to provide credit enhancement for the storm recovery bonds as provided in the series supplement. Unless the context indicates otherwise, references in this prospectus to the collection account include each of the subaccounts contained therein.
Permitted Investments for Funds in the Collection Account.
Funds in the collection account may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:

•	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America,

•	time deposits and certificates of deposit of depository institutions meeting the requirements of the definition of “eligible institution” in the Glossary,

•
commercial paper (other than commercial paper issued by ENO or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency from which a rating is available,

•	money market funds which have the highest rating from Moody’s and S&P, or

•	any other investment permitted by each rating agency.
The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.
The servicer will remit storm recovery charge payments to the collection account in the manner described under “The Servicing Agreement-Remittances to Collection Account.”
General Subaccount
The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. The servicer will remit all storm recovery charge payments to the general subaccount. On each payment date, the trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the storm recovery bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.
Excess Funds Subaccount
The servicer will allocate to the excess funds subaccount storm recovery charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account in excess of such amounts.
Capital Subaccount
In connection with the issuance of the storm recovery bonds, the seller, in its capacity as our sole owner, will invest in our capital in an amount equal to the required capital level, which will equal [0.50]% of the principal amount of the storm recovery bonds issued. This amount will be funded by the seller and not from the proceeds of the sale of the storm recovery bonds, and will be deposited into the capital subaccount at the time of issuance. In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the storm recovery bonds and payments of fees and expenses contemplated by the first eight bullets under “-How Funds in the Collection Account Will Be Allocated,” the trustee will first draw on amounts on deposit in the excess funds subaccount, and then draw on amounts in the capital subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the capital subaccount. In the event of any such withdrawal, collected storm recovery charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the storm recovery bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If the storm recovery bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to us, free of the lien of the indenture.
How Funds in the Collection Account Will Be Allocated
On each payment date, the trustee will, pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) which have accumulated from the first billing date of the month in which the prior payment date occurred until the final billing date of the month immediately preceding the month of the relevant payment date, to pay the following amounts in the following priority:

•	amounts owed by us to the trustee, and the total amount of which may be paid in any 12-month period will be capped, as set forth in the prospectus supplement;

•	a servicing fee and any unpaid servicing fees from prior payment dates as described under “The Servicing Agreement-Servicing Compensation,” to the servicer;

•
an administration fee, which administration fee will be a fixed amount specified in the administration agreement between us and ENO and the fees owed to our independent manager(s), which will be a fixed amount specified in an agreement between us and our independent manager(s), in each case with any unpaid administration fees from prior payment dates;

•	all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and other reimbursable costs of the servicer under the servicing agreement;

•	interest then due on the storm recovery bonds, including any past-due interest;

•	principal then due and payable on the storm recovery bonds as a result of acceleration or on the final maturity date for the storm recovery bonds;

•	scheduled principal payments of the storm recovery bonds according to the expected sinking fund schedule, together with any overdue scheduled principal payments,

•
any remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including any such amounts owed to the trustee but unpaid due to the limitation in the first bullet above;

•	replenishment of any shortfalls in the applicable capital subaccount;

•
so long as no event of default under the indenture has occurred or is continuing, payment to us for remittance to ENO of a return on ENO’s capital contribution equal to the rate of interest payable on the longest maturing tranche of storm recovery bonds;

•	the trustee will pay the remainder, if any, to the applicable excess funds subaccount for distribution on subsequent payment dates; and

•
after principal of and interest on all storm recovery bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to us free and clear from the lien of the indenture and the related series supplement.

If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by the first eight bullet points above, the trustee will first, draw from amounts on deposit in the excess funds subaccount, and second, draw from amounts on deposit in the capital subaccount, up to the amount of the shortfall, in order to make those payments in full. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the storm recovery charges will take into account, among other things, the need to replenish those amounts. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the transfers described in the ninth bullet point above, the trustee will draw from amounts on deposit in the excess funds subaccount to make the transfers.
The trustee will make payments to the bondholders on the payment dates specified in the prospectus supplement.
State and Council Pledges
Section 1233 of the Securitization Law provides in part: “[s]torm recovery bonds are not a debt or a general obligation of the state or any of its political subdivisions, agencies, or instrumentalities and are not a charge on their full faith and credit. An issue of storm recovery bonds does not, directly, indirectly, or contingently, obligate the state or any agency, political subdivision, or instrumentality of the state to levy any tax or make any appropriation for payment of the bonds, other than for paying storm recovery charges in their capacity as consumers of electricity.”
Section 1234 of the Securitization Law provides in part:
“The state pledges to and agrees with bondholders, the owners of the storm recovery property, and other financing parties that the state will not:
(a)    Alter the provisions of [the Securitization Law] which authorize the [Council] to create a contract right by the issuance of a financing order, to create storm recovery property, and to make the storm recovery charges imposed by a financing order irrevocable, binding, and nonbypassable charges;
(b)    Take or permit any action that impairs or would impair the value of storm recovery property; or
(c)    Except as provided for in this [State Pledge] and except for adjustments under any true-up mechanism established by the [Council], reduce, alter, or impair storm recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related storm recovery bonds have been paid and performed in full.
Nothing in this [State Pledge] shall preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and full protection of the holders of storm recovery bonds and any assignee or financing party.”
In the financing order, the Council provides that:
“After the earlier of the transfer of the storm recovery property to an assignee or issuance of the storm recovery bonds authorized by this Financing Order, this Financing Order is irrevocable until the indefeasible payment in full of such bonds and the related financing costs. The Council covenants, pledges and agrees it thereafter shall not amend, modify, or terminate this Financing Order by any subsequent action, or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges approved in this Financing Order, or in any way reduce or impair the value of the storm recovery property created by this Financing Order, except as may be contemplated by a refinancing authorized under [the Securitization Law] or the periodic true-up adjustments authorized by this Financing Order, until the indefeasible payment in full of the storm recovery bonds and the related financing costs.”

The financing order also provides that: “Nothing in this Financing Order shall preclude limitation or alteration of this Financing Order if and when full compensation is made for the full protection of the storm recovery charges approved pursuant to this Financing Order and the full protection of the holders of storm recovery bonds and any assignee or financing party.”
The bondholders and the trustee, for the benefit of the bondholders, will be entitled to the benefit of the pledges and agreements of the State and the Council set forth in Section 1234 of the Securitization Law and the financing order, respectively, and we are authorized to include these pledges and agreements in any contract with the bondholders, the trustee or with any assignees pursuant to the Securitization Law. We have included these pledges and agreements in the indenture and the storm recovery bonds for the benefit of the trustee and the bondholders, and acknowledge that any purchase by a bondholder of a storm recovery bond is made in reliance on these agreements and pledges of the State (including the Council).
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
FOR THE STORM RECOVERY BONDS
The rate of principal payments, the amount of each interest payment and the actual final payment date of the tranche of the storm recovery bonds and the weighted average life thereof will depend primarily on the timing of receipt of storm recovery charges by the trustee and the true-up mechanism. The aggregate amount of collected storm recovery charges and the rate of principal amortization on the storm recovery bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The storm recovery charges are required to be adjusted from time to time based in part on the actual rate of collected storm recovery charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the storm recovery charges that will cause collected storm recovery charges to be received at any particular rate. Please read “Risk Factors,” “Servicing Risks-Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the storm recovery bonds” and “ENO’s Financing Order-True-Ups.”
If the servicer receives storm recovery charges at a slower rate than expected, the storm recovery bonds may be retired later than expected. Except in the event of an acceleration of the storm recovery bonds after an event of default, however, the storm recovery bonds will not be paid at a rate faster than that contemplated in the expected amortization schedule for each tranche of the storm recovery bonds even if the receipt of collected storm recovery charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the storm recovery bonds in accordance with the applicable expected amortization schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Acceleration of the final maturity date after an event of default may result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the storm recovery bonds is received in later years, the storm recovery bonds may have a longer weighted average life.
THE SALE AGREEMENT
The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase storm recovery property from the seller. We and ENO have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part.
Sale and Assignment of the Storm Recovery Property
The seller will offer and sell storm recovery property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. We will finance the purchase of storm recovery property through the issuance of storm recovery bonds. On the date of issuance of the storm recovery bonds, or closing date, the seller will sell to us, without recourse, its entire right, title and interest in and to the storm recovery property to be transferred to us on that date. The storm recovery property will include all of the seller’s rights under the financing order related to such storm recovery property to impose, bill, charge, collect and receive storm recovery charges in an amount sufficient to recover all costs approved in that financing order.
Under the Securitization Law, the sale of the storm recovery property will constitute a true sale under state law (other than for federal and state income tax purposes) whether or not, among other circumstances:

•	we have any recourse against ENO,

•	ENO retains any equity interest in the storm recovery property under state law,

•	ENO acts as a collector of storm recovery charges relating to the storm recovery property, or

•	ENO treats the transfer as a financing for tax, financial reporting or other purposes.
In accordance with the Securitization Law, a valid and enforceable security interest in the storm recovery property will be created upon the issuance of the financing order, the execution and delivery of the security agreement in connection with the issuance of the storm recovery bonds and the receipt of value for the storm recovery bonds. The security interest attaches automatically from the time that all of the foregoing conditions have been met and, through the filing of a financing statement, under Section 1231 of the Securitization Law and otherwise in accordance with the Louisiana UCC, will be a continuously perfected security interest in the storm recovery property and all proceeds of the storm recovery property subject only to the filing of continuation statements. Upon the issuance of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a financing statement under the Securitization Law and in accordance with the Louisiana UCC, the transfer of the storm recovery property will be perfected as against all third persons, including subsequent lien creditors.
Conditions to the Sale of Storm Recovery Property
Our obligation to purchase and the seller’s obligation to sell storm recovery property on the closing date is subject to the satisfaction or waiver of each of the following conditions:

•	on or prior to the closing date, the seller must deliver to us a duly executed bill of sale identifying storm recovery property to be conveyed on that date;

•	on or prior to the closing date, the seller must have received a financing order from the Council creating the storm recovery property;

•
as of the closing date, the seller may not be insolvent and may not be made insolvent by the sale of storm recovery property to us, and the seller may not be aware of any pending insolvency with respect to itself;

•
as of the closing date, the representations and warranties of the seller in the sale agreement must be true and correct (except to the extent they relate to an earlier date), the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;

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as of the closing date, we must have sufficient funds available to pay the purchase price for storm recovery property to be conveyed and all conditions to the issuance of the storm recovery bonds intended to provide the funds to purchase that storm recovery property must have been satisfied or waived;

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on or prior to the closing date, the seller must have taken all action required to transfer ownership of storm recovery property to be conveyed to us on the closing date, free and clear of all liens other than liens created by us pursuant to the basic documents and to perfect such closing including, without limitation, filing any statements or filings under the Securitization Law or the UCC; and we or the servicer, on our behalf, must have taken any action required for us to grant the trustee a first priority perfected security interest in the collateral and maintain that security interest as of the closing date;

•	on or as of the closing date, the seller must deliver appropriate opinions of counsel to us and to the rating agencies;

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on or as of the closing date, the seller must receive and deliver to us and the trustee a “no material adverse tax change” opinion of independent tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) regarding such sale;

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on and as of the closing date, our limited liability company operating agreement, the servicing agreement, the administration agreement, the sale agreement, the indenture, the Securitization Law, the financing order and any tariff authorizing the collection of storm recovery charges must be in full force and effect;

•	as of the closing date, the storm recovery bonds shall have received a rating or ratings as required by the financing order; and

•	on or as of the closing date, the seller must deliver to us and to the trustee an officer’s certificate confirming the satisfaction of each of these conditions.
Seller Representations and Warranties
In the sale agreement, the seller will represent and warrant to us, as of the closing date, to the effect, among other things, that:

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no portion of the storm recovery property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than us and immediately prior to the sale of the storm recovery property, the seller owns the storm recovery property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the storm recovery property;

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immediately upon the sale under the sale agreement, the storm recovery property will be validly transferred and sold to us, we will own the storm recovery property free and clear of all liens (except for liens created in favor of bondholders and the trustee by the Securitization Law and the basic documents) and all filings and actions to be made or taken by the seller (including filings under the Louisiana UCC) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us in your favor under the basic documents or the Securitization Law) in the storm recovery property will have been made or taken;

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subject to the clause below regarding assumptions used in calculating the storm recovery charges as of the transfer date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the storm recovery property (including the expected amortization schedule, the financing order and the issuance advice letter relating to the storm recovery property) is true and correct in all material respects;

•	under the laws of the State of Louisiana (including the Securitization Law) and the United States in effect on the closing date:

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the financing order pursuant to which the rights and interests of the seller have been created, including the right to impose, bill, charge, collect and receive the storm recovery charges and the interest in and to the storm recovery property, has become final and non-appealable and is in full force and effect and is irrevocable by its terms;

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the storm recovery bonds are entitled to the protection provided in the Securitization Law and the financing order and the Council’s approval of the issuance advice letter is not revocable by the Council;

•	the tariff is in full force and effect and is not subject to modification by the Council except for true-up adjustments made in accordance with the Securitization Law;

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the process by which the financing order was approved and the financing order, issuance advice letter and tariff comply with all applicable laws and regulations, the Home Rule Charter and the Louisiana Constitution;

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the issuance advice letter and the tariff have been filed in accordance with the financing order and an officer of the seller has provided the certification to the Council required by the issuance advice letter; and

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no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required in connection with the creation of the storm recovery property transferred on the closing date, except those that have been obtained or made;

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under the Securitization Law, the State of Louisiana has made the State Pledge and the Council has made the Council Pledge. Under the laws of the State of Louisiana and the United States, (x) the State of Louisiana could not constitutionally repeal or amend the Securitization Law or take any other action contravening the State Pledge and creating an impairment (without, as the Securitization Law requires, making full compensation by law for the full protection of the storm recovery charges to be collected pursuant to the financing order and full protection of the holders), unless such impairment clearly is a reasonable and necessary exercise of the State of Louisiana’s sovereign powers based upon reasonable conditions and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying such action, (y) under the takings clauses of the United States and Louisiana Constitutions, the State of Louisiana would be required to pay just compensation to holders, if the State Legislature repealed or amended the Securitization Law or took any other action contravening the State Pledge, if the court determines doing so constituted a permanent appropriation of a substantial property interest of the holders of the storm recovery property and deprived the bond holders of their reasonable expectations arising from their investments in the bonds, and (z) under the laws of the State of Louisiana, the Council Pledge (i) creates a binding contractual obligation of the City of New Orleans for purposes of the contract clauses of the United States and Louisiana Constitutions, and (ii) provides a basis upon which the bondholders could challenge successfully any action of the Council of a legislative character, including the rescission or amendment of the financing order, that such court determines violates the Council Pledge in a manner that substantially reduces, limits or impairs the value of the storm recovery property or the storm recovery charges, prior to the time that the storm recovery bonds are paid in full and discharged, unless there is a judicial finding that the Council action clearly is exercised for a public end and is reasonably necessary to the accomplishment of that public end so as not to be arbitrary, capricious or an abuse of authority. There is no assurance, however, that, even if a court were to award just compensation it would be sufficient to pay the full amount of principal and interest on the storm recovery bonds;

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based on information available to the seller on the closing date, the assumptions used in calculating the storm recovery charges as of the closing date are reasonable and are made in good faith; however, notwithstanding the foregoing, ENO makes no representation or warranty, express or implied, that amounts actually collected arising from those storm recovery charges will in fact be sufficient to meet the payment obligations on the related storm recovery bonds or that the assumptions used in calculating such storm recovery charges will in fact be realized;

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upon the effectiveness of the financing order, the rights and interests of the seller under the financing order, including the right to impose, bill, charge, collect and receive the storm recovery charges established in the financing order (but excluding certain retained rights of ENO described below), became storm recovery property;

•	upon the effectiveness of the financing order, the issuance advice letter and the tariff with respect to the transferred storm recovery property and the transfer of such storm recovery property to us:

•	the storm recovery property constitutes a present property right vested in us;

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the storm recovery property includes the right, title and interest of the seller in the financing order (except ENO’s right to seek to recover certain remaining upfront financing costs from charges which are not storm recovery charges, and except ENO’s rights, subject in all respects to the terms of the indenture, to receive its servicing fee and administration fee and to receive a return on amounts in the capital subaccount) and the storm recovery charges, the right to impose, bill, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in the financing order and the servicing agreement)

of the storm recovery charges, and the rates and other charges authorized by the financing order and all revenues, claims, payments, money or proceeds of or arising from the storm recovery charges;

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the owner of the storm recovery property is legally entitled to bill storm recovery charges and collect payments in respect of the storm recovery charges in the aggregate sufficient to pay the interest on and principal of the storm recovery bonds in accordance with the indenture, to pay the fees and expenses of servicing the storm recovery bonds, to replenish the capital subaccount to the required capital level until the storm recovery bonds are paid in full or until the last date permitted for the collection of payments in respect of the storm recovery charges under the financing order, whichever is earlier; and

•	the storm recovery property is not subject to any lien other than the lien created by the basic documents;

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the seller is a corporation duly organized and in good standing under the laws of the state of its organization, with power and authority to own its properties and conduct its business as currently owned or conducted;

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the seller has the power and authority to obtain the financing order and to own the rights and interests under the financing order relating to the storm recovery bonds, to sell and assign those rights and interests to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become storm recovery property;

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the seller has the power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary action;

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the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

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the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with or result in a breach of any of the terms or provisions of or otherwise constitute (with or without notice or lapse of time) a default under the seller’s organizational documents or any indenture, or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in our favor or any liens created by us pursuant to the Securitization Law) or (c) violate any existing law or any existing order, rule or regulation applicable to the seller of any governmental authority having jurisdiction over the seller or its properties;

•	no proceeding is pending and, to the seller’s knowledge, no proceeding is threatened and no investigation is pending or threatened before any governmental authority:

•	asserting the invalidity of the Securitization Law, the financing order, the sale agreement, the storm recovery bonds and the other basic documents;

•	seeking to prevent the issuance of the storm recovery bonds or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

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seeking a determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Securitization Law, the financing order, the storm recovery bonds, the sale agreement or the other basic documents; or

•	seeking to adversely affect the federal income tax or state income or franchise tax classification of the storm recovery bonds as debt;

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except for continuation filings under the UCC and other filings under the Securitization Law, no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;

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there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the financing order, the issuance advice letter, the storm recovery property or the storm recovery charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and

•	after giving effect to the sale of any storm recovery property under the sale agreement, ENO:

•	is solvent and expects to remain solvent;

•	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

•	reasonably believes that it will be able to pay its debts as they become due; and

•	is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The seller will not make any representation or warranty, express or implied, that billed storm recovery charges will be actually collected from customers.
Certain of the representations and warranties that the seller will make in the sale agreement involve conclusions of law. The seller will make those representations and warranties in order to reflect the understanding of the basis on which we are issuing the storm recovery bonds and to reflect the agreement that if this understanding proves to be incorrect, the seller will be obligated to indemnify us.
The representations and warranties made by the seller will survive the execution and delivery of the sale agreement and may not be waived by us or the seller if such waiver would cause the storm recovery bonds not to be rated in [one of the four] highest categories by each of the applicable rating agencies. The seller will not be in breach of any representation or warranty as a result of any change in law by means of any legislative enactment, constitutional amendment or voter initiative.
Covenants of the Seller
In the sale agreement, the seller will make the following covenants:

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Subject to its right to assign its rights and obligations under the sale agreement, and for a successor to assume the seller’s rights and obligations under the sale agreement, so long as any of the storm recovery bonds are outstanding, the seller or such successor will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents and (c) continue to own and operate its transmission and distribution system (or, if by law, the seller is no longer required to own and/or operate both the transmission and distribution systems, then the seller’s distribution system) in order and to the extent required to provide electric service to its customers. The seller is not prohibited from selling, assigning or otherwise divesting any of its assets; provided that if the seller sells, assigns or otherwise divests of all or any portion of its transmission and distribution system required to provide electric service to its customers (or, if by law, the seller is no longer required to own and/operate both the transmission and distribution systems, and if the seller then sells, assigns or otherwise divests all or any portion of its distribution system required to provide electric service to its customers), then the entity acquiring such distribution (and if owned and/or operated jointly, transmission) facilities is either required by law or agrees by contract to continue operating the facilities to provide electric service to the seller’s customers, and, in the case of a sale, assignment or divestment of a portion of the distribution (and, if applicable transmission) assets, the rating agency condition is satisfied.

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Except for the conveyances under the sale agreement or any lien under the Securitization Law for the benefit of us, the bondholders or the trustee, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, the storm recovery property, or any interest therein, and the seller will defend the right, title and interest of us and of the trustee on behalf of the bondholders and itself, in, to and under the storm recovery property against all claims of third parties claiming through or under the seller. The seller will also covenant that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the storm recovery property.

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If the seller receives any payments in respect of the storm recovery charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer, on behalf of us, and to hold such amounts in trust for us and the trustee prior to such payment.

•	The seller will notify us and the trustee promptly after becoming aware of any lien on any of the storm recovery property, other than the conveyances under the sale agreement or under the indenture.

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The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the storm recovery property or under the basic documents to which the seller is a party or the seller’s performance of its obligations under the basic documents to which the seller is a party.

•	So long as any of the storm recovery bonds are outstanding, the seller will:

•	treat the storm recovery bonds as debt for all purposes and specifically as our debt, other than for financial reporting, state or federal regulatory or tax purposes;

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disclose in its financial statements that we and not the seller are the owner of the storm recovery property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

•	not own or purchase any storm recovery bonds; and

•	disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

•	The seller will agree that, as of the closing date:

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to the fullest extent permitted by law, including the applicable Council regulations and the Securitization Law, we will have all of the rights originally held by the seller with respect to the storm recovery property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of the storm recovery property, notwithstanding any objection or direction to the contrary by the seller (and the seller agrees not to make any such objection or to take any such contrary action), and

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any payment by any customer to us will discharge that customer’s obligations, if any, in respect of the storm recovery property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller.

•	So long as any of the storm recovery bonds are outstanding:

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in all proceedings relating directly or indirectly to the storm recovery property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the storm recovery property that is inconsistent with our ownership interest (other than for financial accounting, state or federal regulatory, or tax purposes),

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the seller will not take any action in respect of the storm recovery property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents,

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the seller will not sell storm recovery property under a separate financing order in connection with the issuance of additional storm recovery bonds unless the rating agency condition has been satisfied, and

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neither the seller nor the issuing entity will take any action, file any tax return, or make any election inconsistent with the treatment of the issuing entity, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and [franchise tax] purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of us, as the issuing entity).

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The seller will execute and file the filings required by law to fully preserve, maintain, protect and perfect our ownership interest in and the trustee’s lien on the storm recovery property, including all filings required under the Securitization Law and the UCC relating to the transfer of the ownership of the rights and interests related to the storm recovery bonds under the financing order by the seller to us and the pledge of the transferred storm recovery property to the trustee and will deliver file-stamped copies of them to the trustee. The seller will institute any action or proceeding necessary to compel performance by the Council, the State or any of their respective agents of any of their undertakings or duties under the Securitization Law, any financing order or any issuance advice letter. The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect us, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties (including the exercise of the power of eminent domain by the City) which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, rescission of, modification of or supplement to the Securitization Law, the financing order, the issuance advice letter or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the bondholders or which would otherwise cause an impairment of our rights or those of the bondholders and the trustee, and the seller will pay the costs of any such actions or proceedings.

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Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the storm recovery bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

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So long as any of the storm recovery bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the storm recovery property; provided that no such tax need be paid if the seller or any of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

•	The seller will not withdraw the filing of any issuance advice letter with the Council.

•	The seller will make all reasonable efforts to keep each tariff in full force and effect at all times.

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Promptly after obtaining knowledge of any breach in any material respect of its representations, warranties or covenants in the sale agreement, the seller will notify us, the trustee and the rating agencies of the breach.

•	The seller will use the proceeds of the sale of the storm recovery property in accordance with the financing order and the Securitization Law.
Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the provisions and purposes of the sale agreement.
Indemnification
The seller will indemnify, defend and hold harmless us, the trustee (for itself and for the benefit of the bondholders) and any of our and the trustee’s respective officers, directors, employees and agents against:

•	any and all amounts of principal and interest on the storm recovery bonds not paid when due or when scheduled to be paid,

•	any deposits required to be made by or to us under the basic documents or any financing order which are not made when required, and

•	any and all other liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these persons in each case, as a result of a breach by the seller of any of its representations, warranties and covenants in the sale agreement.
The seller will indemnify us and the trustee (for itself and for the benefit of the bondholders) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such person from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of a storm recovery bond) that may at any time be imposed on or asserted against any such person as a result of (i) the sale of the transferred storm recovery property to us, (ii) our ownership and assignment of the storm recovery property, (iii) the issuance and sale by us of the storm recovery bonds or (iv) the other transactions contemplated in the basic documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding, any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on any storm recovery bonds.
In addition, the seller will indemnify, defend and hold harmless the trustee (for itself), our independent manager(s) and any of our respective affiliates, officers, directors, employees and agents against any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred by any of these parties as a result of the seller’s breach of any of its representations and warranties or covenants contained in the sale agreement, except to the extent of such losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in the indenture or any related documents that gives rise to the seller’s breach.
The seller will indemnify the servicer (if the servicer is not the seller) for the costs of any action instituted by the servicer pursuant to the servicing agreement which are not paid as an operating expense under the indenture.
There is no indemnification under the sale agreement based solely on the inability or failure of customers to timely pay all or a portion of the storm recovery charges.
The indemnification provided for in the sale agreement will survive any repeal of, rescission of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or any financing order and will survive the resignation or removal of the trustee, or the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the seller. The seller will not indemnify any party under the indemnity provisions of the sale agreement for any changes in law after the closing date in respect of the storm recovery bonds, whether such changes in law are effected by means of any legislative enactment, constitutional amendment or any final and non-appealable judicial decision.
The obligations of the seller to indemnify are limited to those described above and explicitly set forth in the sale agreement.
Successors to the Seller
Any entity, which becomes the successor by merger, division, conversion, consolidation, reorganization, sale, transfer, management contract or otherwise to all or substantially all of the electric distribution system business assets of ENO serving its customers, may assume the rights and obligations of ENO under the sale agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to ENO’s retail electric customers taking service at facilities, premises or loads may assume ENO’s rights and obligations under the sale agreement. So long as the conditions of any such assumption are met, ENO will automatically be released from its obligations under the sale agreement. The conditions include that:

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immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

•	the successor must execute an agreement of assumption to perform all of the obligations of the seller under the sale agreement;

•	officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to us, the trustee and the rating agencies, and

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction.
Amendment
The sale agreement may be amended in writing by the seller and us, if notice of the amendment is provided by us to each rating agency and the rating agency condition is satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing financing costs as defined in the financing order, the consent or deemed consent of the Council. If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of each affected tranche of storm recovery bonds is also required.
THE SERVICING AGREEMENT
The following summary describes the material terms and provisions of the servicing agreement. We and ENO have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part.
Servicing Procedures
The servicer, as our agent, will manage, service and administer, and bill and collect payments in respect of the storm recovery property according to the terms of the servicing agreement. The servicer’s duties will include: calculating, billing and collecting the storm recovery charges; responding to inquiries of customers, the Council or any other governmental authority regarding the storm recovery property; calculating electricity usage; accounting for collections and investigating and handling delinquencies; processing and depositing collections and making periodic remittances; furnishing periodic reports and statements to us, the rating agencies and to the trustee; making all filings with the Council and taking all other actions necessary to perfect our ownership interests in and the trustee’s lien on the storm recovery property; making all filings and taking such other action as may be necessary to perfect the trustee’s lien on and security interest in all collateral that is not storm recovery property; selling, as our agent, as our interests may appear, defaulted or written off accounts; and taking all necessary action in connection with true-up adjustments. The servicer is required to notify us, the trustee and the rating agencies in writing of any laws or the Council regulations promulgated after the execution of a servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.
In addition, if we request, the servicer will provide to us public information about the servicer and any material information about the storm recovery property that is reasonably available, as may be reasonably necessary to enable us to monitor the servicer’s performance, and, so long as any storm recovery bonds are outstanding, any information necessary to calculate the storm recovery charges applicable to each customer class. The servicer will also prepare any reports to be filed by us with the SEC and will cause to be delivered required opinions of counsel to the effect that all filings with the Council necessary to preserve and protect the interests of the trustee in the storm recovery property have been made.
Servicing Standards and Covenants
The servicing agreement requires the servicer, in servicing and administering the storm recovery property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care and diligence it customarily employs and exercises with respect to billing and collection activities it conducts for its own account and, if applicable, for others.
The servicing agreement requires the servicer to (i) manage, service, administer and make collections in respect of the storm recovery property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the Council, (ii) follow customary standards, policies and procedures for the industry in Louisiana in performing its duties, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the storm recovery property and to bill and collect the storm recovery charges, (iv) comply with all requirements of law including all applicable regulations of the Council applicable to and binding on it relating to the storm recovery property, (v) file and maintain the effectiveness of UCC financing statements with respect to the property transferred under the sale agreement, and (vi) take such other action on our behalf to ensure that the lien of the trustee on the collateral remains perfected and of first priority.
The servicer is responsible for instituting any proceeding to compel performance by the State or the Council of their respective undertakings under the Securitization Law, the financing order, the issuance advice letter, any true-up adjustment or any tariff. This includes the order made by the Council in the financing order that “[n]o entity may replace ENO as the servicer in any of its servicing functions with respect to the storm recovery charges and the storm recovery property authorized by this Financing Order, if the replacement would cause any of the then current credit ratings of the storm recovery bonds to be suspended, withdrawn, or downgraded.” The servicer is also responsible for instituting any proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or judicial invalidation of the Securitization Law or the financing order or the rights of holders of storm recovery property by legislative enactment (including any Council resolution or other action), voter initiative (whether state or local) or constitutional amendment that would be materially adverse to holders or which would cause an impairment of the rights of the issuing entity or the holders. In any proceedings related to the exercise of the power of eminent domain by the City to acquire a portion of ENO’s electric distribution facilities, the servicer will assert that the court ordering such expropriation must treat the City as a successor to ENO under the Securitization Law and the financing order, customers formerly served by ENO must remain responsible for payment of storm recovery charges, and that any contrary position asserted by the City violates the Council’s pledge. ENO will also covenant in the servicing agreement that the portion of the proceeds ENO may receive from the expropriation of its customers and allocated to the storm recovery charge be used to pay scheduled principal or defease the principal on the storm recovery bonds.
The servicing agreement also designates the servicer as the custodian of our records and documents. The servicing agreement requires the servicer to indemnify us, our independent manager(s) and the trustee (for itself and for your benefit) for any grossly negligent act or omission relating to the servicer’s duties as custodian.
The Storm Recovery Charge Adjustment Process
Among other things, the servicing agreement requires the servicer to file, and the Securitization Law and the financing order requires the Council to approve, semi-annual true-up adjustments to the rate at which storm recovery charges are billed to customers. For more information on the true-up process, please read “ENO’s Financing Order-True-Ups.” These adjustments are to be based on actual storm recovery charge collections and updated assumptions by the servicer as to projected future billed revenue, projected electricity usage during the next period, expected delinquencies and write-offs and future payments and expenses relating to the storm recovery property and the storm recovery bonds. If the storm recovery bonds are outstanding after the last scheduled final payment date, the financing order and the servicing agreement requires that the servicer request quarterly adjustments to the storm recovery charges which are projected to provide for the payment of all bonds, together with interest due thereon, by the next succeeding payment date.
In addition to the semi-annual and quarterly true-up adjustments, the financing order and the servicing agreement authorize the servicer to request interim true-up adjustments more frequently if the servicer forecasts that storm recovery charge collections will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the current or next succeeding semi-annual or quarterly period (as applicable) and to replenish any draws upon the capital subaccount.
The Council must be given at least 15 days’ notice prior to making either the semi-annual true-up adjustment, the quarterly true-up adjustment or an interim true-up adjustment. The Council’s rights of review are limited to confirming its mathematical accuracy. In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.
As part of each true-up adjustment, the servicer will calculate the storm recovery charges necessary to result in:

•	all accrued and unpaid interest being paid in full,

•	the outstanding principal balance equaling the amount provided in the expected amortization schedule,

•	the amount on deposit in the capital subaccount equaling the required capital level plus an amount equal to the authorized capital return to ENO, and

•	all other fees, expenses and indemnities of the issuing entity.
In addition to the semi-annual and quarterly true-up adjustment and any additional interim true-up adjustments described above, the financing order authorizes the servicer to request a non-standard true-up adjustment from the Council, at any time, to address any material deviations between storm recovery charge collections and amounts required to provide for the timely payment of scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds. No non-standard true-up adjustment may become effective unless the rating agency condition has been satisfied.
Remittances to Collection Account
The servicer will make daily payments on account of storm recovery charge collections to the trustee for deposit in the collection account. For a description of the allocation of the deposits, please read “Security for the Storm Recovery Bonds-How Funds in the Collection Account Will Be Allocated.” Until storm recovery charge collections are remitted to the applicable collection account, the servicer will not segregate them from its general funds. Please read “Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.
Commencing [15] days after the commencement of the first billing period following issuance of the storm recovery bonds, and on each servicer business day thereafter, the servicer will remit to the trustee all collections of previously billed storm recovery charges, net of taxes, dishonored checks and write-off revenues. The servicer must remit the storm recovery charges as soon as reasonably practicable, and in any event no later than two servicer business days after receipt by the servicer. If any customer does not pay the full amount of any bill to the servicer, the amount paid by the customer will be applied in the following order of priority based on the chronological order of billing: first, to any amounts due with respect to customer deposits, second, to all charges of the servicer on the bill (which do not include the storm recovery charges), third, to all storm recovery charges, and fourth, to additional pledges billed to the customer.
In the event that the servicer makes changes to its current computerized customer information system which would allow the servicer to monitor payment and collection activity more efficiently or accurately than is being done today, the servicing agreement will allow the servicer to substitute such remittance procedures for the remittance procedures described above and otherwise modify the remittance procedures described above as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities. However, the servicer will not be allowed to make any modification or substitution that will materially adversely affect the bondholders. The servicer must also give notice to the rating agencies of any such computer system changes no later than 60 business days after the date on which all retail electric customer accounts are billed on the new system.
Servicing Compensation
The servicer will be entitled to receive an annual servicing fee in an amount equal to:

•
$150,000 annually. In addition, ENO, as servicer, will be entitled to receive reimbursement for its out-of-pocket costs for external accounting and legal services required by the servicing agreement; or

•
if ENO or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the trustee, but any amount in excess of 0.60% of the initial principal amount of all outstanding storm recovery bonds issued by us must be approved by the Council and the rating agency condition must be satisfied.

The servicing fee shall be paid semi-annually with half of the servicing fee being paid on each payment date. The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the storm recovery bonds. So long as ENO or an affiliate is the servicer, ENO’s servicing compensation will be included as an identified revenue credit and reduce revenue requirements for setting its transmission and distribution rates. The expenses of servicing shall likewise be included as a cost of service in setting such rates.
ENO will agree in each servicing agreement that higher fees, if any, caused by its replacement as servicer due to its negligence, misconduct or termination for cause will be borne by ENO and not by customers.
Not less often than quarterly, the servicer shall remit to the trustee earnings on unremitted storm recovery charge collections, assuming that all storm recovery charge collections are invested through the second servicer business day following receipt, and using, in calculating any such remittance, the average annual interest rates earned by the servicer on overnight investments of all customer receipts.
Servicer Representations and Warranties; Indemnification
The servicer will represent and warrant to us, as of the closing date, among other things, that:

•
the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization, with requisite power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the storm recovery property and hold the records related to the storm recovery property, and to execute, deliver and carry out the terms of the servicing agreement;

•
the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the storm recovery property) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the storm recovery property);

•
the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

•
the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

•
the consummation of the transactions contemplated by the servicing agreement does not conflict with, result in any breach of, nor constitute a default under the servicer’s organizational documents or any indenture or other agreement or instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted under the basic documents or any lien created pursuant to Section 1231 of the Securitization Law) or violate any existing law or any existing order, rule or regulation applicable to the servicer;

•
each report or certificate delivered in connection with the issuance advice letter or delivered in connection with any filing made to the Council by us with respect to the storm recovery charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions will be reasonably based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

•
no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority, are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made or are required to be made by the servicer in the future; and

•
no proceeding or investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of storm recovery bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of the servicing agreement or the other basic documents or which could reasonably be expected to adversely affect the federal income tax or state income or franchise tax classification of the storm recovery bonds as debt.

The servicer will not be responsible for any ruling, action or delay of the Council, except those caused by the servicer’s failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also will not be liable for the calculation of the storm recovery charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in an imprudent manner.
The Servicer Will Indemnify Us and Certain Other Entities in Limited Circumstances
The servicer will indemnify, defend and hold harmless us and the trustee (for itself and for your benefit) and the independent manager(s) and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising as a result of:

•	the servicer’s willful misconduct, bad faith or gross negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement,

•	the servicer’s breach of any of its representations or warranties, and

•	litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement).
The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct or gross negligence of the party seeking indemnification or resulting from a breach of a representation or warranty made by the person seeking the indemnification that causes the servicer’s breach.
The servicing agreement will also provide that the servicer will release us and our independent manager(s), the trustee and each of our respective officers, directors and agents from any actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the storm recovery property or the servicer’s activities, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.
Alternative Energy Suppliers
So long as any of the storm recovery bonds are outstanding, if there is a fundamental change in the regulation of public utilities which permits an alternative electric supplier (an AES) to sell electric service to a customer using the transmission or distribution service of ENO, the servicer will take reasonable efforts to assure that the AES bills or collects the storm recovery charges on our behalf unless required by applicable law or regulation and, to the extent permitted by applicable law or regulation, the rating agency condition is satisfied. If an AES does bill and collect storm recovery charges on our behalf, the servicer will take reasonable steps to assure that the AES provides us with public financial information with regard to the AES, and any material information relating to the storm recovery property to the extent it is reasonably available to the AES, as may be necessary and permitted by law to monitor the AES’ performance under the servicing agreement.
Evidence as to Compliance
The servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2016 or, if earlier, on the date on which the annual report on Form 10‑K relating to the bonds is required to be filed, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31 (or preceding period since the closing date of the issuance of the storm recovery bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein and a certificate by an officer of the servicer certifying to the statements of compliance required by Item 1123 of Regulation AB.
The servicing agreement also provides that the servicer shall cause a firm of independent public accountants to furnish annually to us, the trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2016 or, if earlier, on the date on which the annual report on Form 10‑K relating to the bonds is required to be filed, an annual accountant’s report, which will include an attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months (or in the case of the report to be delivered on March 31, 2016, the period of time from the closing date for the bonds until December 31, 2015), identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of The Public Company Accounting Oversight Board. The cost of such report will be an operating expense under the indenture.
You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.
The servicer, in its capacity as sponsor, may voluntarily suspend or terminate its filing obligations as sponsor with the SEC to the extent permitted by applicable law.
The servicer will also be required to deliver monthly reports and copies of any filings made with the Council to us and to the trustee and the rating agencies.
The servicer will also be required to deliver to us, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of storm recovery charges received during the preceding calendar month and, shortly before each payment date, a report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the storm recovery bonds and the amounts specified in the expected amortization schedule after giving effect to any such payments, and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date.
In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the trustee and the rating agencies.
Matters Regarding the Servicer
The servicing agreement will provide that ENO may not resign from its obligations and duties as servicer thereunder, except when ENO delivers to the trustee and the Council an opinion of independent legal counsel to the effect that ENO’s performance of its duties under the servicing agreement is no longer permissible under applicable law. No resignation by ENO as servicer will become effective until a successor servicer has assumed ENO’s servicing obligations and duties under the servicing agreement.
The servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.
Under the circumstances specified in the servicing agreement, any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to all or substantially all of the servicer’s electric transmission and distribution business serving ENO’s retail electric customers (or, subject to the satisfaction of the rating agency condition, part of the distribution system business assets serving ENO’s retail electric customers) may assume all of the rights and obligations of the servicer under the servicing agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to ENO’s retail electric customers may assume all of the servicer’s rights and obligations under the servicing agreement. The following are conditions to the transfer of the duties and obligations to a successor servicer:

•
immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

•
the servicer has delivered to us and to the trustee an officer’s certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

•
the servicer has delivered to us and to the trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the Council, to preserve, perfect and maintain the priority of our interests in and the trustee’s lien on the storm recovery property, have been made or that no filings are required;

•	the servicer has given prior written notice to the rating agencies; and

•	the servicer has delivered to the issuing entity, the trustee and the rating agencies a no material adverse tax change opinion of independent tax counsel regarding such transfer.
So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.
The servicing agreement will permit the servicer to appoint any person to perform any or all of its obligations. However, unless the appointed person is an affiliate of ENO, the servicer must receive notice from the rating agencies that the appointment will not result in a reduction or withdrawal of the then current ratings on any tranche of storm recovery bonds. In the event of any such appointment, the servicer must remain obligated and liable under the servicing agreement.
Servicer Defaults
Servicer defaults under the servicing agreement will include, among other things:

•
any failure by the servicer to remit payments arising from the storm recovery charges into the collection account as required under the servicing agreement (other than an inadvertent failure to remit a de minimus amount of collections), which failure continues unremedied for five business days after written notice from us or the trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

•
any failure by the servicer to duly perform its obligations to make storm recovery charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;

•
any failure by the servicer or, if the servicer is an affiliate of ENO, by ENO to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party in its capacity as servicer, which failure materially and adversely affects the rights of the related bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is an affiliate of ENO, by ENO by us or by the trustee or after such failure is discovered by an officer of the servicer;

•
any representation or warranty made by the servicer in the servicing agreement or any basic document will prove to have been incorrect in a material respect when made, which has a material adverse effect on us or the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the trustee after such failure is discovered by an officer of the servicer; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the servicer.
Rights Upon a Servicer Default
In the event of a servicer default that remains unremedied, the trustee may, and upon the instruction of the holders of storm recovery bonds evidencing not less than a majority in principal amount of then outstanding storm recovery bonds, the trustee will terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer’s indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. After the termination, the trustee will appoint a successor servicer who will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.
In addition, when a servicer defaults through failure to remit storm recovery charges as described in the first bullet above under “Servicer Defaults,” the bondholders (subject to the provisions of the indenture) and the trustee as beneficiary of any statutory lien permitted by the Securitization Law will be entitled to (i) apply to a Louisiana district court [in Orleans Parish] for sequestration and payment of revenues arising from the storm recovery property, (ii) foreclose on or otherwise enforce the lien and security interests in any storm recovery property and (iii) apply to the Council or a court of competent jurisdiction and venue for an order that amounts arising from the storm recovery charges be transferred to a separate account for the benefit of the bondholders. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the trustee or the bondholders from effecting a transfer of servicing. Please read “Risks Associated With Potential Bankruptcy Proceedings of the Seller or Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.
The trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the nationally recognized statistical rating agencies rating the storm recovery bonds. In no event will the trustee be liable for its appointment of a successor servicer. The trustee may make arrangements for compensation to be paid to the successor servicer.
Waiver of Past Defaults
Holders of storm recovery bonds evidencing not less than a majority in principal amount of the then outstanding storm recovery bonds, on behalf of all bondholders, may waive any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreement will provide that no waiver will impair the bondholders’ rights relating to subsequent defaults.
Successor Servicer
If for any reason a third-party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with us and with the trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired. The servicing agreement will provide that the servicer will be liable for the reasonable costs and expenses incurred in transferring the storm recovery property records to the successor servicer and amending the servicing agreement to reflect such succession if such transfer is the result of a servicer default. In all other cases such costs and expenses will be paid by the party incurring them.
Amendment
The servicing agreement may be amended in writing by the servicer and us, if the rating agency condition has been satisfied, with the prior written consent of the trustee and, with respect to amendments that would increase ongoing financing costs as defined in the financing order, the consent or deemed consent of the Council.
HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT
Challenge to True Sale Treatment
ENO will represent and warrant that the transfer of the storm recovery property in accordance with the sale agreement constitutes a true and valid sale and assignment of that storm recovery property by ENO to us. It will be a condition of closing for the sale of storm recovery property pursuant to the sale agreement that ENO will take the appropriate actions under the Securitization Law, including filing a financing statement giving notice of the transfer of an interest in the storm recovery property in accordance with the Louisiana UCC, to perfect this sale. The Securitization Law provides that a transfer of storm recovery property by an electric utility to an assignee that the parties have in the governing documentation expressly stated to be a sale or other absolute transfer shall be an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant storm recovery property. We and ENO will treat such a transaction as a sale under applicable law. However, we expect that storm recovery bonds will be reflected as debt on ENO’s consolidated financial statements. In addition, we anticipate that the storm recovery bonds will be treated as debt of ENO for federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences.” In the event of a bankruptcy of a party to the sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the storm recovery property to us pursuant to the sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of ENO and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the storm recovery bonds.
In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate . . . sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.
Even if creditors did not challenge the sale of storm recovery property as a true sale, a bankruptcy filing by ENO could trigger a bankruptcy filing by us with similar negative consequences for bondholders. In a 2009 bankruptcy case, In re General Growth Properties, Inc., General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles. The bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes. The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.
We and ENO have attempted to mitigate the impact of a possible recharacterization of a sale of storm recovery property as a financing transaction under applicable creditors’ rights principles. The sale agreement will provide that if the transfer of the applicable storm recovery property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by ENO will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all ENO’s right, title and interest in and to the storm recovery property and all proceeds thereof. In addition, the sale agreement will require the filing of a financing statement in the related storm recovery property and the proceeds thereof in accordance with the Securitization Law. As a result of this filing, we would be a secured creditor of ENO and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a bankruptcy of ENO. Further, if, for any reason, a storm recovery property notice is not filed under the Securitization Law or we fail to otherwise perfect our interest in the storm recovery property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of ENO.
Section 1231 of the Securitization Law provides that storm recovery property does not constitute property in which a security interest may be created under the Louisiana UCC, except to the extent not governed by the Securitization Law. Section 1231 of the Securitization Law provides that a valid and enforceable security interest in storm recovery property will attach only after the issuance of a financing order, the execution and delivery of a security agreement in connection with issuance of storm recovery bonds and the receipt of value for the storm recovery bonds. The security interest attaches automatically at the time when all of the foregoing conditions have been met. Upon perfection by filing a financing statement under Section 1231(D) of the Securitization Law and otherwise in accordance with the Louisiana UCC, the security interest will be a perfected security interest in the storm recovery property and all proceeds of the property, whether accrued or not, and will have priority in the order of perfection and take precedence over any subsequent lien creditor. The servicer will pledge in the servicing agreement to file in accordance with the Louisiana UCC on or before the date of issuance of storm recovery bonds the filing required by Section 1231 of the Securitization Law to perfect the lien of the trustee in the storm recovery property and to file all necessary continuation statements. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a bankruptcy of ENO. Further, if, for any reason, a storm recovery property notice is not filed under the Securitization Law or we fail to otherwise perfect our interest in the storm recovery property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of ENO.
Consolidation of the Issuing Entity and ENO
If ENO were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of ENO and us. We and ENO have taken steps to attempt to minimize this risk. Please read “Entergy New Orleans Storm Recovery Funding I, L.L.C., The Issuing Entity” in this prospectus. However, no assurance can be given that if ENO were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of ENO. Substantive consolidation would result in payment of the claims of the beneficial owners of the storm recovery bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.
Status of Storm Recovery Property as Current Property
ENO will represent in the sale agreement, and the Securitization Law provides, that the storm recovery property sold pursuant to the sale agreement constitutes a current property right as of the date that the financing order was issued. Nevertheless, no assurance can be given that, in the event of a bankruptcy of ENO, a court would not rule that the applicable storm recovery property comes into existence only as customers use electricity.

If a court were to accept the argument that the applicable storm recovery property comes into existence only as customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the related storm recovery charges in respect of electricity consumed after the commencement of the bankruptcy case or that the applicable storm recovery property has been sold to us. If it were determined that the applicable storm recovery property had not been sold to us, and the security interest in favor of the storm recovery bondholders did not attach to the applicable storm recovery charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against ENO. If so, there would be delays and/or reductions in payments on the storm recovery bonds. Whether or not a court determined that storm recovery property had been sold to us pursuant to the sale agreement, no assurances can be given that a court would not rule that any storm recovery charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.
In addition, in the event of a bankruptcy of ENO, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of ENO’s costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the storm recovery charge receipts used to make payments on the storm recovery bonds.
Regardless of whether ENO is the debtor in a bankruptcy case, if a court were to accept the argument that storm recovery property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of ENO arising before that storm recovery property came into existence could have priority over our interest in that storm recovery property. Adjustments to the storm recovery charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.
Estimation of Claims; Challenges to Indemnity Claims
If ENO were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against ENO as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against ENO. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against ENO based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.
No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving ENO.
Enforcement of Rights by the Trustee
Upon an event of default under the indenture, the Securitization Law permits the trustee to enforce the security interest in the storm recovery property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request a Louisiana district court [in Orleans Parish] to order the sequestration and payment to holders of storm recovery bonds of all revenues arising from the applicable storm recovery charges. There can be no assurance, however, that a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by a district court judge and an order requiring an accounting and segregation of the revenues arising from the storm recovery property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.
Bankruptcy of the Servicer
The servicer is entitled to commingle the storm recovery charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Securitization Law provides that the relative priority of a lien created under the Securitization Law is not defeated or adversely affected by the commingling of storm recovery charges arising with respect to the storm recovery property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the storm recovery charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled storm recovery charges held as of that date and could not recover the commingled storm recovery charges held as of the date of the bankruptcy.

However, if the court were to rule on the ownership of the commingled storm recovery charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled storm recovery charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled storm recovery charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.
The servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the Council or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that ENO as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
General
The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the storm recovery bonds. Except as specifically provided below with respect to Non-U.S. Holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their storm recovery bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the United States federal income tax laws (such as financial institutions, life insurance companies, retirement plans, regulated investment companies, persons who hold storm recovery bonds as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations). This summary also does not address the consequences to holders of the storm recovery bonds under state, local or foreign tax laws. Please read “Material Louisiana Tax Considerations” in this prospectus.
This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.
U.S. Holder and Non-U.S. Holder Defined
A “U.S. Holder” means a beneficial owner of a bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a United States person. A “Non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them. Similarly, former citizens and former residents of the United States are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.
ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF STORM RECOVERY BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.
Taxation of the Issuing Entity and Characterization of the Storm Recovery Bonds
Based on Revenue Procedure 2005-62, 2005-2 CB 507, it is the opinion of Sidley Austin LLP, as tax counsel, that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from ENO and (2) the storm recovery bonds will be treated as debt of ENO. By acquiring a storm recovery bond, a storm recovery bondholder agrees to treat the storm recovery bond as debt of ENO for United States federal income tax purposes. This opinion is based on certain representations made by us and ENO, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the storm recovery bonds.
Tax Consequences To U.S. Holders
Interest
Interest income on the storm recovery bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting. We expect that the storm recovery bonds will not be issued with original issue discount. If the storm recovery bonds are issued with original issue discount, the prospectus supplement will address the tax consequences of purchasing storm recovery bonds with original issue discount.
Sale or Retirement of Storm Recovery Bonds
On a sale, exchange or retirement of a storm recovery bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the storm recovery bond. A U.S. Holder’s tax basis in its storm recovery bonds is the U.S. Holder’s cost, subject to adjustments such as reductions in basis for principal payments received previously. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the storm recovery bond was held for more than one year at the time of disposition. If a U.S. Holder sells the storm recovery bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the storm recovery bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain.
3.8% Tax on “Net Investment Income”
Certain U.S. Holders that are individuals, trusts and estates, will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to a storm recovery bond, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married individual filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Holders are encouraged to consult their tax advisors with respect to this tax.
Tax Consequences to Non-U.S. Holders
Withholding Taxation on Interest
Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act discussed below, payments of interest income on the storm recovery bonds received by a Non-U.S. Holder that does not hold its storm recovery bonds in connection with the conduct of a trade or business in the United States will generally not be subject to United States federal withholding tax, provided that the Non-U.S. Holder that is not a bank that acquires the bonds as part of its business of making loans, does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock or Entergy entitled to vote or is not a controlled foreign corporation that is related to us through stock ownership and Entergy or its paying agent receives:

•	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

•
a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

•
a withholding certificate from a person representing to be a “qualified intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•
a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner and a copy of such withholding certificate.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to ENO or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax and the Non-U.S. Holder provides a withholding certificate properly establishing such reduction of exemption, or where the payments on the storm recovery bonds are effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and the Non-U.S. Holder provides a withholding certificate to that effect.
A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States). Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty.
Capital Gains Tax Issues
Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act discussed below, a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of storm recovery bonds, unless:

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

•
the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

Reporting and Backup Withholding
Payments made in respect of the storm recovery bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an “exempt recipient” or establishes an exemption. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients.
Backup withholding of United States federal income tax may apply to payments made in respect of the storm recovery bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. A U.S. Holder can obtain a complete exemption from the backup withholding tax by providing a properly completed Form W‑9 (Payer’s Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described above under “Tax Consequences to Non-U.S. Holders-Withholding Taxation on Interest” would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.
In addition, backup withholding of United States federal income tax may apply upon the sale of a storm recovery bond to (or through) a broker, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale may also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status would be made normally on an IRS Form W-8BEN (in the case of an individual), on an IRS Form W-8BEN-E (in the case of an entity such as a corporation) or an IRS Form W-8ECI (in the case of a storm recovery bond the payments on which are effectively connected with the conduct of a trade or business in the United States) under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. A sale of a storm recovery bond to (or through) a Non-U.S. office of a broker generally will not be subject to information reporting or backup withholding unless the broker is a United States person or has certain connections to the United States.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.
The Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act imposes a U.S. federal withholding tax of 30% on interest on, and the gross proceeds from a disposition of, a storm recovery bond paid to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information identifying their direct and indirect U.S. account holders, and (ii) certain “non-financial foreign entities” unless they certify certain information regarding their direct and indirect U.S. owners. These withholding obligations currently apply to interest payable on the storm recovery bonds and will apply to gross proceeds from a disposition of the storm recovery bonds, payable after December 31, 2016. The issuing entity will not be required to pay any additional amounts on account of amounts withheld under the Foreign Account Tax Compliance Act. U.S. Holders that own their interests in a storm recovery bond through foreign entities and intermediaries, and Non‑U.S. Holders are encouraged to consult their tax advisors regarding the application of the Foreign Account Tax Compliance Act in their particular circumstances.
MATERIAL LOUISIANA INCOME TAX CONSIDERATIONS
In the opinion of Phelps Dunbar, L.L.P., counsel to us and to ENO, interest paid on the storm recovery bonds generally will be taxed for Louisiana income tax purposes consistently with its taxation for U.S. federal income tax purposes (although certain corporate bondholders may be entitled to a deduction from Louisiana gross income for interest received on the storm recovery bonds) and (assuming that the storm recovery bonds will be treated as debt obligations of ENO for U.S. federal income tax purposes) such interest received by an entity or person not otherwise subject to Louisiana corporate or individual income tax will not be subject to Louisiana income tax. Phelps Dunbar, L.L.P. has also issued an opinion that for Louisiana income tax purposes (1) we will not be treated as a taxable entity separate and apart from ENO, our sole member, and (2) the storm recovery bonds will constitute indebtedness of ENO, assuming, in each case, that such treatment applies for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences.” This summary is based on current provisions of the Louisiana tax statutes and regulations, judicial decisions and administrative interpretations and rulings. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions set forth in this discussion.
ERISA CONSIDERATIONS
General
ERISA, and Section 4975 of the Internal Revenue Code impose certain requirements on plans subject to ERISA or Section 4975 of the Internal Revenue Code. Further, plans that are intended to be qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, are subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. ERISA and the Internal Revenue Code also impose certain requirements on fiduciaries of a plan in connection with the investment of the assets of the plan. For purposes of this discussion, “plans” include employee benefit plans and other plans and arrangements that provide retirement income, including individual retirement accounts and annuities and Keogh plans, as well as some collective investment funds and insurance company general or separate accounts or other entities in which the assets of those plans, accounts or arrangements are invested. A fiduciary of an investing plan is any person who in connection with the assets of the plan:

•	has discretionary authority or control over the administration of the plan management or disposition of plan assets, or

•	provides investment advice to the plan for a fee.
ERISA and the Internal Revenue Code impose certain general fiduciary requirements on fiduciaries of the plan, including investment prudence and diversification, and the investment of the assets of the plan in accordance with the documents governing the plan.
Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to ERISA requirements or the prohibited transaction rules under the Internal Revenue Code (as described further below), but may be subject to the provisions of other similar federal, state, local, non-U.S. or other, laws rules or regulations (“Similar Laws”). Accordingly, assets of these plans may be invested in the storm recovery bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law.
Regulation of Assets Included in a Plan
A fiduciary’s investment of the assets of a plan in the storm recovery bonds may cause our assets to be deemed assets of the plan. Section 2510.3-101 of the regulations of the United States Department of Labor, as modified by Section 3(42) of ERISA (the “plan asset regulations”), provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and none of the other exceptions contained in Section 2510.3-101 of the regulations applies. An equity interest is defined in the plan asset regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point and unless otherwise stated in the prospectus supplement, it is anticipated that the storm recovery bonds will be treated as indebtedness under local law without any substantial equity features.
If the storm recovery bonds were deemed to be equity interests in us and none of the exceptions contained in storm recovery of the plan asset regulations were applicable, then our assets would be considered to be assets of any plans that purchase the storm recovery bonds. The extent to which the storm recovery bonds are owned by benefit plan investors (as defined in the plan asset regulations) will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to the plan asset regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and or Section 4975 of the Internal Revenue Code.
In addition, the acquisition or holding of the storm recovery bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the trustee, ENO, any other servicer, Entergy, any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan (see below for further details about prohibited transactions).
Before purchasing any bonds by or on behalf of a plan, you should consider whether the purchase and holding of bonds might result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the bonds.
Prohibited Transaction Exemptions
Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as “parties in interest,” under ERISA unless a statutory or administrative exemption is available. For purposes of this discussion, parties in interest include parties in interest under ERISA and disqualified persons under the Internal Revenue Code. The types of transactions that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods or services.
Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.
Governmental plans, certain church plans, and non-U.S. plans are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code, but may be subject to similar prohibitions under other applicable Similar Laws.
If you are a fiduciary of a plan or any other person proposing to purchase the storm recovery bonds on behalf of or using assets of a plan, before purchasing any storm recovery bonds, you should consider the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

•	PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•	PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

•
the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the storm recovery bonds by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. It is the responsibility of the plan fiduciary to determine that the purchase and holding of the storm recovery bonds will not give rise to a direct or indirect non-exempt prohibited transaction.
Even if one of these class exemptions or statutory exemptions were deemed to apply, storm recovery bonds may not be purchased with assets of any plan if we or the trustee, ENO, any other servicer, Entergy, any underwriter or any of their affiliates:

•	has investment discretion over the assets of the plan used to purchase the storm recovery bonds;

•
has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the storm recovery bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

•	unless PTCE 90-1 or 91-38 applied to the purchase and holding of the storm recovery bonds, is an employer maintaining or contributing to the plan.
Representation and Warranty
Accordingly, each purchaser of a bond will be deemed to have represented and warranted by virtue of its acquisition and holding of a bond that either (1) it is not and is not acting on behalf of, or using assets of, an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code) that is subject to Section 4975 of the Internal Revenue Code or an entity that holds or is deemed to hold the assets of such an employee benefit plan or plan by virtue of such employee benefit plan’s or plan’s investment in such entity or (2) its purchase and holding of the bond will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or violate any applicable Similar Laws.
Consultation with Counsel
If you are a fiduciary of a plan or any other person which proposes to purchase the bonds on behalf of or with assets of a plan, you should consult with your legal counsel as to the potential applicability of the plan asset regulations, the general fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to any such investment and the availability of any prohibited transaction exemption in connection with any investment and the application of any Similar Laws.
PLAN OF DISTRIBUTION
We may sell the storm recovery bonds to or through the underwriter named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriter or another underwriting arrangement that may be specified in the prospectus supplement. We may also offer or place the storm recovery bonds either directly or through agents. We intend that storm recovery bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the storm recovery bonds may be made through a combination of these methods.
The distribution of storm recovery bonds may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
In connection with the sale of the storm recovery bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell storm recovery bonds to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the storm recovery bonds may be deemed to be underwriters and any discounts or commissions received by them from the issuing entity and any profit on the resale of the storm recovery bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.
RATINGS FOR THE STORM RECOVERY BONDS
We expect that the storm recovery bonds will receive credit ratings from two NRSROs. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on any storm recovery bonds and, accordingly, we can give no assurance that the ratings assigned to any tranche of the storm recovery bonds upon initial issuance will not be lowered or withdrawn by a NRSRO at any time thereafter. If a rating of any tranche of storm recovery bonds is revised or withdrawn, the liquidity of this tranche of the storm recovery bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the storm recovery bonds other than the payment in full of each tranche of the storm recovery bonds by the final maturity date or tranche final maturity date, as well as the timely payment of interest.
Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the storm recovery bonds. As a result, an NRSRO other than the NRSRO hired by the sponsor (hired NRSRO) may issue ratings on the storm recovery bonds (or Unsolicited Ratings), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The Unsolicited Ratings may be issued prior to, or after, the closing date in respect of the storm recovery bonds. Issuance of any Unsolicited Rating will not affect the issuance of the storm recovery bonds. Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSRO on the storm recovery bonds might adversely affect the value of the storm recovery bonds and, for regulated entities, could affect the status of the storm recovery bonds as a legal investment or the capital treatment of the storm recovery bonds. Investors in the storm recovery bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.
A portion of the fees paid by ENO to a hired NRSRO is contingent upon the issuance of the storm recovery bonds. In addition to the fees paid by ENO to a NRSRO at closing, ENO will pay a fee to the NRSRO for ongoing surveillance for so long as the storm recovery bonds are outstanding. However, no NRSRO is under any obligation to continue to monitor or provide a rating on the storm recovery bonds.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we and ENO have filed with the SEC relating to the storm recovery bonds. This prospectus and each prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1‑800‑SEC-0330. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:
Entergy New Orleans Storm Recovery Funding I, L.L.C.
1600 Perdido Street
L-MAG-505A
New Orleans, Louisiana 70112
(504) 670-3700
Our SEC Securities Act file number is 333-203320 and 333-203320-01.
We or ENO as sponsor will also file with the SEC all of the periodic reports we or the sponsor are required to file under the Exchange Act and the rules, regulations or orders of the SEC thereunder.
The SEC allows us to “incorporate by reference” into this prospectus information we or the sponsor file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we or the sponsor file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, excluding any information that is furnished to and not filed with the SEC. These reports will be filed under our own name as issuing entity. Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.
Under the Indenture, we may voluntarily suspend or terminate our filing obligations as issuing entity with the SEC, to the extent permitted by applicable law.
LEGAL MATTERS
Certain legal matters relating to the storm recovery bonds, including certain federal income tax matters, will be passed on by Sidley Austin LLP, counsel to ENO and the issuing entity. Certain other legal matters relating to the storm recovery bonds will be passed on by Phelps Dunbar, L.L.P., Louisiana counsel to ENO and the issuing entity. Certain legal matters relating to the storm recovery bonds will be passed on for the underwriter by Pillsbury Winthrop Shaw Pittman LLP, counsel to the underwriter. Pillsbury Winthrop Shaw Pittman LLP has from time to time performed services for affiliates of ENO.
GLOSSARY OF DEFINED TERMS
Set forth below is a list of some of the defined terms used in this prospectus which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement:
Alternative electricity suppliers or AES means entities that provide electric service to customers using the distribution facilities of ENO or its successors following a fundamental change in the manner of regulation of public utilities in Louisiana.

Bankruptcy Code means Title 11 of the United States Code, as amended.
Basic documents means, with respect to the storm recovery bonds, our LLC operating agreement, the administration agreement, sale agreement, servicing agreement, indenture and any supplements thereto, bills of sale or letters of representation given by the seller and the storm recovery bonds.
Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New Orleans, Louisiana, or the City of New York, New York are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.
Capital subaccount means that subaccount of the collection account into which the seller will contribute capital in an amount equal to the required capital level.
Clearstream means Clearstream Banking, Luxembourg, S.A.
Collateral means all of the assets of the issuing entity pledged to the trustee for the benefit of the holders of the storm recovery bonds, which includes the storm recovery property, all rights of the issuing entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the storm recovery bonds, all rights to the collection account and the subaccounts of the collection account, and all other property of the issuing entity relating to the storm recovery bonds, including all proceeds.
Collection account means the segregated trust account relating to the storm recovery bonds designated the collection account and held by the trustee under the indenture.
Council means the Council of the City of New Orleans.
Council Pledge means the Council’s pledge in the financing order that the financing order is irrevocable until the indefeasible (i.e., not voidable) payment in full of the storm recovery bonds and the financing costs. Except in connection with a refinancing or a refunding, or to implement any true-up mechanism authorized by the Securitization Law and adopted by the Council, the Council has pledged that it will not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges or in any way reduce or impair the value of the storm recovery property until the indefeasible (i.e., not voidable) payment in full of the storm recovery bonds and the financing costs. However, nothing will preclude limitation or alteration of the financing order if and when full compensation is made for the full protection of the storm recovery charges approved pursuant to the financing order and the full protection of the storm recovery bondholders and any assignee or financing party.
Customer means all existing or future customer receiving transmission or distribution retail electric service, or both, from ENO or its successors or assignees under rate schedules or special contracts approved by the Council. Certain self-generation is excluded from the calculation of the storm recovery charges, as described under “Nonbypassable” below.
DTC means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.
Eligible institution means (1) the corporate trust department of the trustee or a subsidiary thereof, so long as the trustee or a subsidiary thereof have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade or (2) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a short-term issuer rating of “AAA” by S&P and “A2” by Moody’s or (B) a long-term issuer rating of “A 1 +” by S&P and “P 1” by Moody’s or any other long-term or short-term rating acceptable to the rating agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.
ENO means Entergy New Orleans, Inc.
Entergy means Entergy Corporation.
ERISA means the Employee Retirement Income Security Act of 1974, as amended.
Euroclear means the Euroclear System.
Excess funds subaccount means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date are allocated.
Exchange Act means the Securities Exchange Act of 1934, as amended.
FERC means the Federal Energy Regulatory Commission.
Financing order, as used in this prospectus, means an irrevocable order issued by the Council to ENO which, among other things, governs the amount of storm recovery bonds that may be issued and terms for collections of related storm recovery charges, and if the context so requires, the financing order relating to the storm recovery bonds issued on May 14, 2015.

General subaccount means that subaccount of the collection account that will hold funds held in the collection account that are not held in the other subaccounts of the collection account.
Indenture means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of storm recovery bonds, as the same may be amended and supplemented from time to time.
Internal Revenue Code means the Internal Revenue Code of 1986, as amended.
IRS means the Internal Revenue Service of the United States.
Issuing entity means Entergy New Orleans Storm Recovery Funding I, L.L.C.
kWh means kilowatt-hour.
Moody’s means Moody’s Investors Service, Inc. or any successor in interest.
MWh means megawatt-hour.
No material adverse tax change opinion means, with respect to any action, an opinion of independent tax counsel that, as a result of such action (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the storm recovery bonds will be treated as debt of our sole owner for United States federal tax purposes, and (ii) for United States federal income tax purposes, the issuance of the storm recovery bonds will not result in gross income to the seller.
Nonbypassable means that ENO collects the storm recovery charges from its customers receiving transmission or distribution retail electric service, or both, from ENO or its successors or assignees under rate schedules or special contracts approved by the Council. The financing order exempts certain self-generation from the calculation of the storm recovery charge (which is imposed as a percentage of a retail electric customer’s base rate revenues).
Non-U.S. Holder means a beneficial owner of a storm recovery bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.
NRSRO means a nationally recognized statistical rating organization.
Ongoing financing costs means those costs that will be incurred annually to support and service the storm recovery bonds after issuance, and will be recovered or paid from storm recovery charges. Ongoing financing costs include, among other costs, servicing fees, administrative fees, fees and expenses of the trustee and its counsel (if any), external accounting and legal services costs, ongoing costs of additional credit enhancement (if any) and of swaps and hedges (if any), independent manager’s fees, rating agency fees, and printing and filing costs.
Payment date means the date or dates on which interest and principal are to be payable on the storm recovery bonds.
PTCE means a prohibited transaction class exemption of the United States Department of Labor.
Rating agencies means Moody’s and S&P.
Rating agency condition means, with respect to any action, the notification in writing to each rating agency of such action and the written confirmation by S&P to the servicer, the trustee and the issuing entity that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any outstanding storm recovery bonds and that prior to the taking of the proposed action no other rating agency shall provide written notice that such action would result in the suspension, reduction or withdrawal of the then-current rating of the outstanding storm recovery bonds.
Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each storm recovery bond is registered will be paid on the respective payment date.
Required capital level means the amount required to be funded in the capital subaccount for the storm recovery bonds, which will equal [0.50]% of the principal amount of storm recovery bonds issued by us.
Sale agreement means the sale agreement to be entered into between the issuing entity and ENO, pursuant to which ENO sells and the issuing entity buys the storm recovery property.
SEC means the U.S. Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Securitization Law means The Louisiana Electric Utility Storm Recovery Securitization Act, codified at Louisiana Revised Statutes 45:1226-1236.
Series supplement means the supplement to the indenture which establishes the terms of the storm recovery bonds.

Servicer means ENO, acting as the servicer, and any successor or assignee servicer, which will service the storm recovery property under a servicing agreement with the issuing entity.
Servicing agreement means the servicing agreement to be entered into between the issuing entity and ENO, as the same may be amended and supplemented from time to time, pursuant to which ENO undertakes to service storm recovery property.
S&P means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor in interest.
State Pledge means the State of Louisiana has pledged in the Securitization Law that it will not (i) alter the provisions of the Securitization Law which authorize the Council to create a contract right by the issuance of the financing order, to create storm recovery property and to make the storm recovery charges imposed by the financing order irrevocable, binding and nonbypassable charges, (ii) take or permit any action that impairs or would impair the value of the storm recovery property, or (iii) except as permitted in connection with a true-up adjustment authorized by the Securitization Law, reduce, alter or impair the storm recovery charges until any and all principal, interest and premium, financing costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the storm recovery bonds have been paid and performed in full. However, nothing will preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to the financing order and the full protection of the bondholders and any assignee or financing party.
Storm recovery charges means statutorily-created, nonbypassable charges that are charged as a percentage of billed base rate revenues. Storm recovery charges are irrevocable and payable by retail electric customers who consume electricity that is delivered through ENO’s transmission or distribution system, or both, or is produced in certain new on-site generation. There is no “cap” on the level of storm recovery charges that may be imposed on future customers as a result of the true-up mechanism. Through the true-up mechanism, all customers will cross share in the liabilities of all other customers for the payment of storm recovery charges.
Storm recovery costs means costs approved by the Council of activities relating to the restoration of service following hurricanes or other natural disasters, including the funding of storm reserves.
Storm recovery property means all of ENO’s right and interest under the financing order, which is then transferred to the issuing entity, including the right to impose, bill, charge, collect and receive storm recovery charges payable by ENO’s retail electric customers in an amount sufficient to pay debt service on storm recovery bonds and related costs approved for recovery in a financing order. Storm recovery property does not include the right of ENO to recover certain costs of issuance from charges which are not storm recovery property, and, subject in all respects to the term of the indenture, ENO’s right to receive a servicing fee or administrative fee and a return on capital on amounts in the capital subaccount.
Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.
True-up mechanism or true-up adjustment means the Council-approved mechanism required by the financing order whereby the servicer will apply to the Council for adjustments to the storm recovery charges based on the difference between the previous period’s actual storm recovery charge collections and the previous period’s expected storm recovery charge collections, any updated assumptions by the servicer as to future collections of storm recovery charges and the debt service and related financing costs payable in any future period. The Council must approve properly filed adjustments. Adjustments will immediately be reflected in the customers’ next billing cycle. Any corrections for mathematical errors will be reflected in the next true-up.
Trust Indenture Act means the Trust Indenture Act of 1939, as amended, or any similar successor statute.
UCC means, unless the context otherwise requires, the UCC, as in effect in the relevant jurisdiction, as amended from time to time.
Upfront financing costs means those costs that will be incurred in advance of, or in connection with, the issuance of the storm recovery bonds, and will be recovered or reimbursed from storm recovery bond proceeds. Such costs include, among other costs, underwriting costs (fees and expenses), rating agency fees, costs of obtaining additional credit enhancements (if any), fees and expenses of ENO’s legal advisors, fees and expenses of the financial advisor to ENO, SEC registration fees, original issue discount, external servicing costs, fees and expenses of the trustee and its counsel (if any), servicer set-up costs, printing and filing costs, our set-up costs, non-legal securitization proceeding costs and expenses of ENO and miscellaneous administrative costs.
U.S. Holder means a holder of a storm recovery bond that is (i) a citizen or resident of the United States. (ii) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the United States is able to exercise primary authority over its administration and (B) one or more United States persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Treasury Regulations.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following is an itemized list of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered hereunder other than underwriting discounts and commissions.

Registration Fee	$ 11,448.02
Printing Expenses	30,000
Trustee Fees and Expenses	35,000
Legal Fees and Expenses	1,255,000
Accountants’ Fees and Expenses	225,000
Rating Agencies’ Fees	308,000
Miscellaneous	985,575

Total	$2,850,023.02

ITEM 15. INDEMNIFICATION OF CONTROLLING PERSONS, DIRECTORS AND OFFICERS
Entergy New Orleans, Inc.
Entergy New Orleans, Inc. (“ENO”) has insurance covering expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. ENO’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The laws of incorporation of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and under ENO’s certificate of incorporation and bylaws, ENO’s officers and directors may generally be indemnified to the full extent of such laws.
Entergy New Orleans Storm Recovery Funding I, L.L.C.
Article V of the issuing entity’s Articles of Organization and Article VII of its Operating Agreement provide that the management of the issuing entity is vested in its managers.
Article VI of the issuing entity’s Articles of Organization provides that except as otherwise provided by the Louisiana Limited Liability Company Law (“LLLCL”) and except as otherwise characterized for tax and financing reporting purposes, the debts, obligations and liabilities of the issuing entity, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the issuing entity, and no member or manager shall be obligated personally for any such debt, obligation or liability of the issuing entity solely by reason of being a member or a manager. Under Section 1315B of the LLLCL, no provision of an LLC’s articles of organization or operating agreement limiting or eliminating liability may limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of criminal law. Article VI of the issuing entity’s Articles of Organization also provides that if the LLLCL is amended to authorize any further elimination or limitation of the personal liability of its member or any manager, the liability of such member or managers will be eliminated or limited to the fullest extent provided by the LLLCL, as amended. Article VI further provides that any repeal or modification of Article VI will not adversely affect any right or protection of any member or any manager with respect to any events occurring prior to the time of the repeal or modification.
Article X of the issuing entity’s operating agreement further provides that, subject to the determination described below, to the fullest extent permitted by law, the issuing entity shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the issuing entity, by reason of the fact that such person is or was a manager, member, officer, controlling person, employee, legal representative or agent of the issuing entity, or is or was serving at the request of the issuing entity as a member, manager, director, officer, partner, shareholder, controlling person, employee, legal representative or agent of another limited liability company, partnership, corporation, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the issuing entity, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; but such person shall not be entitled to indemnification if such judgment, penalty, fine or other expense was directly caused by such person’s fraud, gross negligence or willful misconduct.
Article X of the issuing entity’s operating agreement further provides that, subject to the determination described below, to the fullest extent permitted by law, the issuing entity shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the issuing entity to procure a judgment in its favor by reason of the fact that such person is or was a member, manager, officer, controlling person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the actions or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the issuing entity; but such person shall not be entitled to indemnification if such judgment, penalty, fine or other expense was directly caused by such person’s fraud, gross negligence or willful misconduct. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the issuing entity or for amounts paid in settlement to the issuing entity, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Article X of the issuing entity’s operating agreement further provides that the issuing entity shall indemnify any person who is or was a manager, member, officer, controlling person, employee, legal representative or agent of the issuing entity, or is or was serving at the request of the issuing entity as a member, manager, director, officer, partner, shareholder, controlling person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, to the extent that such person has been successful on the merits.
Article X of the issuing entity’s operating agreement further provides that any indemnification, as well as the advance payment of expenses described below, unless ordered by a court or advanced, must be made by the issuing entity only as authorized in the specific case upon a determination that indemnification of the manager, member, officer, controlling person, employee, legal representative or agent is proper in the circumstances. The determination must be made:

•	by the member if the member was not a party to the act, suit or proceeding; or

•	if the member was a party to the act, suit or proceeding, then by independent legal counsel in a written opinion.
Article X of the issuing entity’s operating agreement provides that the expenses of each person who is or was a manager, member, officer, controlling person, employee, legal representative or agent, or is or was serving at the request of the issuing entity as a member, manager, director, officer, partner, shareholder, controlling person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, incurred in defending a civil or criminal action, suit or proceeding may be paid by the issuing entity as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the issuing entity. This shall not affect any rights to advancement of expenses to which personnel other than the member or the managers (other than the Independent Managers, as defined in the operating agreement) may be entitled under any contract or otherwise by law.
The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Article X of the issuing entity’s operating agreement:

•
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, decision of the member or otherwise, for either an action of any person who is or was a manager, member, officer, controlling person, employee, legal representative or agent, or is or was serving at the request of the issuing entity as a member, manager, director, officer, partner, shareholder, controlling person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, in the official capacity of such person or an action in another capacity while holding such position, except that indemnification and advancement, unless ordered by a court pursuant to Section 10.05 of the operating agreement, may not be made to or on behalf of such person if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action; and

•
continues for a person who has ceased to be a member, manager, officer, employee, legal representative or agent and inures to the benefit of the successors, heirs, executors and administrators of such a person.

ITEM 16. EXHIBITS

1.1	Form of Underwriting Agreement for the Storm Recovery Bonds.***
3.1	Amended and Restated Articles of Incorporation of Entergy New Orleans, Inc. effective May 8, 2007 (3(a) to Form 10-Q for the quarter ended March 31, 2007 in 0-5807).*
3.2	Amended By-Laws of Entergy New Orleans, Inc. effective May 8, 2007, and as presently in effect (3(b) to Form 10-Q for the quarter ended March 31, 2007 in 0-5807).*
3.3	Articles of Organization and Initial Report of Entergy New Orleans Storm Recovery Funding I, L.L.C.**
3.4	Limited Liability Company Operating Agreement of Entergy New Orleans Storm Recovery Funding I, L.L.C.**
4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of the Storm Recovery Bonds).***
5.1	Opinion of Phelps Dunbar L.L.P. with respect to legality.
8.1	Opinion of Sidley Austin llp with respect to federal tax matters.***
8.2	Opinion of Phelps Dunbar L.L.P. with respect to Louisiana tax matters.***
23.1	Consent of Sidley Austin llp (included in its opinion filed as Exhibit 8.1).
23.2	Consent of Phelps Dunbar l.l.p. (included in its opinions filed as Exhibits 5.1, 8.2 and 99.5).
24.1	Power of Attorney (Entergy New Orleans, Inc.).**
24.2	Power of Attorney (Entergy New Orleans Storm Recovery Funding I, L.L.C.).**
25.1	Form T‑1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon.***
99.1	Form of Storm Recovery Property Servicing Agreement between the Issuing Entity and the Servicer.***
99.2	Form of Storm Recovery Purchase and Sale Agreement between Entergy New Orleans, Inc. and the Issuing Entity.***
99.3	Form of Administration Agreement between the Issuing Entity and Entergy New Orleans, Inc.***
99.4	Financing Order.***
99.5	Form of Opinion of Phelps Dunbar l.l.p. with respect to federal and Louisiana constitutional matters.***

*	Incorporated by reference herein as indicated.

**	Filed on April 10, 2015.

***	Filed on May 29, 2015.

ITEM 17. UNDERTAKINGS

(a)	As to Rule 415:
Each undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement; and provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.
(2)That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrants are relying on Rule 430B:
(i)each prospectus filed by the Registrants pursuant to Rule 424(b)(3), shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That for purposes of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, each Registrant undertakes that in a primary offering of securities of such Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the Registrants or the securities provided by or on behalf of the Registrants; and
(iv)any other communication that is an offer in the offering made by the Registrants to the purchaser.

(b)	As to qualification of trust indentures:
The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	As to documents subsequently filed that are incorporated by reference:
The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	As to indemnification:
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

(e)	As to incorporating by reference subsequent Exchange Act documents by third parties:
The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans and State of Louisiana, on the 10th day of June, 2015.
ENTERGY NEW ORLEANS, INC.
By /s/ Steven C. McNeal
Name: Steven C. McNeal

Title:	Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Charles L. Rice, Jr.	Chairman of the Board, Director, and President and Chief Executive Officer (Principal Executive Officer)	________, 2015
* Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	________, 2015
* Theodore H. Bunting, Jr.	Director	________, 2015
* Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	________, 2015
* Mark T. Savoff	Director	________, 2015

*By: /s/ Steven C. McNeal Steven C. McNeal Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans and State of Louisiana, on the 10th day of June, 2015.
ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C.
By /s/ Steven C. McNeal
Name: Steven C. McNeal

Title:	Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Charles L. Rice, Jr.	Manager and President (Principal Executive Officer)	________, 2015
/s/ Steven C. McNeal Steven C. McNeal	Manager and Vice President and Treasurer (Principal Financial Officer)	June 10, 2015
* Alyson M. Mount	Manager and Chief Accounting Officer (Principal Accounting Officer)	________, 2015
* Andrew S. Marsh	Manager	________, 2015
*By:/s/ Steven C. McNeal Steven C. McNeal Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	DESCRIPTION OF EXHIBIT
1.1	Form of Underwriting Agreement for the Storm Recovery Bonds.***
3.1	Amended and Restated Articles of Incorporation of Entergy New Orleans, Inc. effective May 8, 2007 (3(a) to Form 10-Q for the quarter ended March 31, 2007 in 0-5807).*
3.2	Amended By-Laws of Entergy New Orleans, Inc. effective May 8, 2007, and as presently in effect (3(b) to Form 10-Q for the quarter ended March 31, 2007 in 0-5807).*
3.3	Articles of Organization and Initial Report of Entergy New Orleans Storm Recovery Funding I, L.L.C.**
3.4	Limited Liability Company Operating Agreement of Entergy New Orleans Storm Recovery Funding I, L.L.C.**
4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of the Storm Recovery Bonds).***
5.1	Opinion of Phelps Dunbar L.L.P. with respect to legality.
8.1	Opinion of Sidley Austin llp with respect to federal tax matters.***
8.2	Opinion of Phelps Dunbar L.L.P. with respect to Louisiana tax matters.***
23.1	Consent of Sidley Austin llp (included in its opinion filed as Exhibit 8.1).
23.2	Consent of Phelps Dunbar l.l.p. (included in its opinions filed as Exhibits 5.1, 8.2 and 99.5).
24.1	Power of Attorney (Entergy New Orleans, Inc.).**
24.2	Power of Attorney (Entergy New Orleans Storm Recovery Funding I, L.L.C.).**
25.1	Form T‑1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon.***
99.1	Form of Storm Recovery Property Servicing Agreement between the Issuing Entity and the Servicer.***
99.2	Form of Storm Recovery Purchase and Sale Agreement between Entergy New Orleans, Inc. and the Issuing Entity.***
99.3	Form of Administration Agreement between the Issuing Entity and Entergy New Orleans, Inc.***
99.4	Financing Order.***
99.5	Form of Opinion of Phelps Dunbar l.l.p. with respect to federal and Louisiana constitutional matters.***

*	Incorporated by reference herein as indicated.

**	Filed on April 10, 2015.

***	Filed on May 29, 2015.